Filed Pursuant to Rule 424(b)(3)
File No. 333-277947

Cascade Private Capital Fund

Class I Shares CPEFX

Prospectus Dated May 10, 2024

Cascade Private Capital Fund (the “Fund”) (formerly known as the Barings Private Equity Opportunities and Commitments Fund) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company. The Fund operates as an interval fund pursuant to Rule 23c-3 of the 1940 Act. Cliffwater LLC (“Cliffwater” or the “Adviser”) serves as the investment adviser of the Fund.

The Fund’s investment objective is to generate long-term capital appreciation by investing in a portfolio of private equity, private debt, as well as structured equity securities that have both equity and credit qualities, investments in real assets, including real estate, and any newer instruments such as collateralized fund obligations (together, “Private Capital”) that provide attractive risk-adjusted return potential. Private Capital investments are investments into the equity and/or debt of private companies. The Fund will seek to achieve its objective through exposure to a broad set of managers, strategies and transaction types across multiple sectors, geographies and vintage years (the first year in which a fund receives capital from investors or starts making investments). Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in assets representing investments in Private Capital (“Private Capital Assets”). Unfunded commitments are not counted for purposes of calculating the Fund’s 80% policy. This test is applied at the time of investment; later percentage changes caused by a change in the value of the Fund’s assets, including as a result of the issuance or repurchase of Shares, will not require the Fund to dispose of an investment. The Fund’s 80% policy may be changed by the Board of Trustees of the Fund (the “Board”) without the vote of a majority (as defined in the 1940 Act) of the Fund’s outstanding Shares upon at least 60 days’ prior written notice to shareholders. The Fund expects that most of its debt investments will not be rated by any rating agency, will not be registered with the Securities and Exchange Commission (the “SEC”) or any state or foreign securities commission and will not be listed on any national securities exchange.

Except as otherwise indicated, the Fund may change its investment objective and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the 1940 Act) of the Fund’s outstanding Shares. The Fund will notify Shareholders of any changes to its investment objective or any of its investment policies, restrictions, strategies or techniques.

The Fund cannot guarantee that it will meet its investment objective. Investing in the Fund involves a high degree of risk. See “General Risks” and “Limits of Risk Disclosure” beginning on page 25.

Class I Shares
Price to Public(1)	Current NAV
Sales Load	None
Proceeds to the Fund (Before Expenses)(2)	Amount Invested at Current NAV

i

(1)	Foreside Fund Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group) (the “Distributor”), acts as the principal underwriter of the Fund’s shares on a best-efforts basis. The Distributor is not obligated to sell any specific number of shares, nor have arrangements been made to place Shareholders’ funds in escrow, trust, or similar arrangements. The Fund’s shares are being offered through the Distributor and may also be offered through other brokers or dealers that have entered into selling agreements with the Distributor. The Adviser and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including parties that have entered into selling agreements with the Distributor) from time to time in connection with the distribution of Fund shares and/or the servicing of Shareholders and/or the Fund. These payments will be made out of the Adviser’s and/or its affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Shares of the Fund over other investment options. See “Distributor.” Generally, the stated minimum investment in the Fund is $25,000,000 for Class I Shares, which stated minimum may be reduced for certain investors. See “Purchasing Shares” below.
(2)	Assumes all shares currently registered are sold in the offering. Shares will be offered in a continuous offering at the Fund’s then-current net asset value (“NAV”) per Share plus any applicable maximum sales loads. The Fund’s initial offering expenses are described under “Fund Expenses” below.

This prospectus (the “Prospectus”) applies to the offering of one class of shares of beneficial interests (“Shares”) in the Fund, designated as Class I Shares. Pursuant to exemptive relief obtained from the Securities and Exchange Commission (“SEC”), the Fund is permitted to offer more than one class of Shares. In the future, other classes of Shares may be registered or included in this offering. The Fund’s Shares are offered in a continuous offering. Shares will generally be offered for purchase on any business day, except that Shares may be offered more or less frequently as determined by the Fund in its sole discretion. The Fund reserves the right to reject a purchase order for any reason.

No holder of Shares (each, a “Shareholder” and collectively, the “Shareholders”) will have the right to require the Fund to redeem its Shares. The Fund is a closed-end investment company operating as an “interval fund” and, as such, has adopted a fundamental policy to make semi-annual repurchase offers, at per-class net asset value, of not less than 5% nor more than 25% of the Fund’s outstanding Shares on the repurchase request deadline. Notice of each semi-annual repurchase offer will be sent to shareholders at least 21 days before the date by which Shareholders can tender their Shares in response to a repurchase offer, and the Fund determines the NAV applicable to repurchases no later than 14 days after that date. The Fund will distribute payment no more than 7 calendar days after the date the NAV applicable to repurchases is calculated. If the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. There is no assurance that you will be able to tender your Shares when or in the amount that you desire. See “Unlisted Closed-End Structure; Liquidity Limited to Repurchases of Shares,” “Repurchase Offers Risk,” and “Repurchases of Shares and Transfers.”

This Prospectus is not an offer to sell Shares and is not soliciting an offer to buy Shares in any state or jurisdiction where such offer or sale is not permitted. Investments in the Fund may be made only by “Eligible Investors” as defined in the Prospectus. See “Eligible Investors.”

Shares are speculative and illiquid securities involving substantial risk of loss. An investment in the Fund is subject to, among others, the following risks:

●	Shares are not listed on any securities exchange and it is not anticipated that a secondary market for Shares will develop. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe.
●	You should generally not expect to be able to sell your Shares (other than through the repurchase process), regardless of how the Fund performs.
●	Although the Fund is required to implement a Share repurchase program, only a limited number of Shares will be eligible for repurchase by the Fund. Shares are not redeemable at a Shareholder’s sole option nor are they exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares.

●	Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.
●	Because you will be unable to sell your Shares or have them repurchased immediately, you will find it difficult to reduce your exposure on a timely basis during a market downturn.
●	All or a portion of an annual distribution may consist solely of a return of capital (i.e., from your original investment) and not a return of net investment income.
●	Shares are speculative and involve a high degree of risk and leverage. See “General Risks.”
●	The amount of distributions the Fund may pay, if any, is uncertain.
●	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds, borrowing, and amounts from the Fund’s affiliates that are subject to repayment by investors.

Investors should carefully consider the Fund’s risks and investment objective, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program. An investment in the Fund involves a high degree of risk. It is possible that investing in the Fund may result in a loss of some or all of the amount invested. Before making an investment decision, investors should (i) consider the suitability of this investment with respect to an investor’s investment objectives and individual situation and (ii) consider factors such as an investor’s net worth, income, age, and risk tolerance. Investment should be avoided where an investor has a short-term investing horizon and/or cannot bear the loss of some or all of the investment.

This Prospectus provides important information that you should know about the Fund before investing. You should read this Prospectus carefully and retain it for future reference. Additional information about the Fund, including the Statement of Additional Information (the “SAI”), dated May 10, 2024, has been filed with the SEC. You can request a copy of the SAI and annual and semiannual reports of the Fund without charge by writing to the Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, or by calling the Fund toll-free at (888) 442-4420. You may also call the Fund’s telephone number to request other information about the Fund or to make shareholder inquiries. The SAI is incorporated by reference into this Prospectus in its entirety. You can view information about the Fund, including the SAI and other material incorporated by reference into the Fund’s registration statement on the SEC’s website (http://www.sec.gov).

You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisers as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Prospectus and the SAI. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown below. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Distributor acts as the principal underwriter for the Shares. In addition, certain U.S. institutions (including banks, trust companies, brokers and investment advisers) may be authorized to accept, on behalf of the Fund, purchase orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other financial intermediaries to accept such orders.

Paper copies of the Fund’s shareholder reports will not be sent by mail unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on Cliffwater’s website (https://www.cliffwaterfunds.com), and you will be notified by mail each time a report is posted and provided with a website link to access the report.

You may elect to receive all future reports in paper free of charge. You can inform your financial intermediary that you wish to receive paper copies of your shareholder reports. You also can inform the Fund itself by contacting the Fund or by telephone at (888) 442-4420. Your election to receive reports in paper will apply to all funds held with your financial intermediary.

The date of this Prospectus is May 10, 2024.

Table of Contents

Summary	1
Summary of Fund Expenses	14
Financial Highlights	15
Use of Proceeds	17
Investment Objective and Strategies	17
Investment Process Overview	20
General Risks	25
Management of the Fund	45
Management Fee	47
Distributor	47
Administration	48
Transfer Agent	48
Custodian	48
Fund Expenses	49
Conflicts of Interest	50
Fundamental Policies	51
Dividends and Distributions	52
Dividend Reinvestment	53
Outstanding Securities	54
Repurchases of Shares and Transfers	54
Calculation of Net Asset Value; Valuation	57
Certain Tax Considerations	59
ERISA Considerations	63
Eligible Investors	64
Description of Shares	64
Purchasing Shares	65
Summary of the Declaration of Trust	65
Independent Registered Public Accounting Firm; Legal Counsel	66
Inquiries	66

Summary

This is only a summary and does not contain all of the information that you should consider before investing in the Fund. Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Prospectus, the SAI, and the amended and restated agreement and declaration of trust of the Fund (the “Declaration of Trust”).

The Fund

Cascade Private Capital Fund (the “Fund”) (formerly known as the Barings Private Equity Opportunities and Commitments Fund) is a Delaware statutory trust that is registered under the 1940 Act as a non-diversified, closed-end management investment company. The Fund was organized as a Delaware statutory trust on May 24, 2021. Cliffwater LLC (“Cliffwater” or the “Adviser”) serves as the investment adviser of the Fund. Cliffwater has served as investment adviser of the Fund since February 27, 2024. Prior to that date, the Fund was advised by a different investment adviser.

The Fund is an “interval fund” pursuant to Rule 23c-3 of the 1940 Act and, as such, has adopted a fundamental policy to make semi-annual repurchase offers, at per-class NAV, of not less than 5% nor more than 25% of the Fund’s outstanding Shares on the repurchase request deadline. The Fund will offer to purchase only a small portion of its Shares in connection with each repurchase offer, and there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for proration may cause some investors to tender more Shares for repurchase than they wish to have repurchased or result in investors being unable to liquidate all or a given percentage of their investment during the particular repurchase offer.

Shares in the Fund provide limited liquidity since Shareholders will not be able to redeem Shares on a daily basis. A Shareholder may not be able to tender its Shares in the Fund promptly after it has made a decision to do so. In addition, with very limited exceptions, Shares are not transferable, and liquidity will be provided only through repurchase offers made semi-annually by the Fund. Shares in the Fund are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment. See “Unlisted Closed-End Structure; Liquidity Limited to Repurchases of Shares,” “Repurchase Offers Risk,” and “Repurchases of Shares and Transfers.”

The Fund has elected to be treated and to qualify as a regulated investment company (“RIC”) for federal income tax purposes. As a RIC, the Fund will generally not be subject to federal corporate income tax, provided that it distributes its net income and gains to Shareholders each year. See “Certain Tax Considerations.”

The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

The Fund offers one class of shares of beneficial interest (“Shares”) designated as Class I Shares. Pursuant to exemptive relief obtained from the SEC, the Fund is permitted to offer more than one class of Shares. The Fund may offer additional classes of Shares in the future.

Investment Objective

The Fund’s investment objective is to generate long-term capital appreciation by investing in a portfolio of private equity, private debt, as well as structured equity securities that have both equity and credit qualities, investments in real assets, including real estate, and any newer instruments such as collateralized fund obligations (together, “Private Capital”); that provide attractive risk-adjusted return potential. Private Capital investments are investments into the equity and/or debt of private companies. The Fund will seek to achieve its objective through exposure to a broad set of managers, strategies and transaction types across multiple sectors, geographies and vintage years (the first year in which a fund receives capital from investors or starts making investments). Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in assets representing investments in Private Capital (“Private Capital Assets”). Unfunded commitments are not counted for purposes of calculating the Fund’s 80% policy. This test is applied at the time of investment; later percentage changes caused by a change in the value of the Fund’s assets, including as a result of the issuance or repurchase of Shares, will not require the Fund to dispose of an investment.

Except as otherwise indicated, the Fund may change its investment objective and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the 1940 Act) of the Fund’s outstanding Shares. The Fund will notify Shareholders of any changes to its investment objective or any of its investment policies, restrictions, strategies or techniques.

Investment Strategies and Overview of Investment Process

Private Capital refers to investments into the equity and/or debt of private companies. Private Capital investments can follow a variety of strategies including, without limitation, equity investments in which a mature company is acquired from current shareholders (“Buyouts”), equity investments in early stage or other high growth potential companies (“Venture Capital” and “Growth Equity,” respectively), and lending to businesses, broadly defined as providing capital or assets to businesses or individuals in exchange for regular payments (“Private Debt”).

Private Capital Strategy Descriptions

●    Buyouts: Control investments (those where the Portfolio Fund has the ability or power to exercise a controlling influence over the management or policies of a company) in established, cash flow positive companies are generally classified as Buyouts. Buyout investments may focus on small-, mid- or large-capitalization companies, and such investments collectively represent a majority of the capital deployed in the overall private equity market. The use of debt financing, or leverage, is prevalent in buyout transactions — particularly in the large-cap segment.

●    Venture Capital: Investments in new and emerging companies are usually classified as Venture Capital. Such investments are often in technology, healthcare, or other high growth industries. Companies financed by Venture Capital are often not cash flow positive at the time of investment and may require several rounds of financing before they can be sold privately or taken public. Venture Capital investors may finance companies along the full path of development or focus on certain sub-stages (usually classified as seed, early-stage, and late-stage) and often do so in partnership with other investors.

●    Growth Equity: Growth Equity investments are usually minority investments in high growth companies that require additional capital to expand their businesses but are typically more mature than the recipients of traditional Venture Capital. Such companies are typically profitable, breakeven, or near-breakeven and have largely mitigated the basic risk in their business plan. Growth-stage companies range from companies that were previously funded by Venture Capital investors to those businesses with no third-party investors. Unlike buyout transactions, Growth Equity investments typically utilize low or no leverage. Investment returns in Growth Equity are driven by strong organic revenue growth and typically benefit from downside protection through a preferred position in a company’s capital structure. Growth Equity investors are adept in professionalizing and supporting fast-growing companies, adding value through introducing governance procedures, human capital, and industry-specific operating best practices.

●    Private Debt: Private Debt strategies entail lending to businesses, broadly defined as providing capital or assets to businesses or individuals in exchange for regular payments, the level of which is commensurate with the probability of loss for each investment or strategy, or through the provision of capital to businesses or individuals by acquiring assets from those businesses or individuals that produce regular cash flows as an alternative to a traditional loan, such as receivables factoring or a sale leaseback of real estate or equipment (“real assets”). In receivables factoring, companies sell their accounts receivable (unpaid invoices) at a discount to a third-party manager (factor) for cash. This manager may create a fund of such transactions in which investors may participate. The factor assumes responsibility of collecting payment from the customers, seeking to generate a payment greater than the negotiated purchase price (generating a return for investors). Private Debt investments made by the Fund may take the form of secured or unsecured bonds and loans with a fixed or floating coupon, a structured capital instrument with a preference to common equity holders and a stated contractual interest payment or rate of return, assets with fixed lease payments, or other assets with predictable cash flow streams. Investments may be made directly or indirectly through a range of investment vehicles that the Adviser believes offer high current income across corporate, real asset and alternative credit opportunities. The Fund may invest some, or all, of its Private Debt target allocation in the Cliffwater Corporate Lending Fund (“CCLFX”), a registered closed-end investment company (a “Closed-End Fund”) that is also managed by Cliffwater.

Private Capital Investment Structures

The Fund will seek to achieve its investment objective through broad exposure to Private Capital investments, including semi-liquid or listed investments, that may include: (i) direct investments in the equity and/or debt of a private company (“Direct Investments”); (ii) secondary purchases of interests in private funds (each a “Portfolio Fund,” and collectively, the “Portfolio Funds”) managed by third-party managers (“Portfolio Fund managers”) and other private assets (investments in the capital structure (equity or possibly debt) of individual companies, or of a portfolio of companies, being sold on the secondary market) (together, “Secondary Investments” or “secondaries”); (iii) primary fund commitments; (iv) direct or secondary purchases of liquid private equity instruments; (v) other liquid investments, including exchange-traded funds (“ETFs”); (vi) Closed-End Funds and private and public business development companies (“BDCs”) and (vii) short-term investments, including money market funds and short-term treasuries. Portfolio Funds, mutual funds, ETFs, registered Closed-End Funds and BDCs in which the Fund may invest are collectively referred to as “Underlying Funds.”

The Fund’s investments, although they may include registered and listed investments as described above, will typically not be registered with the SEC or any state securities commission and will typically not be listed on any national securities exchange. The amount of public information available with respect to the issuers in which the Fund invests may generally be less extensive than that available for issuers of registered or exchange listed securities.

The Fund’s portfolio will be constructed with investments across the following Private Capital investment structures:

●    Primary Investments: Primary investments (“Primary Investments” or “primaries”) are limited partnership interests in newly established private equity funds that are typically acquired by way of subscription during their initial fundraising period. Most private equity fund sponsors raise new funds every two to four years, and many top-performing funds are closed to new investors. Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading fund sponsors are highly important for investors in Primary Investments.

Investors in primaries subscribe for interests during an initial fundraising period, and their capital commitments are then used to fund investments in a number of individual operating companies during a defined investment period and to pay associated management fees and expenses throughout the fund’s term. The investments of the fund are usually unknown at the time of commitment, and investors typically have little or no ability to influence the investments that are made during the fund’s life. Because primary investors must rely on the expertise of the fund manager, an accurate assessment of the manager’s capabilities is essential.

Primary Investments typically exhibit a value development pattern, commonly known as the “J-curve,” in which the fund’s NAV typically declines moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been realized. As the fund matures and portfolio companies are sold, the pattern is expected to reverse with increasing NAV and distributions to fund investors. Primary Investments typically have a full term of ten to thirteen years with an average portfolio company investment hold period of three to eight years. Capital is typically deployed for new investments over the first three to five years, and the portfolio companies are then held for three to eight years before being sold with cash proceeds distributed back to fund investors. The private fund sponsor will often receive performance-based compensation, also called a carried interest allocation, typically entitling it to approximately 20% of net profits on the fund’s investments after meeting a minimum return. After all of the fund’s assets have been disposed, the fund is dissolved.

●    Secondary Investments: Secondary Investments are the assumption or purchase of existing limited partner interests, typically in seasoned Private Capital funds or Co-Investments (as defined below) that are acquired in privately negotiated transactions. The original subscriber of the primary investment is often the seller of the asset. The stage of maturity for the asset can vary from early in the investment period of the fund to near full term of the fund.

Pricing for a Secondary Investment is negotiated based on the reported NAV and expected timing of cash flows (capital calls for contributions to the Portfolio Fund, clawbacks of amounts distributed to the Portfolio Fund’s general partner and distributions of returns) of the Portfolio Fund(s) or Co-Investment(s). A majority of available secondaries have existing investments in portfolio companies. As a result, the secondary buyer has greater visibility to the assets being purchased. Investment returns are less impacted by the J-curve pattern (the tendency for a fund’s NAV to decline moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been recognized) expected from a primary investment and distribution patterns may be accelerated as the buyer’s participation is at a later stage in the primary’s life. The secondary buyer does not participate in prior distributions from the acquired limited partnership interest or the previous growth in value of the assets. The Secondary Investment liquidates and dissolves in the same manner as a Primary Investment.

●    Co-Investments: Co-investments (“Co-Investments”) are direct investments in specific companies or assets or indirect investments in specific companies or assets through a vehicle managed and controlled by a general partner or sponsor. Co-Investments are typically offered to Private Capital fund investors when the Private Capital fund sponsor believes that there is an attractive investment for the fund, but the total size of the potential holding exceeds the targeted size or allocation for the fund. Co-investors will generally participate in these investments at the same entry valuation as the Private Capital fund sponsor but with respect to any follow-on investment, such investment may be made at a different valuation. Co-investments, unlike investments in primary funds, often do not bear an additional layer of fees or bear significantly reduced fees. Co-investments typically have a three- to eight-year holding period.

●    Listed Investments: Listed Private Capital investments gain access to underlying private assets through investments in listed entities that invest in private transactions or private funds or that earn fees and/or carried interest from such assets. Historically, the prices of listed Private Capital investments have been sensitive to economic conditions and, at certain times, could be purchased at discounts relative to similar assets in private transactions.

The Adviser will not cause the Fund to engage in co-investments alongside affiliates unless the Fund has received an order granting an exemption from Section 17 of the 1940 Act or unless such investments are not prohibited by Section 17(d) of the 1940 Act or interpretations of Section 17(d) as expressed in SEC no-action letters or other available guidance.

Investment Process Overview

Due Diligence and Selection of Investments

Cliffwater follows a disciplined approval process for the purpose of identifying investment opportunities within a consistent framework. Cliffwater’s philosophy is that a repeatable process and consistent team engagement leads to better investment outcomes, and the due diligence process is designed to evaluate opportunities against these criteria. Throughout due diligence, Cliffwater maintains a collaborative decision-making process designed to encourage frequent input from its investment committee and other investment professionals.

Manager/Fund Selection

Throughout the course of due diligence on a Fund investment (each a “Fund Investment,” and collectively, the “Fund Investments”), Cliffwater focuses on assessing several important attributes of the sponsor, including (i) track record benchmarking and analysis (including a fundamental analysis around key indicators of the sponsor’s historical value creation and a revaluation of the unrealized portfolio), (ii) team quality, experience, continuity, and depth, (iii) consistency and attractiveness of strategy, investment parameters and an ability to deploy capital in the size of assets in which the sponsor has a demonstrable track record of success, and (iv) economic alignment (allocation of carry (allocation of realized gains and income between investors in a private equity fund and the fund’s manager) and the size of the general partner commitment). The fundamental track record benchmarking analysis includes evaluating a sponsor’s ability to drive an increase in a company’s or a portfolio’s value through operational and financial improvements. This also includes analyzing a sponsor’s ability to grow revenue and earnings before interest, taxes, depreciation and amortization, leading to an increase in enterprise value. Some of the key indicators of value creation include growing the customer base/reducing customer concentration, strengthening management teams, completing accretive or strategic acquisitions, optimizing pricing, improving marketing and branding, expanding into additional markets and product segments, and using prudent levels of debt. Taking these and other factors into consideration, the Adviser determines if the current value of an asset or portfolio is appropriate or if an adjustment is required. Valuations are assessed through a combination of reviewing audited financials and valuation policies of sponsors, and comparing public and private comparable transactions or current values. Cliffwater’s operations team also conducts operational due diligence on the sponsor and Cliffwater’s legal due diligence team conducts legal due diligence on the fund documents.

Cliffwater believes that investors benefit by selecting management firms that specialize in each strategy. Cliffwater maintains a global database exceeding 4,600 Private Capital fund managers, conducting due diligence, and giving an A, B, or C-rating to each fund.

The Fund investment selection process is illustrated by the diagram below.

●    Sourcing. Cliffwater’s Private Capital research team is responsible for sourcing investment opportunities and funds. These professionals are responsible for primary fund opportunities across a wide spectrum of private equity, Private Debt, and private real asset opportunities and managers. Each has developed sector specialization and manager knowledge from their years of experience, which extends globally. The manager relationships lead to origination of co-investment and secondary opportunities.

●    Rating. Each research team member then rates (A, B, or C) investments and fund opportunities and prepares a preliminary due diligence report supporting their rating. A-ratings generally comprise a small fraction 10-20% of the universe of opportunities. Ratings can change as the research team re-evaluates over time.

●    Due Diligence. Cliffwater next conducts thorough due diligence on the top A-rated investments and fund opportunities. This involves separate investment and operations due diligence teams and separate investment and operational reports that further describe and assess the opportunity. In addition, Cliffwater expects to regularly communicate with private equity general partnerships (“GPs”) and limited partners (“LPs”) of Private Capital funds (collectively referred to as “Private Equity Investors”), managers and other personnel about statistical and factual information regarding economic factors and trends to utilize in making the investment decisions for the Fund. This interaction facilitates ongoing portfolio analysis and may help to address potential issues, such as loss of key team members or proposed changes in constituent documents. It also provides ongoing due diligence feedback, as additional Co-Investments with a particular GP are considered. Cliffwater may also perform background and reference checks on investment fund personnel.

Key value drivers in Cliffwater’s investment due diligence process include:

i.    Organization: Evaluation of the quality, experience, continuity, and depth of the team and the backing provided by their platform.

ii.   Investment process: Assessment of repeatable and differentiated processes for sourcing investment opportunities, transaction analysis, and overall investment strategy; consistency in strategy, investment parameters and an ability to deploy capital in the size of assets in which the sponsor has a demonstrable track record of success.

iii.  Portfolio construction: Transaction mix (capital structure, industry, sector, geography, etc.), position sizing, financing sources, economic alignment (allocation of carry and the size of the general partner commitment), and expenses.

iv.  Track record: Demonstrable track record of successfully originating, underwriting, and securing deals, and meeting return targets; fundamental analysis around key indicators of the sponsor’s historical value creation.

Separately, Cliffwater’s operations due diligence team conducts an independent assessment of the operational risks of the investment opportunity.

Key value drivers in Cliffwater’s operations due diligence process include:

i.    Governance: Evaluation of the regulatory and compliance program, role of the advisory board, and business risk management practices.

ii.   Infrastructure: Assessment of the non-investment personnel, segregation of duties and cash controls, service provider selection, and technology infrastructure.

iii.  Processes: Review of financing arrangements, investor transparency and disclosures, and ongoing investor communication.

iv.  Valuation: Evaluation of the valuation methodology, valuation review procedures, accounting processes, and fund expenses.

●    Approval — Research Group. The research team next votes to approve the investment or requests additional information if appropriate.

●    Final Approval — Investment Committee. Cliffwater’s Investment Committee approves all final investments/funds. If approved by the research team, the appropriate research professional will present the investment opportunity, with supporting reports, to the Investment Committee for final approval.

●    Ongoing Monitoring. Following the close of an investment, Cliffwater implements a diligent monitoring process that includes frequent meetings or calls with underlying investment managers, review of quarterly reports and annual audited financial statements, ongoing monitoring of key performance indicators related to portfolio holdings and underlying exposures, and performance analysis using a wide array of analytical tools and systems.

Co-Investment Selection

Throughout the course of due diligence on a Co-Investment, Cliffwater focuses on evaluating various key aspects of each opportunity, which involves (i) performing an analysis of the sponsor that is leading the transaction, (ii) assessing the underlying sectors and industries where the investment operates and competes, (iii) understanding the target investment’s operating model, historical financial information and business plans, (iv) producing base case and downside cases as well as developing sensitivities around key drivers, and (v) conducting a detailed review of the proposed transaction terms, including valuation, capital structure, legal, tax and governance. Base case is the projected return on the respective investment being analyzed. It is meant to provide the expected performance outcome of the respective investment after conducting a full analysis, based on sponsor and management growth trajectory, and taking into consideration any necessary adjustments. The base case is derived from a set of assumptions that are considered most likely to occur during the hold period of an investment being underwritten. Examples include, but are not limited to, revenue and profitability growth expectations, management of debt, and expected valuation at exit. Downside case provides the projected return on the respective investment being analyzed after considering factors that could negatively impact the base case assumptions. A downside case can include projecting lower growth assumptions, reduced acquisition activity, lower exit valuation assumption, extended hold period of investment, reduction in demand.

Portfolio Construction & Liquidity Management

In addition to asset selection, Cliffwater believes that portfolio construction is critical to the successful execution of the Fund’s investment strategy. Additionally, Cliffwater has established portfolio parameters to manage exposure across Primary Investments, Secondary Investments, and Co-Investments. These parameters are set with an understanding of the return, risk and cash flow attributes of each investment type, while also considering the portfolio effect provided by diverse investment opportunities, in an effort to (i) mitigate the “J-curve” (the tendency for a fund’s NAV to decline moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been realized), (ii) reduce blind-pool risk (the risk associated with the wide flexibility and broad investment mandate afforded to certain pooled investment vehicles at the time the investment is made by the Fund), (iii) deploy investor capital in an efficient manner based on investment opportunity, (iv) grow and return investor capital sooner than typical illiquid, private equity structures, (v) manage portfolio volatility, and (vi) deliver superior risk-adjusted returns to its investors.

By tracking certain features, such as commitments, capital calls, distributions and valuations, Cliffwater will use a range of techniques to balance total returns with reoccurring distributions and liquidity targets, including (i) diversifying commitments across Private Capital Assets at different parts of fund lifecycles through the use of Primary Investments, Secondary Investments and Co-Investments, (ii) actively managing cash and liquid assets, and (iii) modeling and actively monitoring cash flows to mitigate cash drag and maintain appropriate levels of committed capital. In addition, the Fund may seek to establish credit lines to provide liquidity to satisfy Shareholder tender requests.

To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Shares by shareholders, Cliffwater may from time to time determine to sell certain of the Fund’s assets. The Fund may also invest in liquid assets that may include both fixed income and equity assets as well as public and private vehicles that derive their investment returns from fixed income and equity securities, including publicly listed companies that pursue the business of private equity investing; publicly listed companies that invest in private equity transactions or funds; alternative asset managers, holding companies, investment trusts, ETFs, closed-end funds, financial institutions and other vehicles (including, without limitation, direct lending funds, warehouse facilities and NAV facilities) whose primary purpose is to invest in, lend capital to or provide services to privately held companies; and certain derivatives, such as options and futures.

There can be no assurance that the objective of the Fund with respect to liquidity management will be achieved or that the Fund’s portfolio design strategies will be successful. Prospective investors should refer to the discussion of the risks associated with the investment strategy and structure of the Fund found under “General risks” and “Limits of Risk Disclosure.”

Portfolio Monitoring

Cliffwater monitors each investment, including performance measurement relative to initial investment expectations, frequent interactions and periodic in-person visits with the sponsors and attendance of annual general meetings and advisory board meetings. The ongoing monitoring process measures key performance indicators, transactional milestones, investment pacing, volatility metrics, investment consistency relative to the stated strategy, qualitative factors on the sponsor and its professionals, reporting quality and various macro factors.

Description of Adviser’s Experience with Private Capital

The Adviser has been advising on private equity and private equity funds since its founding in 2004. It has been recommending such investments to its advisory clients since that time. The Adviser has dedicated significant resources to developing its expertise in Private Capital and cultivating relationships with investment advisers that it believes to be top-tier. The Adviser brings to the management of the Fund its expertise, experience and access in Private Capital.

The Adviser’s research also shows that there is no single investment style that is demonstrably better than others, and the Adviser believes that a superior outcome can be achieved when experienced investment advisers of different styles are combined.

Geographic Regions and Foreign Currency Exposure

The Fund may, directly or indirectly, make investments outside of the United States, including in emerging markets. The Fund’s non-U.S. investments are expected to be primarily in Europe, Asia, and Canada and, to a lesser extent in Latin America and the Middle East. Emerging market countries are those countries included in the MSCI Emerging Markets Index.

The Fund’s investment and strategies will involve exposure to foreign currencies. The Fund may seek to hedge all or a portion of the Fund’s foreign currency risk. Depending on market conditions and the views of the Adviser, the Fund may or may not hedge all or a portion of its currency exposures.

Subsidiaries

The Fund may make investments through direct and indirect wholly owned subsidiaries that engage in investment activities in securities and assets that are primarily controlled by the Fund (each a “Subsidiary” and collectively, the “Subsidiaries”). Such Subsidiaries will not be registered under the 1940 Act; however, the Fund will wholly own and control any Subsidiaries. The Board has oversight responsibility for the investment activities of the Fund, including its investment in any Subsidiary, and the Fund's role as sole direct or indirect shareholder of any Subsidiary. The Fund complies with the provisions of the 1940 Act governing investment policies on an aggregate basis with the Subsidiaries. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will comply with certain sections of the 1940 Act and be subject to the same policies and restrictions as the Fund, and will follow the same compliance policies and procedures as the Fund. The Fund would “look through” any such Subsidiary to determine compliance with its investment policies. In addition, the Fund complies with the provisions of the 1940 Act governing capital structure and leverage on an aggregate basis with any Subsidiary such that the Fund treats the Subsidiary’s debt as its own for purposes of Section 18 of the 1940 Act.

The Adviser will manage each Subsidiary and treat the assets of a Subsidiary as if the assets were held directly by the Fund. Each Subsidiary will comply with the provisions relating to affiliated transactions and custody for purposes of Section 17 of the 1940 Act. State Street Bank and Trust Company, the same service provider that serves as the primary custodian of the assets of the Fund, will serve as custodian to the Subsidiary.

By investing in a Subsidiary, the Fund is indirectly exposed to the risks associated with the Subsidiary’s investments. The Portfolio Funds and other investments held by the Subsidiaries are subject to the same risks that would apply to similar investments if held directly by the Fund. The Subsidiaries are subject to the same principal risks to which the Fund is subject (as described in this Prospectus). There can be no assurance that the investment objective of the Subsidiaries will be achieved. The Subsidiaries are not registered under the 1940 Act, but the Subsidiaries will comply with certain sections of the 1940 Act and be subject to the same policies and restrictions as the Fund. The Fund wholly owns and controls the Subsidiaries, and the Fund and the Subsidiaries are managed by the Adviser, making it unlikely that the Subsidiaries will take action contrary to the interests of the Fund and Shareholders.

Borrowing by the Fund

Cliffwater believes the Fund’s investment strategy favors a modest amount of leverage consistent with the statutory limitations. Accordingly, the Fund may utilize leverage from borrowings, including through borrowings by one or more special purpose vehicles (“SPVs”) that are Subsidiaries of the Fund, to enhance yield within the 300% asset coverage (up to 50% of the Fund’s net assets) requirements of an interval fund. Certain investments may be held by these SPVs. The Fund is authorized to borrow cash in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. Borrowings will be limited to 33.33% of the Fund’s assets (50% of its net assets).

Other Information Regarding Investment Strategy

The Fund may, from time to time, take temporary defensive positions that are inconsistent with the Fund’s principal investment strategy in attempting to respond to adverse market, economic, political or other conditions. During such times, Cliffwater may determine that a large portion of the Fund’s assets should be invested in cash or cash equivalents, including money market instruments, prime commercial paper, repurchase agreements, municipal bonds, bank accounts, Treasury bills and other short-term obligations of the U.S. Government, its agencies or instrumentalities and other high-quality debt instruments maturing in one year or less from the time of investment. In these and in other cases, the Fund may not achieve its investment objective. Cliffwater may invest the Fund’s cash balances in any investments it deems appropriate.

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) of the Fund may vary from year to year. The Fund’s portfolio turnover rate will not be a limiting factor when Cliffwater deems portfolio changes appropriate. The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of Cliffwater, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. If securities are not held for the applicable holding periods, dividends paid on them will not qualify for the advantageous federal tax rates.

No guarantee or representation is made that the investment program of the Fund will be successful, that the various Fund Investments selected will produce positive returns, or that the Fund will achieve its investment objective.

Risk factors

The Fund is subject to substantial risks — including business- and structure-related risks, strategy risks, market risks, liquidity risks, valuation risks, management-related risks, investment-related risks and risks associated with investing in Private Capital Assets, including special risks pertaining to investments in Portfolio Funds, Secondary Investments and Co-Investments. While the Adviser will attempt to moderate any risks, there can be no assurance that the Fund’s investment activities will be successful or that investors will not suffer losses. There may also be certain conflicts of interest relevant to the management of the Fund, arising out of, among other things, the activities of the Adviser and its affiliates and employees with respect to the management of accounts for other clients as well as the investment of proprietary assets.

The Shares are speculative and illiquid securities involving substantial risk of loss. An investment in the Fund is appropriate only for those investors who do not require a liquid investment, for whom an investment in the Fund does not constitute a complete investment program, and who fully understand and are capable of assuming the risks of an investment in the Fund. Prospective investors should review and read carefully the “General Risks” section of this Prospectus.

Management

The Fund’s Board of Trustees (the “Board,” and each member of the Board, a “Trustee”) has overall responsibility for the management and supervision of the business operations of the Fund. See “Management of the Fund-The Board of Trustees.” To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board, or Cliffwater.

Cliffwater

Pursuant to an investment management agreement (the “Investment Management Agreement”), Cliffwater LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the Fund’s and the Subsidiaries’ investment adviser. Cliffwater’s principal place of business is 4640 Admiralty Way, 11th Floor, Marina del Rey, CA 90292. As of January 31, 2024, Cliffwater had approximately $22 billion in assets under management and $101 billion in assets under advisement (including discretionary and non-discretionary accounts).

Fund Services

The Fund has retained State Street Bank and Trust Company (the “Administrator”) to provide certain fund services, including fund administration and fund accounting services, to the Fund. The Administrator also performs actions related to the issuance and repurchase of Shares of the Fund. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses. See “Fund Expenses” below.

State Street Bank and Trust Company (the “Custodian”) serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the 1940 Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1 Iron Street, Boston, Massachusetts 02210.

Fees and expenses

On an ongoing basis, the Fund bears its own operating expenses. A more detailed discussion of the Fund’s expenses can be found under “Fund Expenses.”

Management Fee. As compensation under the Investment Management Agreement, the Fund pays Cliffwater a Management Fee, paid monthly in arrears, at the annual rate of 1.40% of the average daily net assets of the Fund, determined before giving effect to the payment of the management fee being calculated or to any purchases or repurchases of Shares or any distributions by the Fund. The Management Fee is paid to Cliffwater out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. See “Management Fee.” Cliffwater has contractually agreed to limit the Management Fee charged to the Fund to 0.00% through June 30, 2025 and to 1.00% from July 1, 2025 through June 30, 2026.

Administration Fee. The Administrator provides the Fund certain administration and accounting services. The Administrator also performs actions related to the issuance and repurchase of Shares of the Fund. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses. See “Services.”

Transfer Agency Fee. The Fund has retained UMB Fund Services, Inc. (“UMBFS”) to provide transfer agency services. The Fund pays UMBFS a fee for transfer agency services. See “Services.”

Pursuant to exemptive relief obtained from the SEC, the Fund is permitted to offer more than one class of Shares. The Fund may offer additional classes of Shares in the future.

Distributions

Because the Fund intends to qualify annually as a RIC under the Internal Revenue Code of 1986, as amended (the “Code”), the Fund intends to distribute at least 90% of its annual net taxable income to its Shareholders. Nevertheless, there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate or at all. Each year, a statement on Internal Revenue Service (“IRS”) Form 1099-DIV identifying the amount and character of the Fund’s distributions will be mailed to Shareholders. See “Taxes” below.

The Fund may have to pay out as an income distribution each year an amount which is greater than the total amount of cash the Fund actually received from portfolio investments. Such distributions may be made from the cash assets of the Fund, by raising additional debt or equity capital, or by dispositions of Fund investments, if necessary.

Eligible Investors

Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). The criteria for qualifying as an “accredited investor” are set forth in the investor application that must be completed by each prospective investor.

Purchasing Shares

The minimum initial investment in Class I Shares of the Fund is $25,000,000, and the minimum additional investment in the Fund is $10,000. The stated investment minimums may be reduced for certain investors. See “Purchasing Shares” below.

Pursuant to exemptive relief obtained from the SEC, the Fund is permitted to offer more than one class of Shares. The Fund may offer additional classes of Shares in the future.

Shares are offered in a continuous offering. Shares will generally be offered for purchase on any business day, except that Shares may be offered more or less frequently as determined by the Fund in its sole discretion. As used in this Prospectus, “business day” refers to any day that the New York Stock Exchange is open for business. Once a prospective investor’s purchase order is received, a confirmation is sent to the investor. Potential investors should send subscription funds by wire transfer pursuant to instructions provided to them by the Fund. Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors.

Repurchase of Shares by the Fund

Shareholders do not have the right to require the Fund to redeem their Shares. The Fund provides a limited degree of liquidity to Shareholders by conducting semi-annual offers to repurchase its Shares at their per-class NAV on the date on which the repurchase price for Shares is determined (the “Valuation Date”). Each repurchase offer will be for no less than 5% nor more than 25% of the Fund’s Shares outstanding. If the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be no more than fourteen (14) days prior to the Valuation Date. See “Repurchases of Shares and Transfers.”

In addition, the Fund may cause the repurchase or redemption of a Shareholder’s Shares if, among other reasons, the Board determines that such repurchase would be in the best interest of the Fund.

Unlisted Closed-End Structure; Limited Liquidity

The Fund does not currently intend to list Shares on any exchange. As a result, Shareholders should look to the Fund’s repurchase offers as their sole means of liquidating their investment, which may be limited as described above. Additional information regarding Share repurchases is set forth under “Repurchase of Shares by the Fund.” Accordingly, you should consider that you may not have access to the funds you invest in the Fund for an indefinite period of time.

Taxes

The Fund has elected to be treated as, and intends each year to qualify and be eligible to be treated as, a RIC for U.S. federal income tax purposes. A RIC is not subject to U.S. federal income tax to the extent its income is timely distributed to its investors in a manner qualifying for the dividends-paid deduction. In order to qualify for treatment as a RIC, the Fund must, among other things, satisfy a diversification test, a 90% gross income test and a requirement that it distribute to Shareholders at least 90% of its taxable ordinary income and net short-term gains in the form of deductible dividends. The Fund generally expects to satisfy the requirements to qualify and be eligible to be treated as a RIC. Nonetheless, there can be no assurance that the Fund will so qualify or be eligible.

Certain of the Portfolio Funds or other entities in which the Fund invests may be classified as partnerships for U.S. federal income tax purposes. For the purpose of satisfying certain of the requirements for qualification as a RIC, the Fund will be required to look through to the character of the income of, and will likely be required to look through to the character of the assets and investments held by, such Portfolio Funds and other investments that are so classified. However, Portfolio Funds and such other entities are generally not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund’s income and the diversification of its assets, and its ability to otherwise comply with the requirements to qualify for and be eligible to be treated as a RIC for U.S. federal income tax purposes.

If the Fund were to fail to qualify as a RIC or to satisfy the distribution requirement applicable to RICs in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, whether or not distributed to its Shareholders, and all distributions out of earnings and profits would be taxable to its Shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make distributions (which could be subject to interest charges) before requalifying as a RIC that is accorded special tax treatment.

The Fund is permitted to invest up to 25% of its assets in one or more U.S. Subsidiaries to enable it to indirectly make investments that would not generate qualifying income for a RIC. Any net income that such a Subsidiary recognizes will be subject to federal and state corporate income tax, but the dividends that the Subsidiary pays to the Fund (i.e., those gains, net of the tax paid and any other expenses of the subsidiary, such as its management and advisory fees) will be eligible to be treated as “qualified dividend income” under the Code. Although it is possible that multiple Subsidiaries may be required to be aggregated for purposes of the 25% value limit described above, losses of one Subsidiary will not offset income of another Subsidiary.

Distributions paid to Shareholders generally will be taxable to Shareholders as ordinary income or net capital gains, whether or not such distributions are reinvested in the Fund.

For a discussion of certain tax risks and considerations relating to an investment in the Fund see “Tax Reports” and “Certain Tax Considerations” below, and “TAX MATTERS” in the SAI.

Prospective investors should consult their own tax advisors with respect to the specific U.S. federal, state, local and non-U.S. tax consequences, including applicable tax reporting requirements, of an investment in the Fund.

Tax reports

The Fund will distribute to its Shareholders, after the end of each calendar year, IRS Forms 1099-DIV detailing the amounts includible in such investor’s taxable income for such year as ordinary income, qualified dividend income and long-term capital gains. Dividends and other taxable distributions are taxable to the Fund’s Shareholders even if they are reinvested in additional Shares.

ERISA Plans and Other Tax-Exempt Entities

Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, including employee benefit plans, individual retirement accounts (each, an “IRA”), and Keogh plans may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code. Thus, it is not intended that the Adviser will be a “fiduciary” within the meaning of ERISA with respect to the assets of any “benefit plan investor” within the meaning of ERISA that becomes a Shareholder, solely as a result of the Shareholder’s investment in the Fund. For additional information, see “ERISA Considerations” below.

Reports to Shareholders	Shareholders will receive an audited annual and unaudited semiannual report for the Fund. See “Reports to Shareholders.”

Fiscal and tax year	The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on September 30.

Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust.

Summary of Fund Expenses

The following table illustrates the expenses and fees that the Fund expects to incur and that Shareholders can expect to bear directly or indirectly.

Class I Shares
Maximum Sales Load	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)	0.00%

ANNUAL EXPENSES (as a percentage of net assets attributable to Shares)
Management Fee(1)	1.40%
Other Expenses(2)	0.25%
Acquired Fund Fees and Expenses(3)	0.79%
Total Annual Fund Operating Expenses	2.44%
Fee Waiver(4)	(1.40)%
Total Annual Fund Operating Expenses after Fee Waiver	1.04%

(1)	The Management Fee is equal to an annual rate of 1.40% on the average daily net assets of the Fund, payable monthly in arrears. Cliffwater has entered into a written agreement providing that it will limit the Management Fee it charges the Fund to 0.00% through June 30, 2025 and to 1.00% from July 1, 2025 through June 30, 2026.
(2)	“Other Expenses” are estimated for the Fund’s current fiscal year. “Other Expenses” include, among other things, professional fees and other expenses that the Fund will bear, including ongoing offering costs and fees and expenses of the Administrator, transfer agent and the Fund’s Custodian.
(3)	Shareholders also indirectly bear a portion of the asset-based fees, performance or incentive fees or allocations and other expenses incurred by the Fund as an investor in the Portfolio Funds and Underlying Funds. Generally, asset-based fees payable in connection with Portfolio Fund investments will range from 1.00% to 2.00% (annualized) of the commitment amount of the Fund’s investment, and performance or incentive fees or allocations are typically 20% of a Portfolio Fund’s net profits annually, although it is possible that such amounts may be exceeded for certain Portfolio Fund managers. The “Acquired Fund Fees and Expenses” disclosed above, however, do not reflect any performance-based fees or allocations paid by the Portfolio Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Portfolio Funds. Future acquired funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the acquired funds, which may fluctuate over time. The “Acquired Fund Fees and Expenses” disclosed above are based on estimated amounts for the Fund’s current fiscal year.
(4)	Cliffwater has entered into a written fee waiver agreement providing that it will limit the Management Fee it charges the Fund to 0.00% through June 30, 2025 and to 1.00% from July 1, 2025 through June 30, 2026.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see “Management Fee,” “Fund Expenses,” “Repurchase of Shares by the Fund” and “Purchasing Shares.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at NAV and that the percentage amounts listed under Annual Expenses remain the same in the years shown. The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of Shares.

EXAMPLE

You Would Pay the Following Expenses Based on a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
Class I Shares	$ 11	$ 59	$ 114	$ 264

The example is based on the annual fees and expenses set out on the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund.

Financial Highlights

The financial highlights are intended to help you understand the Fund’s financial performance. The information set forth below contains selected information derived from the Fund’s consolidated financial statements for the fiscal year ended March 31, 2023 (“Annual Report”) and consolidated financial statements for the six-month period ended September 30, 2023 (“Semi-Annual Report”). The financial information contained in the Annual Report has been derived from the Fund’s consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report, along with the Fund’s financial statements and financial highlights, appears in the Annual Report. The audited financial statements for the fiscal year ended March 31, 2023, including Deloitte & Touche LLP’s report, and the unaudited financial statements for the six-month period ended September 30, 2023 are incorporated by reference into this Prospectus. The Fund’s Annual Report and Semi-Annual Report can be found on the SEC’s EDGAR database on its Internet site at http://www.sec.gov, can be obtained free of charge, upon request, by calling (888) 442-4420, or by following the following hyperlinks: https://www.sec.gov/Archives/edgar/data/1864609/000139834423011781/fp0082939-2_ncsr.htm for the Annual Report and https://www.sec.gov/Archives/edgar/data/1864609/000139834423022424/fp0085327-2_ncsrs.htm for the Semi-Annual Report. The information in the table below should be read in conjunction with each of those financial statements and the notes thereto.

Cascade Private Capital Fund

Consolidated Financial Highlights (For a share outstanding throughout the period)

		Income (loss) from investment operations						Ratios / Supplemental Data
	Net asset value, beginning of the period	Net investment income (loss)(c)	Net realized and unrealized gain (loss) on investments	Total income (loss) from investment operations	Net asset value, end of the period	Total return	Net assets, end of the period (000)’s	Ratio of expenses to average daily net assets before expense waivers	Ratio of expenses to average daily net assets after expense waivers	Net investment income (loss) to average daily net assets
Class I
9/30/23[r]	$12.07	$(0.08)	$0.20	$0.12	$12.19	0.99%[b]	$147,297	2.16%[a]	2.16%[a,l]	(1.28%)[a]
3/31/23	10.77	(0.21)	1.51	1.30	12.07	12.07%	124,931	2.32%	2.32%	(1.87%)
3/31/22[i]	10.00	(0.05)	0.82	0.77	10.77	7.72%[b]	111,496	2.86%[a]	2.54%[a]	(2.02%)[a]

	Six Months ended September 30, 2023[b,r]	Period ended March 31, 2023	Period ended March 31, 2022[i]
Portfolio turnover rate	0%	0%	0%

a	Annualized.
b	Percentage represents the results for the period and is not annualized.
c	Per share amount calculated on the average shares method.

i	Fund commenced operations on January 7, 2022.
l	Expenses incurred during the period fell under the expense cap.
r	Unaudited.

Use of Proceeds

The Fund will invest the proceeds from the continuous offering of Shares on an ongoing basis in accordance with its investment objective and strategies as stated below. It is currently anticipated that the Fund will be able to invest or make capital commitments with respect to all or substantially all of the net proceeds from the sale of Shares at any particular time in accordance with its investment objective and strategies within three months of such sale. Notwithstanding the foregoing, delays in investing, and/or the making of capital commitments with respect to, the Fund’s assets for a period as long as six months may occur (i) because of the time typically required to complete private equity transactions (which may be considerable), (ii) because certain Portfolio Funds selected by Cliffwater may provide infrequent opportunities to purchase their securities, and/or (iii) because of the time required for Portfolio Fund managers to invest the amounts committed by the Fund.

A portion of the amount of proceeds of the offering of Shares or any other available funds may be invested in short-term debt securities, public equities, or money market funds pending investment pursuant to the Fund’s investment objective and strategies. In addition, subject to applicable law, the Fund may maintain a portion of its assets in cash or short-term debt securities or money market funds to meet operational needs, for temporary defensive purposes, or to provide liquidity when the Fund makes semi-annual repurchases of its Shares. The Fund may be prevented from achieving its objective during any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

Investment Objective and Strategies

Investment objective

The Fund’s investment objective is to generate long-term capital appreciation by investing in a portfolio of private equity, private debt, as well as structured equity securities that have both equity and credit qualities, investments in real assets, including real estate, and any newer instruments such as collateralized fund obligations (together, “Private Capital”); that provide attractive risk-adjusted return potential. Private Capital investments are investments into the equity and/or debt of private companies. The Fund will seek to achieve its objective through exposure to a broad set of managers, strategies and transaction types across multiple sectors, geographies and vintage years (the first year in which a fund receives capital from investors or starts making investments). Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in assets representing investments in Private Capital (“Private Capital Assets”). Unfunded commitments are not counted for purposes of calculating the Fund’s 80% policy. This test is applied at the time of investment; later percentage changes caused by a change in the value of the Fund’s assets, including as a result of the issuance or repurchase of Shares, will not require the Fund to dispose of an investment.

Except as otherwise indicated, the Fund may change its investment objective and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the 1940 Act) of the Fund’s outstanding Shares. The Fund will notify Shareholders of any changes to its investment objective or any of its investment policies, restrictions, strategies or techniques.

Investment Strategies and Overview of Investment Process

Private Capital refers to investments into the equity and/or debt of private companies. Private Capital investments can follow a variety of strategies including, without limitation, equity investments in which a mature company is acquired from current shareholders (“Buyouts”), equity investments in early stage or other high growth potential companies (“Venture Capital” and “Growth Equity,” respectively), and lending to businesses, broadly defined as providing capital or assets to businesses or individuals in exchange for regular payments (“Private Debt”).

Private Capital Strategy Descriptions

●	Buyouts: Control investments (those where the Portfolio Fund has the ability or power to exercise a controlling influence over the management or policies of a company) in established, cash flow positive companies are generally classified as Buyouts. Buyout investments may focus on small-, mid- or large-capitalization companies, and such investments collectively represent a majority of the capital deployed in the overall private equity market. The use of debt financing, or leverage, is prevalent in buyout transactions — particularly in the large-cap segment.

●	Venture Capital: Investments in new and emerging companies are usually classified as Venture Capital. Such investments are often in technology, healthcare, or other high growth industries. Companies financed by Venture Capital are often not cash flow positive at the time of investment and may require several rounds of financing before they can be sold privately or taken public. Venture Capital investors may finance companies along the full path of development or focus on certain sub-stages (usually classified as seed, early-stage, and late-stage) and often do so in partnership with other investors.

●	Growth Equity: Growth Equity investments are usually minority investments in high growth companies that require additional capital to expand their businesses but are typically more mature than the recipients of traditional Venture Capital. Such companies are typically profitable, breakeven, or near-breakeven and have largely mitigated the basic risk in their business plan. Growth-stage companies range from companies that were previously funded by Venture Capital investors to those businesses with no third-party investors. Unlike buyout transactions, Growth Equity investments typically utilize low or no leverage. Investment returns in Growth Equity are driven by strong organic revenue growth and typically benefit from downside protection through a preferred position in a company’s capital structure. Growth Equity investors are adept in professionalizing and supporting fast-growing companies, adding value through introducing governance procedures, human capital, and industry-specific operating best practices.

●	Private Debt: Private Debt strategies entail lending to businesses, broadly defined as providing capital or assets to businesses or individuals in exchange for regular payments, the level of which is commensurate with the probability of loss for each investment or strategy, or through the provision of capital to businesses or individuals by acquiring assets from those businesses or individuals that produce regular cash flows as an alternative to a traditional loan, such as receivables factoring or a sale leaseback of real estate or equipment (“real assets”). Private Debt investments made by the Fund may take the form of secured or unsecured bonds and loans with a fixed or floating coupon, a structured capital instrument with a preference to common equity holders and a stated contractual interest payment or rate of return, assets with fixed lease payments, or other assets with predictable cash flow streams. Investments may be made directly or indirectly through a range of investment vehicles that the Adviser believes offer high current income across corporate, real asset and alternative credit opportunities. The Fund may invest some, or all, of its Private Debt target allocation in CCLFX, a Closed-End Fund that is also managed by Cliffwater.

Private Capital Investment Structures

The Fund will seek to achieve its investment objective through broad exposure to Private Capital investments, including semi-liquid or listed investments, that may include: (i) direct investments in the equity and/or debt of a private company (“Direct Investments”); (ii) secondary purchases of interests in private funds (each a “Portfolio Fund,” and collectively, the “Portfolio Funds”) managed by third-party managers (“Portfolio Fund managers”) and other private assets (together, “Secondary Investments” or “secondaries”); (iii) primary fund commitments; (iv) direct or secondary purchases of liquid private equity instruments; (v) other liquid investments, including exchange-traded funds (“ETFs”); (vi) Closed-End Funds and private and public business development companies (“BDCs”) and (vii) short-term investments, including money market funds and short-term treasuries. Portfolio Funds, mutual funds, ETFs, registered Closed-End Funds and BDCs in which the Fund may invest are collectively referred to as “Underlying Funds.”

The Fund’s investments will typically not be registered with the SEC or any state securities commission and will typically not be listed on any national securities exchange. The amount of public information available with respect to the issuers in which the Fund invests may generally be less extensive than that available for issuers of registered or exchange listed securities.

The Fund’s portfolio will be constructed with investments across the following Private Capital investment structures:

●	Primary Investments: Primary investments (“Primary Investments” or “primaries”) are limited partnership interests in newly established private equity funds that are typically acquired by way of subscription during their initial fundraising period. Most private equity fund sponsors raise new funds every two to four years, and many top-performing funds are closed to new investors. Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading fund sponsors are highly important for investors in Primary Investments.

Investors in primaries subscribe for interests during an initial fundraising period, and their capital commitments are then used to fund investments in a number of individual operating companies during a defined investment period and to pay associated management fees and expenses throughout the fund’s term. The investments of the fund are usually unknown at the time of commitment, and investors typically have little or no ability to influence the investments that are made during the fund’s life. Because primary investors must rely on the expertise of the fund manager, an accurate assessment of the manager’s capabilities is essential.

Primary Investments typically exhibit a value development pattern, commonly known as the “J-curve,” in which the fund’s NAV typically declines moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been realized. As the fund matures and portfolio companies are sold, the pattern is expected to reverse with increasing NAV and distributions to fund investors. Primary Investments typically have a full term of ten to thirteen years with an average portfolio company investment hold period of three to eight years. Capital is typically deployed for new investments over the first three to five years, and the portfolio companies are then held for three to eight years before being sold with cash proceeds distributed back to fund investors. The private fund sponsor will often receive performance-based compensation, also called a carried interest allocation, typically entitling it to approximately 20% of net profits on the fund’s investments after meeting a minimum return. After all of the fund’s assets have been disposed, the fund is dissolved.

●	Secondary Investments: Secondary Investments are the assumption or purchase of existing limited partner interests, typically in seasoned Private Capital funds or Co-Investments that are acquired in privately negotiated transactions. The original subscriber of the primary investment is often the seller of the asset. The stage of maturity for the asset can vary from early in the investment period of the fund to near full term of the fund.

Pricing for a Secondary Investment is negotiated based on the reported NAV and expected timing of cash flows (capital calls for contributions to the Portfolio Fund, clawbacks of amounts distributed to the Portfolio Fund’s general partner and distributions of returns) of the Portfolio Fund(s) or Co-Investment(s). A majority of available secondaries have existing investments in portfolio companies. As a result, the secondary buyer has greater visibility to the assets being purchased. Investment returns are less impacted by the J-curve pattern (the tendency for a fund’s NAV to decline moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been recognized) expected from a primary investment and distribution patterns may be accelerated as the buyer’s participation is at a later stage in the primary’s life. The secondary buyer does not participate in prior distributions from the acquired limited partnership interest or the previous growth in value of the assets. The Secondary Investment liquidates and dissolves in the same manner as a Primary Investment.

●	Co-Investments: Co-investments (“Co-Investments”) are direct investments in specific companies or assets or indirect investments in specific companies or assets through a vehicle managed and controlled by a general partner or sponsor. Co-Investments are typically offered to Private Capital fund investors when the Private Capital fund sponsor believes that there is an attractive investment for the fund, but the total size of the potential holding exceeds the targeted size or allocation for the fund. Co-investors will generally participate in these investments at the same entry valuation as the Private Capital fund sponsor but with respect to any follow-on investment, such investment may be made at a different valuation. Co-investments, unlike investments in primary funds, often do not bear an additional layer of fees or bear significantly reduced fees. Co-investments typically have a three- to eight-year holding period.

●	Listed Investments: Listed Private Capital investments gain access to underlying private assets through investments in listed entities that invest in private transactions or private funds or that earn fees and/or carried interest from such assets. Historically, the prices of listed Private Capital investments have been sensitive to economic conditions and, at certain times, could be purchased at discounts relative to similar assets in private transactions.

The Adviser will not cause the Fund to engage in co-investments alongside affiliates unless the Fund has received an order granting an exemption from Section 17 of the 1940 Act or unless such investments are not prohibited by Section 17(d) of the 1940 Act or interpretations of Section 17(d) as expressed in SEC no-action letters or other available guidance.

Investment Process Overview

Due Diligence and Selection of Investments

Cliffwater follows a disciplined approval process for the purpose of identifying investment opportunities within a consistent framework. Cliffwater’s philosophy is that a repeatable process and consistent team engagement leads to better investment outcomes, and the due diligence process is designed to evaluate opportunities against these criteria. Throughout due diligence, Cliffwater maintains a collaborative decision-making process designed to encourage frequent input from its investment committee and other investment professionals.

Manager/Fund Selection

Throughout the course of due diligence on a Fund investment (each a “Fund Investment” and collectively, the “Fund Investments”), Cliffwater focuses on assessing several important attributes of the sponsor, including (i) track record benchmarking and analysis (including a fundamental analysis around key indicators of the sponsor’s historical value creation and a revaluation of the unrealized portfolio), (ii) team quality, experience, continuity, and depth, (iii) consistency and attractiveness of strategy, investment parameters and an ability to deploy capital in the size of assets in which the sponsor has a demonstrable track record of success, and (iv) economic alignment (allocation of carry and the size of the general partner commitment). The fundamental track record benchmarking analysis includes evaluating a sponsor’s ability to drive an increase in a company’s or a portfolio’s value through operational and financial improvements. This also includes analyzing a sponsor’s ability to grow revenue and earnings before interest, taxes, depreciation and amortization, leading to an increase in enterprise value. Some of the key indicators of value creation include growing the customer base/reducing customer concentration, strengthening management teams, completing accretive or strategic acquisitions, optimizing pricing, improving marketing and branding, expanding into additional markets and product segments, and using prudent levels of debt. Taking these and other factors into consideration, the Adviser determines if the current value of an asset or portfolio is appropriate or if an adjustment is required. Valuations are assessed through a combination of reviewing audited financials, valuation policies of sponsors, and comparing public and private comparable transactions or current values. Cliffwater’s operations team also conducts operational due diligence on the sponsor and Cliffwater’s legal due diligence team conducts legal due diligence on the fund documents.

Cliffwater believes that investors benefit by selecting management firms that specialize in each strategy. Cliffwater maintains a global database exceeding 4,600 Private Capital fund managers, conducting due diligence, and giving an A, B, or C-rating to each fund.

The Fund investment selection process is illustrated by the diagram below.

●

Sourcing. Cliffwater’s Private Capital research team is responsible for sourcing investment opportunities and funds. These professionals are responsible for primary fund opportunities across a wide spectrum of private equity, Private Debt, and private real asset opportunities and managers. Each has developed sector specialization and manager knowledge from their years of experience, which extends globally. The manager relationships lead to origination of co-investment and secondary opportunities.

●	Rating. Each research team member then rates (A, B, or C) investments and fund opportunities and prepares a preliminary due diligence report supporting their rating. A-ratings generally comprise a small fraction 10-20% of the universe of opportunities. Ratings can change as the research team re-evaluates over time.

●	Due Diligence. Cliffwater next conducts thorough due diligence on the top A-rated investments and fund opportunities. This involves separate investment and operations due diligence teams and separate investment and operational reports that further describe and assess the opportunity. In addition, Cliffwater expects to regularly communicate with private equity general partnerships (“GPs”) and limited partners (“LPs”) of Private Capital funds (collectively referred to as “Private Equity Investors”), managers and other personnel about statistical and factual information regarding economic factors and trends to utilize in making the investment decisions for the Fund. This interaction facilitates ongoing portfolio analysis and may help to address potential issues, such as loss of key team members or proposed changes in constituent documents. It also provides ongoing due diligence feedback, as additional Co-Investments with a particular GP are considered. Cliffwater may also perform background and reference checks on investment fund personnel.

Key value drivers in Cliffwater’s investment due diligence process include:

i.	Organization: Evaluation of the quality, experience, continuity, and depth of the team and the backing provided by their platform.

ii.	Investment process: Assessment of repeatable and differentiated processes for sourcing investment opportunities, transaction analysis, and overall investment strategy; consistency in strategy, investment parameters and an ability to deploy capital in the size of assets in which the sponsor has a demonstrable track record of success.

iii.	Portfolio construction: Transaction mix (capital structure, industry, sector, geography, etc.), position sizing, financing sources, economic alignment (allocation of carry and the size of the general partner commitment), and expenses.

iv.	Track record: Demonstrable track record of successfully originating, underwriting, and securing deals, and meeting return targets; fundamental analysis around key indicators of the sponsor’s historical value creation.

Separately, Cliffwater’s operations due diligence team conducts an independent assessment of the operational risks of the investment opportunity.

Key value drivers in Cliffwater’s operations due diligence process include:

i.	Governance: Evaluation of the regulatory and compliance program, role of the advisory board, and business risk management practices.

ii.	Infrastructure: Assessment of the non-investment personnel, segregation of duties and cash controls, service provider selection, and technology infrastructure.

iii.	Processes: Review of financing arrangements, investor transparency and disclosures, and ongoing investor communication.

iv.	Valuation: Evaluation of the valuation methodology, valuation review procedures, accounting processes, and fund expenses.

●	Approval — Research Group. The research team next votes to approve the investment or requests additional information if appropriate.

●	Final Approval — Investment Committee. Cliffwater’s Investment Committee approves all final investments/funds. If approved by the research team, the appropriate research professional will present the investment opportunity, with supporting reports, to the Investment Committee for final approval.

●	Ongoing Monitoring. Following the close of an investment, Cliffwater implements a diligent monitoring process that includes frequent meetings or calls with underlying investment managers, review of quarterly reports and annual audited financial statements, ongoing monitoring of key performance indicators related to portfolio holdings and underlying exposures, and performance analysis using a wide array of analytical tools and systems.

Co-Investment Selection

Throughout the course of due diligence on a Co-Investment, Cliffwater focuses on evaluating various key aspects of each opportunity, which involves (i) performing an analysis of the sponsor that is leading the transaction, (ii) assessing the underlying sectors and industries where the investment operates and competes, (iii) understanding the target investment’s operating model, historical financial information and business plans, (iv) producing base case (projected return in light of assumptions most likely to occur) and downside cases (projected return after considering additional factors that could negatively impact the investment) as well as developing sensitivities around key drivers, and (v) conducting a detailed review of the proposed transaction terms, including valuation, capital structure, legal, tax and governance.

Portfolio Construction & Liquidity Management

In addition to asset selection, Cliffwater believes that portfolio construction is critical to the successful execution of the Fund’s investment strategy. Additionally, Cliffwater has established portfolio parameters to manage exposure across Primary Investments, Secondary Investments, and Co-Investments. These parameters are set with an understanding of the return, risk and cash flow attributes of each investment type, while also considering the portfolio effect provided by diverse investment opportunities, in an effort to (i) mitigate the “J-curve” (the tendency for a fund’s NAV to decline moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been realized), (ii) reduce blind-pool risk (the risk associated with the wide flexibility and broad investment mandate afforded to certain pooled investment vehicles at the time the investment is made by the Fund), (iii) deploy investor capital in an efficient manner based on investment opportunity, (iv) grow and return investor capital sooner than typical illiquid, private equity structures, (v) manage portfolio volatility, and (vi) deliver superior risk-adjusted returns to its investors.

By tracking certain features, such as commitments, capital calls, distributions and valuations, Cliffwater will use a range of techniques to balance total returns with reoccurring distributions and liquidity targets, including (i) diversifying commitments across Private Capital Assets at different parts of fund lifecycles through the use of Primary Investments, Secondary Investments and Co-Investments, (ii) actively managing cash and liquid assets, and (iii) modeling and actively monitoring cash flows to mitigate cash drag and maintain appropriate levels of committed capital. In addition, the Fund may seek to establish credit lines to provide liquidity to satisfy Shareholder tender requests.

To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Shares by shareholders, Cliffwater may from time to time determine to sell certain of the Fund’s assets. The Fund may also invest in liquid assets that may include both fixed income and equity assets as well as public and private vehicles that derive their investment returns from fixed income and equity securities, including publicly listed companies that pursue the business of private equity investing; publicly listed companies that invest in private equity transactions or funds; alternative asset managers, holding companies, investment trusts, ETFs, closed-end funds, financial institutions and other vehicles whose primary purpose is to invest in, lend capital to or provide services to privately held companies; and certain derivatives, such as options and futures.

There can be no assurance that the objective of the Fund with respect to liquidity management will be achieved or that the Fund’s portfolio design strategies will be successful. Prospective investors should refer to the discussion of the risks associated with the investment strategy and structure of the Fund found under “General risks” and “Limits of Risk Disclosure.”

Portfolio Monitoring

Cliffwater monitors each investment, including performance measurement relative to initial investment expectations, frequent interactions and periodic in-person visits with the sponsors and attendance of annual general meetings and advisory board meetings. The ongoing monitoring process measures key performance indicators, transactional milestones, investment pacing, volatility metrics, investment consistency relative to the stated strategy, qualitative factors on the sponsor and its professionals, reporting quality and various macro factors.

Description of Adviser’s Experience with Private Capital

The Adviser has been advising on private equity and private equity funds since its founding in 2004. It has been recommending such investments to its advisory clients since that time. The Adviser has dedicated significant resources to developing its expertise in Private Capital and cultivating relationships with investment advisers that it believes to be top-tier. The Adviser brings to the management of the Fund its expertise, experience and access in Private Capital.

The Adviser’s research also shows that there is no single investment style that is demonstrably better than others, and the Adviser believes that a superior outcome can be achieved when experienced investment advisers of different styles are combined.

Geographic Regions and Foreign Currency Exposure

The Fund may, directly or indirectly, make investments outside of the United States, including in emerging markets. The Fund’s non-U.S. investments are expected to be primarily in Europe, Asia, and Canada and, to a lesser extent in Latin America and the Middle East. Emerging market countries are those countries included in the MSCI Emerging Markets Index.

The Fund’s investment and strategies will involve exposure to foreign currencies. The Fund may seek to hedge all or a portion of the Fund’s foreign currency risk. Depending on market conditions and the views of the Adviser, the Fund may or may not hedge all or a portion of its currency exposures.

Subsidiaries

The Fund may make investments through direct and indirect wholly owned subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”). Such Subsidiaries will not be registered under the 1940 Act; however, the Fund will wholly own and control any Subsidiaries. The Board has oversight responsibility for the investment activities of the Fund, including its investment in any Subsidiary, and the Fund's role as sole direct or indirect shareholder of any Subsidiary. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as the Fund. The Fund would “look through” any such Subsidiary to determine compliance with its investment policies.

Borrowing by the Fund

Cliffwater believes the Fund’s investment strategy favors a modest amount of leverage consistent with the statutory limitations. Accordingly, the Fund may utilize leverage from borrowings, including through borrowings by one or more special purpose vehicles (“SPVs”) that are Subsidiaries of the Fund, to enhance yield within the 300% asset coverage (up to 50% of the Fund’s net assets) requirements of an interval fund. Certain investments may be held by these SPVs. The Fund is authorized to borrow cash in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. Borrowings will be limited to 33.33% of the Fund’s assets (50% of its net assets).

Other Information Regarding Investment Strategy

The Fund may, from time to time, take temporary defensive positions that are inconsistent with the Fund’s principal investment strategy in attempting to respond to adverse market, economic, political or other conditions. During such times, Cliffwater may determine that a large portion of the Fund’s assets should be invested in cash or cash equivalents, including money market instruments, prime commercial paper, repurchase agreements, municipal bonds, bank accounts, Treasury bills and other short-term obligations of the U.S. Government, its agencies or instrumentalities and other high-quality debt instruments maturing in one year or less from the time of investment. In these and in other cases, the Fund may not achieve its investment objective. Cliffwater may invest the Fund’s cash balances in any investments it deems appropriate.

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) of the Fund may vary from year to year. The Fund’s portfolio turnover rate will not be a limiting factor when Cliffwater deems portfolio changes appropriate. The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of Cliffwater, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. If securities are not held for the applicable holding periods, dividends paid on them will not qualify for the advantageous federal tax rates.

No guarantee or representation is made that the investment program of the Fund will be successful, that the various Fund Investments selected will produce positive returns, or that the Fund will achieve its investment objective.

General Risks

The following are certain risk factors that relate to the operations and terms of the Fund. These considerations, which do not purport to be a complete description of any of the particular risks referred to or a complete list of all risks involved in an investment in the Fund, should be carefully evaluated before determining whether to invest in the Fund.

An investment in the Fund involves a considerable amount of risk. An Investor may lose money. Before making an investment decision, a prospective Shareholder should (i) consider the suitability of this investment with respect to the Shareholder’s investment objectives and personal situation and (ii) consider factors such as the Investor’s personal net worth, income, age, risk tolerance and liquidity needs. The Fund is an illiquid investment. Shareholders have no right to require the Fund to redeem their Shares of the Fund.

The Shares are speculative and illiquid securities involving substantial risk of loss. An investment in the Fund is appropriate only for those investors who do not require a liquid investment, for whom an investment in the Fund does not constitute a complete investment program, and who fully understand and are capable of assuming the risks of an investment in the Fund.

Limited Operating History. The Fund has limited operating history. The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve its investment objective and that the value of Shares could decline.

Unlisted Closed-End Structure; Liquidity Limited to Repurchases of Shares. The Fund has been organized as a non-diversified, closed-end management investment company and it is designed primarily for long-term investors. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares. The Fund operates as an “interval fund” and, as such, has adopted a fundamental policy to make semi-annual repurchase offers, at per-class NAV, of not less than 5% and not more than 25% of the Fund’s outstanding Shares on the repurchase request deadline. The Fund will offer to purchase only a small portion of its Shares during each repurchase offer, and there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for proration may cause some investors to tender more Shares for repurchase than they wish to have repurchased or result in investors being unable to liquidate all or a given percentage of their investment during the particular repurchase offer.

Shares in the Fund provide limited liquidity since Shareholders will not be able to redeem Shares on a daily basis. A Shareholder may not be able to tender its Shares in the Fund promptly after it has made a decision to do so. In addition, with very limited exceptions, Shares are not transferable, and liquidity will be provided only through repurchase offers made semi-annually by the Fund. See “Repurchase Offers Risk” and “Repurchases of Shares and Transfers.”

An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Shares and the underlying investments of the Fund. The Shares should be viewed as a long-term investment. Also, because Shares are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Shareholders unless required under the provisions of the 1940 Act.

Dependence on Cliffwater. Cliffwater is the Fund’s investment adviser and is responsible for selecting Fund Investments as opportunities arise. The Fund and, accordingly, Shareholders, must rely upon the ability of Cliffwater to identify and implement Fund Investments consistent with the Fund’s investment objective. Shareholders will not receive or otherwise be privy to due diligence or risk information prepared by or for Cliffwater in respect of Fund Investments and Co-Investments. Cliffwater has the authority and responsibility for asset allocation, the selection of Fund Investments and all other investment decisions for the Fund. The success of the Fund depends upon the ability of Cliffwater to develop and implement investment strategies that achieve the investment objective of the Fund. Shareholders will have no right or power to participate in the management or control of the Fund or Fund Investments, or the terms of any such investments. There can be no assurance that Cliffwater will be able to select or implement successful strategies or achieve the Fund’s investment objective. No person should invest in the Fund unless such person is willing to entrust all aspects of the investment decisions of the Fund to Cliffwater.

Cliffwater maintains responsibility for a number of other important obligations, including, among other things, board reporting and assistance in the annual advisory contract renewal process. Cliffwater also provides advice and recommendations to the Board, and performs such review and oversight functions as the Board may reasonably request, as to the continuing appropriateness of the investment objective, strategies, and policies of the Fund, valuations of portfolio securities, and other matters relating generally to the investment program of the Fund.

Reliance on Key Personnel. The Fund will depend on the investment expertise, skill and network of business contacts of Cliffwater. Cliffwater will evaluate, negotiate, structure, execute and monitor Private Capital investments. The Fund’s future success will depend to a significant extent on the continued service and coordination of Cliffwater and its investment management team.

The Fund’s ability to achieve its investment objective depends on Cliffwater’s ability to identify, analyze, invest in, finance and monitor Portfolio Funds and Co-Investments that meet the Fund’s investment criteria. Cliffwater’s capabilities in structuring the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Fund’s investment objective, Cliffwater may hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process. Cliffwater may not be able to find investment professionals in a timely manner or at all.

Failure to support the Fund’s investment process could have a material adverse effect on the Fund’s business, financial condition and results of operations.

It is anticipated that Cliffwater will depend on its relationships with private equity sponsors, investment banks and other intermediaries, and the Fund will rely to a significant extent upon these relationships to provide the Fund with potential investment opportunities. If Cliffwater fails to maintain its existing relationships or develop new relationships with other sponsors or sources of investment opportunities, the Fund may not be able to grow its investment portfolio. In addition, individuals with whom Cliffwater has relationships are not obligated to provide the Fund or Cliffwater with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for the Fund.

Additionally, the Fund will be exposed to these risks with respect to the managers of Portfolio Funds in which the Fund invests. The Fund’s performance depends on the adherence by such managers to their selected strategies, the instruments used by such managers, Cliffwater’s ability to select Portfolio Fund managers and strategies and effectively allocate the Fund’s assets among them. The Portfolio Fund managers’ investment strategies or choice of specific securities may be unsuccessful and may cause the Portfolio Fund, and in turn the Fund, to incur losses.

Concentration of Investments. Except to the extent required by applicable law and the Fund’s fundamental policies, there are no limitations imposed on Cliffwater as to the amount of Fund assets that may be invested in (i) any one geography, (ii) any one Fund Investment, (iii) in a Private Capital investment managed by a particular general partner or its affiliates, (iv) indirectly in any single industry or (v) in any issuer. In addition, a Portfolio Fund’s investment portfolio may consist of a limited number of companies and may be concentrated in a particular industry area or group, and Co-Investments are typically single company positions. Accordingly, the Fund’s investment portfolio may at times be significantly concentrated, both as to managers, geographies, industries and individual companies. Such concentration could offer a greater potential for capital appreciation as well as increased risk of loss. Such concentration may also be expected to increase the volatility of the Fund’s investment portfolio. The Fund’s investment portfolio is, however, subject to the asset diversification requirements applicable to RICs under Subchapter M of Subtitle A, Chapter 1 of the Code, and may thus be limited by the Fund’s intention to qualify and be eligible to be treated as such. See “TAX MATTERS” in the SAI. The Fund will look through to and consider the then existing concentration of Portfolio Funds, to the extent they are known to the Fund, when making additional investments. The Fund will not invest 25% or more of its assets in one or more Portfolio Funds that it knows concentrate their assets in the same industry.

Limited Operating History of Private Capital Investments. Private Capital investments may have limited operating histories and the information the Fund will obtain about such investments may be limited. As such, the ability of Cliffwater to evaluate past performance or to validate the investment strategies of such Private Capital investment will be limited. Moreover, even to the extent a Private Capital investment has a longer operating history, the past investment performance of any of the Private Capital investments should not be construed as an indication of the future results of such investments or the Fund, particularly as the investment professionals responsible for the performance of such investments may change over time. This risk is related to, and enhanced by, the risks created by the fact that Cliffwater relies upon information provided to it by the issuer of the securities or the Portfolio Fund managers (as applicable) that is not, and cannot be, independently verified.

Nature of Portfolio Companies. The Private Capital investments will include direct and indirect investments in portfolio companies. This may include portfolio companies in the early phases of development, which can be highly risky due to the lack of a significant operating history. The Private Capital investments may also include portfolio companies that are in a state of distress or which have a poor record, and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful. The management of such portfolio companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such portfolio companies.

Investments in the Portfolio Funds Generally; Dependence on the Portfolio Fund Managers. Because the Fund invests in Portfolio Funds, a Shareholder’s investment in the Fund will be affected by the investment policies and decisions of the manager of each Portfolio Fund in direct proportion to the amount of Fund assets that are invested in each Portfolio Fund. The Fund’s NAV may fluctuate in response to, among other things, various market and economic factors related to the markets in which the Portfolio Funds invest and the financial condition and prospects of issuers in which the Portfolio Funds invest. Certain risks related to the investment strategies and techniques utilized by the Portfolio Fund managers are described elsewhere in this “General Risks” section. The success of the Fund depends upon the ability of the Portfolio Fund managers to develop and implement strategies that achieve their investment objectives. Shareholders will not have an opportunity to evaluate the specific investments made by the Portfolio Funds or the Portfolio Fund managers, or the terms of any such investments. In addition, the Portfolio Fund managers could materially alter their investment strategies from time to time without notice to the Fund. There can be no assurance that the Portfolio Fund managers will be able to select or implement successful strategies or achieve their respective investment objectives.

Delays in Implementation of Investment Strategy; Liquidity to Satisfy Share Repurchases; and Temporary Investments. The allocation among Fund Investments may vary from time to time. At any given time, the Fund may hold a substantial portion of the proceeds of the offering of Shares in short-term investments (including money market funds and short-term treasuries) while the Fund seeks desirable Portfolio Funds and Co-Investments. Delays in investing the Fund’s assets for a period as long as six months may occur (i) because of the time typically required to complete private equity transactions (which may be considerable), (ii) because certain Portfolio Funds selected by Cliffwater may provide infrequent opportunities to purchase their securities, and/or (iii) because of the time required for Portfolio Fund managers to invest the amounts committed by the Fund. Delays in investing the net proceeds from the sale of Shares may impair the Fund’s performance. The Fund cannot assure you it will be able to identify any investments that meet its investment objective or that any investment that the Fund makes will produce a positive return. The Fund may be unable to invest the net proceeds from the sale of Shares on acceptable terms within the time period that the Fund anticipates or at all, which could harm the Fund’s financial condition and operating results.

In addition, subject to applicable law, the Fund may maintain a portion of its assets in cash or short-term investments (including money market funds and short-term treasuries) to meet operational needs, to satisfy Share repurchase obligations, for temporary defensive purposes, or to maintain liquidity.

Short-term investments may produce returns that are significantly lower than the returns that the Fund expects to achieve when the Fund’s portfolio is fully invested in accordance with Cliffwater’s long-term target allocations. As a result, any distributions that the Fund pays while the Fund’s portfolio is not fully invested in accordance with Cliffwater’s long-term target allocations may be lower than the distributions that the Fund may be able to pay when the Fund portfolio is fully invested in accordance with Cliffwater’s long-term target allocations. The Fund may be prevented from achieving its objective during any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

Portfolio Funds Not Registered. The Fund is registered as an investment company under the 1940 Act. The 1940 Act is designed to afford various protections to investors in pooled investment vehicles. For example, the 1940 Act imposes limits on the amount of leverage that a registered investment company can assume, restricts layering of costs and fees, restricts transactions with affiliated persons and requires that the investment company’s operations be supervised by a board of directors, a majority of whose members are independent of management. However, the Portfolio Funds in which the Fund is expected to invest are not subject to the provisions of the 1940 Act. Some Portfolio Fund managers may not be registered as investment advisers under the Advisers Act. As an indirect investor in the Portfolio Funds managed by managers that are not registered as investment advisers, the Fund will not have the benefit of certain of the protections of the Advisers Act.

Many Portfolio Funds are not subject to regulation under the 1940 Act because they permit investment only by investors who meet very high thresholds of investment experience and sophistication, as measured by net worth. The Fund’s investment qualification thresholds are generally lower. As a result, the Fund provides an avenue for investing in certain Portfolio Funds that would not otherwise be available to certain investors. This means that investors who would not otherwise qualify to invest in largely unregulated vehicles will have the opportunity to make such an investment through the Fund.

In addition, many Portfolio Funds do not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies, in accordance with certain SEC rules. A registered investment company which places its securities in the custody of a member of a securities exchange is required to have a written custodian agreement, which provides that securities held in custody will be at all times individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company and which contains other provisions designed to protect the assets of such investment company. The Portfolio Funds in which the Fund will invest may maintain custody of their assets with brokerage firms which do not separately segregate such customer assets as would be required in the case of registered investment companies, or may not use a custodian to hold their assets. Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any brokerage firm used to hold Portfolio Fund assets could have a greater adverse effect on the Fund than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. There is also a risk that a Portfolio Fund manager could convert assets committed to it by the Fund to its own use or that a custodian could convert assets committed to it by a Portfolio Fund manager to its own use. There can be no assurance that the Portfolio Fund managers or the entities they manage will comply with all applicable laws and that assets entrusted to the Portfolio Fund managers will be protected.

Prospective investors should understand that the Fund is an appropriate investment only for investors who can tolerate a high degree of risk, including lesser regulatory protections in connection with the Fund’s investments in Portfolio Funds than might normally be available through investments in registered investment company vehicles.

Portfolio Funds Are Generally Non-Diversified. While there are no regulatory requirements that the investments of the Portfolio Funds be diversified, some Portfolio Funds may undertake to comply with certain investment concentration limits. Portfolio Funds may at certain times hold large positions in a relatively limited number of investments. Portfolio Funds may target or concentrate their investments in particular markets, sectors or industries. Those Portfolio Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry and sensitivity to overall market swings. As a result, the NAVs of such Portfolio Funds may be subject to greater volatility than those of investment companies that are subject to diversification requirements and this may negatively impact the NAV of the Fund.

Portfolio Funds’ Securities Are Generally Illiquid. The securities of the Portfolio Funds in which the Fund invests or plans to invest will often be illiquid. Subscriptions to purchase the securities of Portfolio Funds are typically subject to restrictions or delays. There is no regular market for interests in many Portfolio Funds or portfolio companies, which typically must be sold in privately negotiated transactions. Any such sales would likely require the consent of the manager of the applicable Portfolio Fund or the board of the portfolio company, and could occur at a discount to the stated NAV. If Cliffwater determines to cause the Fund to sell its interest in a Portfolio Fund, the Fund may be unable to sell such interest quickly, if at all, and could therefore be obligated to continue to hold such interest for an extended period of time, or to accept a lower price for a quick sale.

Valuations of Private Capital Investments; Valuations Subject to Adjustment. A large percentage of the securities in which the Fund invests will not have a readily determinable market value and will be valued based on an estimate of fair value.

In addition, a large percentage of the securities in which the Portfolio Funds invest and the Co-Investments will not have a readily determinable market value and will be valued periodically by the Portfolio Fund managers or the Co-Investment or Co-Investment sponsor. In this regard, a Portfolio Fund manager or a Co-Investment sponsor may face a conflict of interest in valuing the securities, as their value may affect the Portfolio Fund manager’s or the Co-Investment sponsor’s compensation or the manager’s or sponsor’s ability to raise additional funds in the future.

Prior to investing in any Private Capital investment, Cliffwater will generally conduct a due diligence review of the valuation methodology used by the Portfolio Fund manager. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Portfolio Fund manager or Co- Investment or Co-Investment sponsor, the accuracy of the valuations provided by the Portfolio Fund managers, the Co-Investment or the Co-Investment sponsor, that the Portfolio Fund managers, Co-Investments or Co-Investment sponsors will comply with their own internal policies or procedures for keeping records or making valuations, or that the Portfolio Fund managers’, the Co-Investments or the Co-Investment sponsors’ policies and procedures and systems will not change without notice to the Fund. As a result, valuations of the securities may be subjective and could subsequently prove to have been inaccurate, potentially by significant amounts.

Under the 1940 Act, the Board is responsible for determining the fair valuation of any investments directly held by the Fund for which market quotations are not readily available or reliable; to the extent permitted under applicable rules and guidance, the Board may assign the determination to a “valuation designee,” subject to certain conditions and oversight requirements. Cliffwater has been designated by the Board as the valuation designee for the Fund pursuant to Rule 2a-5 under the 1940 Act. In its capacity as valuation designee, Cliffwater, among other things, is responsible for establishing fair valuation methodologies and determining, in good faith, the fair value of all of the assets of the Fund for which there are no readily available market quotations in accordance with the Fund Valuation Procedures.

The valuation methodology set forth in the Fund Valuation Procedures incorporates general private equity pricing principles. Based on the methodology, Cliffwater may recommend that the Board adjust a Portfolio Fund manager’s periodic valuation of a Portfolio Fund, or a Co-Investment’s valuation, as appropriate. The Fund runs the risk that its valuation techniques will fail to produce the desired results. Any imperfections, errors, or limitations in any methodology that is used could affect the ability of the Fund to accurately value Portfolio Fund or Co-Investment assets. While any methodology that may be used would be designed to assist in confirming or adjusting valuation recommendations, the Fund generally will not have sufficient information in order to be able to confirm with certainty the accuracy of valuations provided by a Portfolio Fund manager, a Co-Investment or a Co-Investment sponsor until the Fund receives the Portfolio Funds’ or the Co-Investment’s audited annual financial statements. Moreover, Portfolio Fund managers, Co-Investments and Co-Investment sponsors typically provide estimated valuations on a quarterly basis whereas Cliffwater will consider valuations on an ongoing basis and will recommend valuations on a monthly basis. In addition, the Adviser faces conflicts of interest in assisting with the valuation of the Fund’s investments, as the value of the Fund’s investments will affect the Adviser’s compensation. The Fund Valuation Procedures are designed to help eliminate or at least minimize the risk of such a conflicts of interest.

A Portfolio Fund’s or a Co-Investment’s information could be inaccurate due to fraudulent activity, misevaluation, or inadvertent error. In any case, the Fund may not uncover errors for a significant period of time, if ever. Even if Cliffwater elects to cause the Fund to sell its interests in such a Portfolio Fund or Co-Investment, the Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, the Portfolio Fund’s valuations of such interests or the Co-Investment’s valuation could remain subject to such fraud or error, and the Board may, in its sole discretion, determine to discount the value of the interests or value them at zero.

Investors should be aware that situations involving uncertainties as to the valuations by Portfolio Funds or Co-Investments could have a material adverse effect on the Fund if judgments regarding valuations should prove incorrect. Persons who are unwilling to assume such risks should not make an investment in the Fund.

The valuations reported by the Portfolio Funds and Co-Investments based upon which the Fund determines its month-end NAV may be subject to later adjustment or revision. For example, NAV calculations may be revised as a result of fiscal year-end audits. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the NAV of the Fund, at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Investors who had their Shares repurchased prior to such adjustments and received their repurchase proceeds, subject to the ability of the Fund to adjust or recoup the repurchase proceeds received by Shareholders under certain circumstances as described in “Calculation of Net Asset Value; Valuation.” The Fund believes such adjustment or recoupment may be appropriate in certain circumstances in light of liquidity constraints associated with many of the Fund Investments and the fact that the Fund may have to liquidate interests in such investments in order to fund the repurchase of Shares. As a result, to the extent that such subsequently adjusted valuations from the Portfolio Funds, Co-Investments, direct Private Capital investments or the Fund adversely affect the Fund’s NAV, the outstanding Shares may be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a NAV higher than the adjusted amount. Conversely, any increases in the NAV resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a NAV lower than the adjusted amount. The same principles apply to the purchase of Shares. New Shareholders may be affected in a similar way.

Daily Valuation Risk. The Fund is offered daily, with a daily calculation of the NAV per Share. While the Adviser aims to assess significant information about the Fund’s holdings on a daily basis, there may be instances where it is unable to acquire or evaluate such information properly due to the reasons outlined herein. Consequently, the Adviser’s fair value assessments could lead to significant disparities between the Fund’s NAV on a valuation day and what it would have been had all information been fully incorporated. This may result in investors receiving either more or fewer Shares upon purchase, and more or fewer cash proceeds upon tendering their Shares, than they would have otherwise expected.

Liquidity and Valuation Risk. Liquidity risk is the risk that securities may be difficult or impossible to sell at the time Cliffwater would like or at the price it believes the security is currently worth. Liquidity risk may be increased for certain Fund investments, including those investments in funds with gating provisions or other limitations on investor withdrawals and restricted or illiquid securities. Some funds in which the Fund invests may impose restrictions on when an investor may withdraw its investment or limit the amounts an investor may withdraw. To the extent that Cliffwater seeks to reduce or sell out of its investment at a time or in an amount that is prohibited, the Fund may not have the liquidity necessary to participate in other investment opportunities or may need to sell other investments that it may not have otherwise sold.

The Fund may also invest in securities that, at the time of investment, are illiquid, as determined by using the SEC’s standard applicable to registered investment companies (i.e., securities that cannot be disposed of by the Fund within seven calendar days in the ordinary course of business at approximately the amount at which the Fund has valued the securities). Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Investment of the Fund’s assets in illiquid and restricted securities may also restrict the Fund’s ability to take advantage of market opportunities.

Valuation risk is the risk that one or more of the securities in which the Fund invests are valued differently than the value realized upon such security’s sale. In times of market instability, valuation may be more difficult, in which case Cliffwater’s judgment may play a greater role in the valuation process.

Multiple Levels of Fees and Expenses. Although in many cases investor access to the Portfolio Funds may be limited or unavailable, an investor who meets the conditions imposed by a Portfolio Fund may be able to invest directly with the Portfolio Fund. By investing in Portfolio Funds indirectly through the Fund, the investor bears asset-based fees charged by the Fund, in addition to any asset-based fees and performance-based fees and allocations at the Portfolio Fund level. Moreover, an investor in the Fund bears a proportionate share of the fees and expenses of the Fund (including, among other things and as applicable, operating costs, brokerage transaction expenses, management fees, administrative and custody fees, and repurchase offer expenses) and, indirectly, similar expenses of the Portfolio Funds. Thus, an investor in the Fund may be subject to higher operating expenses than if he or she invested in a Portfolio Fund directly or in a closed-end fund that did not invest through Portfolio Funds. The Fund may also invest in CCLFX, a registered closed-end management investment company advised by Cliffwater that is considered an affiliate of the Fund. Cliffwater has agreed to reimburse the Fund for the investment management fees paid on the Fund’s investment in CCLFX, although the Fund will be subject to asset-based and other non-management fees charged by CCLFX.

Each Portfolio Fund generally will be subject to a performance-based fee or allocation irrespective of the performance of other Portfolio Funds and the Fund generally. Accordingly, a Portfolio Fund manager to a Portfolio Fund with positive performance may receive performance-based compensation from the Portfolio Fund, and thus indirectly from the Fund and its Shareholders, even if the overall performance of the Fund is negative. Generally, asset-based fees payable to managers of the Portfolio Funds will range from 1% to 2% (annualized) of the commitment amount of the Fund’s investment, and performance-based fees or allocations are typically 20%, although it is possible that such amounts may be exceeded for certain Portfolio Fund managers. The performance-based compensation received by a Portfolio Fund manager also may create an incentive for that Portfolio Fund manager to make investments that are riskier or more speculative than those that it might have made in the absence of such performance-based compensation. Shareholders that invest in the Fund through financial advisers or intermediaries may also be subject to account fees or charges levied by such parties. Prospective investors should consult with their respective financial advisers or intermediaries for information regarding any fees or charges that may be associated with the services provided by such parties.

Failure to Qualify As a RIC or Satisfy Distribution Requirement. The Fund has elected to be treated, and intends each year to qualify and be eligible to be treated as a RIC under Subchapter M of Subtitle A, Chapter 1 of the Code. In order to qualify as and maintain its status as a RIC under the Code each year, the Fund must, among other things, must meet three numerical requirements each year regarding (i) the diversification of the assets it holds, (ii) the income it earns, and (iii) the amount of taxable income that it distributes to Shareholders.

Portfolio Funds and investments in other entities classified as partnerships for U.S. federal income tax purposes may generate income allocable to the Fund that is not qualifying income for purposes of the annual source-of-income requirement. In order to meet the annual source-of-income requirement, the Fund may structure its investments in a manner that potentially increases the taxes imposed thereon or in respect thereof, including by holding such investments through a Subsidiary. Because the Fund may not have timely or complete information concerning the amount or sources of such an investment’s income until such income has been earned by the investment or until a substantial amount of time thereafter, it may be difficult for the Fund to satisfy the annual source-of-income requirement.

In the event that the Fund believes that it is possible that it will fail the quarterly asset diversification requirement at the end of any quarter of its taxable year, it may seek to take certain actions to avert such failure, including by acquiring additional investments to come into compliance with the diversification requirement or by disposing of non-diversified assets. Although the Code affords the Fund the opportunity, in certain circumstances, to cure a failure to meet the quarterly asset diversification requirement, including by disposing of non-diversified assets within a certain time period, there may be constraints on the Fund’s ability to dispose of its interest in an investment that may limit utilization of this cure period.

If the Fund were to fail to satisfy any of these requirements, absent a cure, the Fund would fail to qualify for treatment as a RIC under the Code. Such loss of RIC status could affect the amount, timing and character of the Fund’s distributions and would cause all of the Fund’s taxable income to be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to Shareholders. In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a significant adverse effect on the value of the Fund’s Shares.

For additional information see “TAX MATTERS” in the SAI.

Difficulty Meeting RIC Distribution Requirement. For U.S. federal income tax purposes, the Fund may be required to recognize taxable income in circumstances in which the Fund does not receive a corresponding payment in cash. As a result, the Fund may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain its qualification as a RIC under the Code and avoiding Fund-level excise taxes. The Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous (which may trigger recognition of additional taxable gain), raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax. For additional discussion regarding the tax implications of a RIC, see “TAX MATTERS” in the SAI.

Market Disruption and Geopolitical Risk. The Fund is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. War, terrorism, and related geopolitical events (and their aftermath) have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as, for example, earthquakes, fires, floods, hurricanes, tsunamis and weather-related phenomena generally, as well as the spread of infectious illness or other public health issues, including widespread epidemics or pandemics such as the COVID-19 pandemic, and systemic market dislocations can be highly disruptive to economies and markets. In addition, armed conflicts between Russia and Ukraine in Europe and Hamas and Israel in the Middle East could adversely affect global energy and financial markets and therefore could affect the value of Fund Investments, including beyond a Portfolio Fund’s direct exposure to issuers operating in the applicable geographic regions. The extent and duration of these conflicts, related sanctions and resulting market disruptions are impossible to predict and could be substantial. Those events as well as other changes in non-U.S. and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of Fund Investments.

The impact of any epidemic or pandemic that may arise in the future could adversely affect the economies of many nations or the entire global economy, the financial performance of individual issuers, borrowers and sectors and the health of capital markets and other markets generally in potentially significant and unforeseen ways. Public health crises may also exacerbate other pre-existing political, social and economic risks in certain countries or globally. Public health issues, including widespread epidemics or pandemics such as the COVID-19 pandemic, could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Private Capital investments, the Fund and a Shareholder’s investment in the Fund.

Market Uncertainties. Even if the portfolio companies’ product and service development efforts are successful, their ultimate success will depend upon market acceptance of the concepts, the products and the services. The portfolio companies may not have engaged in any formal market research studies with respect to the establishment of a market for their products. There can be no assurance that performance errors and deficiencies will not be found, or if found, that they will be able to successfully correct such performance errors and deficiencies in a timely manner or at all.

Even if the concepts gain initial market acceptance, competitors are likely to introduce concepts with comparable price and performance characteristics. This competition may result in reduced future market acceptance for their products and decreasing sales and lower gross margins which could have a material adverse effect on the business, financial condition and results of operations of the Fund and the portfolio companies.

Competition for Investment Opportunities. The Fund will compete for investments with other investment funds (including registered investment companies, private equity funds, funds of funds, secondary funds, mezzanine funds and collateralized loan obligation funds), as well as traditional financial services companies such as commercial banks, finance companies, business development companies, small business investment companies and other sources of funding.

Moreover, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested, including making investments in private U.S. companies. As a result of these new entrants, competition for investment opportunities in private U.S. companies may strengthen. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments than the Fund.

These characteristics could allow competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than the Fund is able to do. As a result, the Fund may lose investment opportunities if it does not match its competitors’ pricing, terms and structure. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to fully invest its subscriptions. Even if Cliffwater or a Portfolio Fund manager identifies an attractive investment opportunity, the Fund or the Portfolio Fund may not be permitted to take advantage of the opportunity to the fullest extent desired.

If the Fund is forced to match its competitors’ pricing, terms and structure, it may not be able to achieve acceptable returns on its investments or may bear substantial risk of capital loss. Furthermore, many of the Fund’s competitors are not subject to the source-of-income, asset diversification and distribution requirements the Fund must satisfy to maintain its qualification as a RIC.

Access to Investments. The Fund is registered as an investment company under the 1940 Act and is subject to certain restrictions under the 1940 Act, and certain tax requirements, among other restrictions, that limit the Fund’s ability to make investments, as compared to a fund that is not so registered. Such restrictions may prevent the Fund from participating in (or increasing its share of) certain favorable investment opportunities, or may lead to a lack of exposure to a certain type of investment for certain periods of time. The Fund’s intention to qualify and be eligible for treatment as a regulated investment company under the Code can limit its ability to acquire or continue to hold positions in investments that would otherwise be consistent with its investment strategy. The Fund incurs additional expenses (compared to a fund that is not registered under the 1940 Act) in determining whether an investment is permissible under the 1940 Act and in structuring investments to comply with the 1940 Act, which reduces returns to Shareholders of the Fund.

Allocation Risk. The Adviser provides advice to clients and sponsors, administering, managing, and/or advising on both traditional and non-traditional investment funds and programs, as well as accounts and businesses (collectively referred to as the “Related Investment Accounts”). Some of these Related Investment Accounts may share similar investment objectives and strategies with the Fund (referred to as the “Related Funds”). Consequently, certain investments may be suitable for both the Fund and other Related Investment Accounts.

Allocation decisions among the Fund and other Related Investment Accounts inherently involve conflicts of interest, especially when investment opportunities are limited. To mitigate these conflicts, the Adviser has implemented allocation policies and procedures ensuring that investment allocation decisions by the investment team are made fairly and equitably among Related Investment Accounts over time.

The Adviser retains sole discretion, subject to applicable law, in allocating opportunities among the Fund and the Related Investment Accounts. Such allocations are determined at the Adviser’s sole discretion, in accordance with the respective guidelines of each Related Investment Account and based on factors and considerations deemed appropriate by the Adviser. Generally, available capacity for each investment opportunity will be allocated among the various Related Investment Accounts over time.

Publicly Traded Private Equity Risk. Publicly traded private equity companies are typically regulated vehicles listed on a public stock exchange that invest in private equity transactions or funds. Such vehicles may take the form of corporations, business development companies, unit trusts, publicly traded partnerships, or other structures, and may focus on mezzanine, infrastructure, buyout or venture capital investments. Publicly traded private equity may also include investments in publicly listed companies in connection with a privately negotiated financing or an attempt to exercise significant influence on the subject of the investment. Publicly traded private equity investments usually have an indefinite duration.

Publicly traded private equity occupies a small portion of the public equity universe, including only a few professional investors who focus on and actively trade such investments. As a result, relatively little market research is performed on publicly traded private equity companies, only limited public data may be available regarding these companies and their underlying investments, and market pricing may significantly deviate from published net asset value. This can result in market inefficiencies and may offer opportunities to specialists that can value the underlying Private Capital investments. Publicly traded private equity vehicles are typically liquid and capable of being traded daily, in contrast to direct investments and private equity funds, in which capital is subject to lengthy holding periods. Accordingly, publicly traded private equity transactions are significantly easier to execute than other types of Private Capital investments, giving investors an opportunity to adjust the investment level of their portfolios more efficiently.

Defaulted Debt Securities and Other Securities of Distressed Companies. The Fund’s Private Capital Assets may include low grade or unrated debt securities (“high yield” or “junk” bonds or leveraged loans) or investments in securities of distressed companies. Such investments involve substantial, highly significant risks. For example, high yield bonds are regarded as being predominantly speculative as to the issuer’s ability to make payments of principal and interest. Issuers of high yield debt may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. In addition, the risk of loss due to default by the issuer is significantly greater for the holders of high yield bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. Similar risks apply to other Private Debt securities. Successful investing in distressed companies involves substantial time, effort and expertise, as compared to other types of investments. Information necessary to properly evaluate a distress situation may be difficult to obtain or be unavailable and the risks attendant to a restructuring or reorganization may not necessarily be identifiable or susceptible to considered analysis at the time of investment.

Fixed-Income Securities Risks. Fixed-income securities in which the Fund may invest are generally subject to the following risks:

Interest Rate Risk. The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise. Interest rates in the United States and many other countries have risen in recent periods and may again rise in the future. Actions by governments and central banking authorities can result in increases or decreases in interest rates. To the extent the Fund or a Fund Investment borrows money to finance its investments, the Fund’s or a Fund Investment’s performance will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. In periods of rising interest rates, the Fund’s or a Fund Investment’s cost of funds could increase. Adverse developments resulting from changes in interest rates could have a material adverse effect on the Fund’s or a Fund Investment’s financial condition and results of operations. In addition, a decline in the prices of the debt the Fund or a Fund Investment owns could adversely affect the Fund’s NAV. Changes in market interest rates could also affect the ability of operating companies in which the Fund or a Fund Investment invests to service debt, which could materially impact the Fund or a Fund Investment may invest, thus impacting the Fund.

There is a risk that interest rates will continue to rise, which would likely drive down prices of bonds and other fixed-income securities. The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for securities with longer maturities. Fluctuations in the market price of the Fund’s investments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund’s NAV. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by the Adviser. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the NAV of the Fund to the extent that it invests in floating rate debt securities.

The Fund may invest in variable and floating rate debt instruments, which generally are less sensitive to interest rate changes than longer duration fixed rate instruments but may decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general.

Conversely, variable and floating rate instruments generally will not increase in value if interest rates decline. To the extent the Fund holds variable or floating rate instruments, a decrease in market interest rates will adversely affect the income received from such securities, which may adversely affect the NAV of the Fund’s Shares.

Issuer and Spread Risk. The value of fixed-income securities may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer. In addition, wider credit spreads and decreasing market values typically represent a deterioration of a debt security’s credit soundness and a perceived greater likelihood of risk or default by the issuer.

Credit Risk. Credit risk is the risk that one or more fixed-income securities in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent the Fund invests in below investment grade securities, it will be exposed to a greater amount of credit risk than a fund that only invests in investment grade securities. In addition, to the extent the Fund uses credit derivatives, such use will expose it to additional risk in the event that the bonds underlying the derivatives default. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

Prepayment or “Call” Risk. During periods of declining interest rates, borrowers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk. Below investment grade securities frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (i.e., “call protection”). For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be increased.

Reinvestment Risk. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed-income securities at market interest rates that are below the Fund portfolio’s current earnings rate.

Duration and Maturity Risk. The Fund has no set policy regarding the duration or maturity of the fixed-income securities it may hold. In general, the longer the duration of any fixed-income securities in the Fund’s portfolio, the more exposure the Fund will have to the interest rate risks described above. The Adviser may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and any other factors that the Adviser deems relevant. There can be no assurance that the Adviser’s assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time.

LIBOR Discontinuation Risk. The London Interbank Offered Rate (“LIBOR”) has been used extensively in the U.S. and globally as a “benchmark rate” or “reference rate” for various commercial and financial contracts, including corporate and municipal bonds, bank loans, asset-backed and mortgage-related securities, interest rate swaps and other derivatives. Instruments in which the Fund invests may have historically paid interest at floating rates based on LIBOR or may have been subject to interest caps or floors based on LIBOR. The Fund and issuers of instruments in which the Fund invests may have also historically obtained financing at floating rates based on LIBOR.

As of June 30, 2023, almost all settings of LIBOR have ceased to be published, except that certain widely used U.S. dollar LIBORs will continue to be published on a temporary, synthetic and non-representative basis through at least September 30, 2024. In some instances, regulators have restricted new use of LIBORs prior to the date when synthetic LIBORs will cease to be published. The Secured Overnight Financing Rate (“SOFR”), which has been used increasingly on a voluntary basis in new instruments and transactions, is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement market. On December 16, 2022, the Federal Reserve Board adopted regulations implementing the Adjustable Interest Rate Act, which provides a statutory fallback mechanism to replace LIBOR, by identifying benchmark rates based on SOFR that replaced LIBOR in certain financial contracts after June 30, 2023. These regulations apply only to contracts governed by U.S. law, among other limitations. The regulations include provisions that (i) provide a safe harbor for selection or use of a replacement benchmark rate selected by the Federal Reserve Board; (ii) clarify who may choose the replacement benchmark rate selected by the Federal Reserve Board; and (iii) ensure that contracts adopting a replacement benchmark rate selected by the Federal Reserve Board will not be interrupted or terminated following the replacement of LIBOR. Uncertainty related to the liquidity impact of the change in rates, and how to appropriately adjust these rates at the time of transition, poses risks for the Fund. The transition away from LIBOR could have a significant impact on the financial markets in general and may also present heightened risk to market participants, including public companies, investment advisers, investment companies, and broker-dealers. The risks associated with this discontinuation and transition will be exacerbated if the work necessary to effect an orderly transition to an alternative reference rate is not completed in a timely manner. For example, current information technology systems may be unable to accommodate new instruments and rates with features that differ from LIBOR. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on the Fund until new reference rates and fallbacks for both legacy and new instruments and contracts are commercially accepted and market practices become settled.

SOFR RISK. SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume-weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). If data from a given source required by the FRBNY to calculate SOFR is unavailable for any day, then the most recently available data for that segment will be used, with certain adjustments. If errors are discovered in the transaction data or the calculations underlying SOFR after its initial publication on a given day, SOFR may be republished at a later time that day. Rate revisions will be effected only on the day of initial publication and will be republished only if the change in the rate exceeds one basis point.

Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from LIBOR. LIBOR is intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It is a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR is intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three-month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

U.S. Debt Securities Risk. U.S. debt securities generally involve lower levels of credit risk than other types of fixed income securities of similar maturities, although, as a result, the yields available from U.S. debt securities are generally lower than the yields available from such other securities. Like other fixed income securities, the values of U.S. debt securities change as interest rates fluctuate. On August 1, 2023, Fitch lowered its long-term sovereign credit rating on U.S. debt securities to AA+ from AAA. Any future downgrades by other rating agencies could increase volatility in both stock and bond markets, result in higher interest rates and higher Treasury yields and increase borrowing costs generally. These events could have significant adverse effects on the economy generally and could result in significant adverse impacts on securities issuers and the Fund. The Adviser cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on the Fund’s portfolio.

Hedging. The Fund may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the1940 Act. Use of structured financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase losses. Further, hedging transactions may reduce cash available to pay distributions to Shareholders.

Exchange-Traded Product Risk. The Fund may invest in long (or short) positions in ETFs. Through its positions in ETFs, the Fund will be subject to the risks associated with such vehicles’ investments, including the possibility that the value of the securities or instruments held by an ETF could decrease (or increase), and will bear its proportionate share of the ETF’s fees and expenses. In addition, certain of the ETFs may hold common portfolio positions, thereby reducing any diversification benefits.

Investment in Other Investment Companies, Including Affiliated Investment Companies. As with other investments, investments in other investment companies, including ETFs, are subject to market and manager risk. In addition, the Fund will incur higher and duplicative expenses, including advisory fees, when it invests in shares of registered investment companies, including mutual funds, BDCs, closed-end funds, ETFs and other registered and private investment funds. The Fund may invest in CCLFX, a registered closed-end investment company that is also managed by Cliffwater. With respect to the Fund’s investments in CCLFX, Cliffwater has agreed to reimburse the Fund in the amount of the management fee that would otherwise be charged to the Fund for its investments in CCLFX, although the Fund will still pay non-management fees on its investment in the affiliated fund.

SEC rules permit funds to invest in other investment companies under certain circumstances. While Rule 12d1-4 permits more types of fund of funds arrangements without reliance on an exemptive order or no-action letters, it imposes certain conditions, including limits on control and voting of acquired funds’ shares, evaluations and findings by investment advisers, fund investment agreements and limits on most three-tier fund structures.

Cliffwater may be subject to potential conflicts of interest with respect to Fund investments in affiliated investment companies, particularly when such investment companies have low assets, or in determining the allocation of the Fund’s assets among investment companies. Such conflicts arise because Cliffwater may, due to its own financial interest or other business considerations, have incentives to invest in funds managed by Cliffwater rather than investing in funds managed or sponsored by others, including that fees paid to Cliffwater by an affiliated underlying investment company may be higher than unaffiliated investment companies or an affiliated underlying investment company may be in need of assets to enhance its appeal to other investors, liquidity and trading and/or to enable it to carry out its investment strategies. Cliffwater is a fiduciary to the Fund and is legally obligated to act in the Fund’s best interest when selecting Underlying Funds.

Non-Diversified Status. The Fund is a “non-diversified” management investment company. Thus, there are no percentage limitations imposed by the 1940 Act on the Fund’s assets that may be invested, directly or indirectly, in the securities of any one issuer. Consequently, if one or more Fund Investments are allocated a relatively large percentage of the Fund’s assets, losses suffered by such Fund Investments could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of investments. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. However, the Fund will be subject to quarterly asset diversification requirements applicable to RICs under the Code. See “TAX MATTERS” in the SAI.

Regulatory Risks of Portfolio Funds. The regulatory environment for Portfolio Funds (and for registered investment companies investing in Portfolio Funds) is complex and evolving. Changes in the regulation or taxation of private funds are impossible to predict and may adversely affect the value of the Private Capital investments, and the ability of the Fund to execute its investment strategy. There is no guarantee that the SEC will not require the Fund’s Shareholders to meet additional eligibility criteria in the future.

General Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur during the term of the Fund which may materially adversely affect the Fund. For example, the regulatory and tax environment for leveraged investors and for private equity funds generally is evolving, and changes in the direct or indirect regulation or taxation of leveraged investors or private equity funds may materially adversely affect the ability of the Fund to pursue its investment strategies or achieve its investment objective or qualify as a RIC. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) vests U.S. federal bank, securities and commodities regulators with significant and extensive rulemaking, supervisory and enforcement authority. The implementation of the Dodd-Frank Act requires the adoption of various regulations and the preparation of reports by various agencies over a period of time. It is unclear how these regulators will exercise these revised and expanded powers and whether they will undertake rulemaking, supervisory or enforcement actions that would adversely affect the Fund or investments made by the Fund. There can be no assurance that future regulatory actions authorized by the Dodd-Frank Act will not significantly reduce the profitability of the Fund. The implementation of the Dodd-Frank Act could adversely affect the Fund by increasing transaction and/or regulatory compliance costs.

Repurchase Offers Risk. The Fund has adopted a fundamental policy to conduct semi-annual repurchase offers. The Fund will offer to purchase only a small portion of its Shares in connection with each repurchase offer, and there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. See “Unlisted Closed-End Structure; Liquidity Limited to Repurchases of Shares.”

Notices of each repurchase offer are sent to shareholders at least 21 days before the “Repurchase Request Deadline” (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer). The Fund determines the NAV applicable to repurchases no later than the fourteen (14) days after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day) (the “Repurchase Pricing Date”). The Fund expects to distribute payment to Shareholders between one and three business days after the Repurchase Pricing Date and will distribute payment no later than seven (7) calendar days after such date. If a Shareholder tenders all of its Shares (or a portion of its Shares) in connection with a repurchase offer made by the Fund, that tender may not be rescinded by the Shareholder after the Repurchase Request Deadline. Because the NAV applicable to a repurchase is calculated 14 days after the Repurchase Request Deadline, a Shareholder will not know its repurchase price until after it has irrevocably tendered its Shares. See “Repurchases of Shares and Transfers.” Shareholders may be subject to market risk in relation to the tender of their Shares for repurchase because like other market investments, the value of the Fund’s Shares may move up or down, sometimes rapidly and unpredictably, between the date a repurchase offer terminates and the repurchase date. Likewise, because the Fund’s investments may include securities denominated in foreign currencies, changes in currency values between the date a repurchase offer terminates and the repurchase date may also adversely affect the value of the Fund’s Shares.

The Fund may be limited in its ability to liquidate its holdings in Portfolio Funds to meet repurchase requests. Repurchase offers principally will be funded by cash and cash equivalents, as well as by the sale of certain liquid securities. Accordingly, the Fund may repurchase fewer Shares than Shareholders may wish to sell, resulting in the proration of Shareholder repurchases. See “Unlisted Closed-End Structure; Liquidity Limited to Repurchases of Shares.”

Substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable for the purpose of raising cash to fund the repurchases. This could have a material adverse effect on the value of the Shares and the performance of the Fund. In addition, substantial repurchases of Shares may decrease the Fund’s total assets and accordingly may increase its expenses as a percentage of average net assets.

Foreign Investments Risk. Investment in foreign issuers, securities of companies with significant foreign exposure or securities principally traded outside the United States may involve special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation, nationalization or confiscatory taxation of assets, and possible difficulty in obtaining and enforcing judgments against foreign entities. The Fund and/or a Portfolio Fund may be subject to foreign taxation on realized capital gains, dividends or interest payable on foreign securities, on transactions in those securities and on the repatriation of proceeds generated from those securities. Transaction-based charges are generally calculated as a percentage of the transaction amount and are paid upon the sale or transfer of portfolio securities subject to such taxes. Any taxes or other charges paid or incurred by the Fund or a Portfolio Fund in respect of its foreign securities will reduce the Fund’s yield. See “TAX MATTERS” in the SAI for more information about these and other special tax considerations applicable to investments in securities of foreign issuers and securities principally traded outside the United States.

In addition, the tax laws of some foreign jurisdictions in which a Portfolio Fund or its portfolio companies may invest are unclear and interpretations of such laws can change over time. As a result, in order to comply with guidance related to the accounting and disclosure of uncertain tax positions under U.S. generally accepted accounting principles (“GAAP”), a Portfolio Fund may be required to accrue for book purposes certain foreign taxes in respect of its foreign securities or other foreign investments that it may or may not ultimately pay. Such tax accruals will reduce a Portfolio Fund’s NAV at the time accrued, even though, in some cases, the Portfolio Fund ultimately will not pay the related tax liabilities. Conversely, a Portfolio Fund’s NAV will be increased by any tax accruals that are ultimately reversed.

Issuers of foreign securities are subject to different, often less comprehensive, accounting, custody, reporting, and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and related fees also are generally higher than in the United States. Portfolio Funds that invest in foreign securities also may be affected by different custody and/or settlement practices or delayed settlements in some foreign markets. The laws of some foreign countries may limit the Fund’s or a Portfolio Fund’s ability to invest in securities of certain issuers located in those countries. Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. No assurance can be given that the Fund or a Portfolio Fund or portfolio company will satisfy applicable foreign reporting requirements at all times.

Dilution from Subsequent Offerings of Shares. The Fund expects to engage in a continuous offering of its Shares. Additional purchases will dilute the indirect interests of existing Shareholders in the Private Capital investments prior to such purchases, which could have an adverse impact on the existing Shareholders’ interests in the Fund if subsequent Private Capital investments underperform the prior investments. Further, in certain cases Portfolio Fund managers may structure performance-based compensation, with such compensation being paid only if gains exceed prior losses. The value attributable to the fact that no performance-based compensation is being paid to a Portfolio Fund manager until its gains exceed prior losses is not taken into account when determining the NAV of the Fund. New purchases of Shares will dilute the benefit of such compensation structures to existing Shareholders.

Reporting Requirements. Shareholders who beneficially own Shares that constitute more than 5% or 10% of the Fund’s Shares are subject to certain requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. These include requirements to file certain reports with the SEC. The Fund has no obligation to file such reports on behalf of such Shareholders or to notify Shareholders that such reports are required to be made. Shareholders who may be subject to such requirements should consult with their legal advisers.

Uncertain Source and Quantity of Funding. Proceeds from the sale of Shares will be used for the Fund’s investment opportunities, operating expenses and for payment of various fees and expenses such as the Management Fee and other fees. Any working capital reserves the Fund maintains may not be sufficient for investment purposes, and it may require debt or equity financing to operate. Accordingly, in the event that the Fund develops a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to the Fund. Consequently, if the Fund cannot obtain debt or equity financing on acceptable terms, the ability to acquire investments and expand operations will be adversely affected. As a result, the Fund would be less able to achieve portfolio diversification and the investment objective, which may negatively impact the Fund’s results of operations and reduce the Fund’s ability to make distributions to Shareholders.

Fluctuations in Performance. The Fund could experience fluctuations in its performance due to a number of factors, including, but not limited to, the Fund’s ability or inability to make investments in Portfolio Funds or companies that meet the Fund’s investment criteria, the interest rate payable on the debt securities the Fund acquires, the level of the Fund’s expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in its markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.

Payment In-Kind for Repurchased Shares. The Fund does not expect to distribute securities as payment for repurchased Shares except in unusual circumstances. The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund or on Shareholders not requesting that their Shares be repurchased. In the event that the Fund makes such a distribution of securities, Shareholders will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

Cybersecurity Risk. The Fund and its service providers are susceptible to cyber-attacks and to technological malfunctions that have effects similar to those of a cyber-attack. Cyber-attacks include, among others, stealing or corrupting data maintained online or digitally, preventing legitimate users from accessing information or services on a website, releasing confidential information without authorization, and disrupting operations.

Successful cyber-attacks against, or security breakdowns of, the Fund, the Adviser, or an administrator, custodian, transfer agent, or other service provider may adversely affect the Fund or its Shareholders. For instance, cyber-attacks may interfere with the processing of shareholder transactions, affect the Fund’s ability to calculate its NAV, cause the release or misappropriation of private shareholder information or confidential Fund information, impede trading, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses and additional compliance costs. While the Adviser has established business continuity plans and systems designed to prevent, detect and respond to cyber-attacks, those plans and systems have inherent limitations. Similar types of cyber security risks also are present for issuers of securities in which the Fund invests, which could have material adverse consequences for those issuers and result in a decline in the market price of their securities. Furthermore, as a result of cyber-attacks, technological disruptions, malfunctions, or failures, an exchange or market may close or suspend trading in specific securities or the entire market, which could prevent the Fund from, among other things, buying or selling securities or accurately pricing their investments. The Fund cannot directly control cyber security plans and systems of its service providers, the Fund’s counterparties, issuers of securities in which the Fund invests, or securities markets and exchanges.

Borrowing, Use of Leverage. The Fund may leverage its investments, including through borrowings by one or more SPVs that are Subsidiaries of the Fund. Certain Fund investments may be held by these SPVs. The use of leverage increases both risk of loss and profit potential. The Fund is subject to the 1940 Act requirement that an investment company satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed (including through one or more SPVs that are Subsidiaries of the Fund), measured at the time the investment company incurs the indebtedness. This means that at any given time the value of the Fund’s total indebtedness may not exceed one-third the value of its total assets (including such indebtedness). The interests of persons with whom the Fund (or SPVs that are Subsidiaries of the Fund) enters into leverage arrangements may not necessarily be aligned with the interests of the Fund’s Shareholders and such persons may have claims on the Fund’s assets that are senior to those of the Fund’s Shareholders. In addition to the risks created by the Fund’s use of leverage, the Fund is subject to the additional risk that it would be unable to timely, or at all, obtain leverage borrowing. The Fund might also be required to de-leverage, selling securities at a potentially inopportune time and incurring tax consequences. Further, the Fund’s ability to generate income from the use of leverage would be adversely affected.

Under the 1940 Act, the Fund is not permitted to issue preferred stock unless immediately after such issuance, the value of the Fund’s total assets (including the proceeds of such issuance) less all liabilities and indebtedness not represented by senior securities is at least equal to 200% of the total of the aggregate amount of senior securities representing indebtedness plus the aggregate liquidation value of any outstanding preferred stock. Stated another way, the Fund may not issue preferred stock that, together with outstanding preferred stock and debt securities, has a total aggregate liquidation value and outstanding principal amount of more than 50% of the value of the Fund’s total assets, including the proceeds of such issuance, less liabilities and indebtedness not represented by senior securities. In addition, the Fund is not permitted to declare any distribution on its common stock, or purchase any of the Fund’s shares of common stock (through repurchase offers or otherwise) unless the Fund would satisfy this 200% asset coverage requirement test after deducting the amount of such distribution or share price, as the case may be. The Fund may, as a result of market conditions or otherwise, be required to purchase or redeem preferred stock, or sell a portion of its investments when it may be disadvantageous to do so, in order to maintain the required asset coverage. Common stockholders would bear the costs of issuing additional preferred stock, which may include offering expenses and the ongoing payment of distributions. Under the 1940 Act, the Fund may only issue one class of preferred stock.

In addition, the Portfolio Fund managers may employ leverage through borrowings, and the Portfolio Fund managers and Fund are likely to acquire interests directly or indirectly in companies with highly leveraged capital structures. If income and appreciation on investments made with borrowed funds are less than the cost of the leverage, the value of the relevant portfolio or investment will decrease. Accordingly, any event that adversely affects the value of a Private Capital investment will be magnified to the extent leverage is employed. The cumulative effect of the use of leverage by the Fund or the Portfolio Funds in a market that moves adversely to the relevant investments could result in substantial losses, exceeding those that would have been incurred if leverage had not been employed.

Control Positions. The Portfolio Funds may take control positions in portfolio companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations and other types of liability in which the limited liability characteristic of a corporation may be ignored, which would increase the Fund’s possibility of incurring losses.

Currency Risk. Although the Fund intends to invest significantly in the United States, the Fund’s portfolio is anticipated to include investments in a select number of different currencies. Any returns on, and the value of such investments may, therefore, be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors. A decline in the value of the currencies in which Fund Investments are denominated against the U.S. Dollar may result in a decrease the Fund’s NAV. Cliffwater generally does not expect to hedge the value of investments made by the Fund against currency fluctuations, and even if Cliffwater deems hedging appropriate, it may not be possible or practicable to hedge currency risk exposure. Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

Risks Relating to Accounting, Auditing and Financial Reporting, Etc. The legal, regulatory, disclosure, accounting, auditing and reporting standards in certain of the countries in which Fund Investments (both direct and indirect) may be made may be less stringent and may not provide the same degree of protection or information to investors as would generally apply in the United States. Although the Fund uses GAAP, the assets, liabilities, profits and losses appearing in published financial statements of the Fund Investments may not reflect their financial position or operating results as they would be reflected under GAAP. Accordingly, the NAV of the Fund published from time to time may not accurately reflect a realistic value for any or all of the investments. In addition, privately held companies may not have third-party debt ratings or audited financial statements. As a result, the Fund must rely on the ability of the Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in a privately held company. These companies and their financial information will generally not be subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and other rules and regulations that govern public companies. If the Fund is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and the Fund may lose money on Fund Investments. Finally, certain investments of a Portfolio Fund may be in portfolio companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States. Accordingly, information supplied to the Fund and the Portfolio Funds may be incomplete, inaccurate and/or significantly delayed. The Portfolio Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such portfolio companies, which may ultimately have an adverse impact on the NAV of the Fund.

Amount or Frequency of Distributions Not Guaranteed. The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board. Nevertheless, the Fund cannot assure Shareholders that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. The Fund’s ability to pay distributions may be adversely affected by the impact of the risks described in this Prospectus. All distributions will depend on the Fund’s earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.

Portfolio Fund Operations Not Transparent. Cliffwater does not control the investments or operations of the Portfolio Funds. A Portfolio Fund manager may employ investment strategies that differ from its past practices and are not fully disclosed to Cliffwater and that involve risks that are not anticipated by Cliffwater. Some Portfolio Fund managers may have a limited operating history and some may have limited experience in executing one or more investment strategies to be employed for a Portfolio Fund. Furthermore, there is no guarantee that the information given to the Administrator and reports given to Cliffwater with respect to the Private Capital investments will not be fraudulent, inaccurate or incomplete.

Limitations on Ability to Invest in Portfolio Funds. Certain Portfolio Fund managers’ investment approaches can accommodate only a certain amount of capital. Portfolio Fund managers typically endeavor not to undertake to manage more capital than such Portfolio Fund manager’s approach can accommodate without risking a potential deterioration in returns. Accordingly, each Portfolio Fund manager has the right to refuse to manage some or all of the Fund’s assets that Cliffwater may wish to allocate to such Portfolio Fund manager. Further, continued sales of Shares would dilute the indirect participation of existing Shareholders with such Portfolio Fund manager.

In addition, it is expected that the Fund will be able to make investments in particular Portfolio Funds only at certain times, and commitments to Portfolio Funds may not be accepted (in part or in their entirety). As a result, the Fund may hold cash or invest any portion of its assets that is not invested in Portfolio Funds in cash equivalents, short-term securities or money market securities pending investment in Portfolio Funds. To the extent that the Fund’s assets are not invested in Portfolio Funds, the Fund may be unable to meet its investment objective.

Indemnification of Portfolio Funds and Portfolio Fund Managers. The Fund may agree to indemnify certain of the Portfolio Funds and the Portfolio Fund managers and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Portfolio Funds or direct investments. If the Fund were required to make payments (or return distributions received from such Portfolio Funds or direct investments) in respect of any such indemnity, the Fund could be materially adversely affected.

Contingent Liabilities on Disposition of Investments. In connection with the disposition of a Fund Investment, it may be required to make representations about the investment. The Fund may be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements may result in the incurrence of contingent liabilities for which the Fund may establish reserves and escrows. In that regard, distributions may be delayed or withheld until such reserve is no longer needed or the escrow period expires.

Capital Call Risk. The Fund may maintain a sizeable cash position in anticipation of funding capital calls or near-term investment opportunities. Even though the Fund may maintain a sizeable position in cash and short-term securities, it may not contribute the full amount of its commitment to a Portfolio Fund at the time of investment. Instead, the Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by a Portfolio Fund. If the Fund defaults on its commitment to a Portfolio Fund or fails to satisfy capital calls to a Portfolio Fund in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund’s investment in the Portfolio Fund. Any failure by the Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund to pursue its investment strategy, (ii) force the Fund to borrow, (iii) cause the Fund, and, indirectly, the Shareholders to be subject to certain penalties from the Private Capital investments (including the complete forfeiture of the Fund’s investment in a Portfolio Fund), or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

Lack of Control. The Fund may indirectly make binding commitments to Co-Investment vehicles without an ability to participate in their management and control and with no or limited ability to transfer its interests in such Co-Investment vehicles. The Fund also generally will not have control over any of the underlying portfolio companies and will not be able to direct the policies or management decisions of such portfolio companies.

Availability of Financing and Market Conditions. Market fluctuations in business loans may affect the availability and cost of loans needed for the Fund Investments. Credit availability has been restricted in the past and may become so in the future. Restrictions upon the availability of financing or high interest rates on such loans will adversely affect the value of existing Fund Investments and may limit the Fund’s availability to source and invest in new Fund Investments. Interest paid by any Fund Investment on its debt obligations will reduce cash available for distributions. Interest rates are currently low compared to prior periods. If any Fund Investment incurs variable rate debt, increases in interest rates would increase its interest costs, which could reduce the Fund’s return on its investments.

Termination of the Fund’s Interest in a Portfolio Fund. A Portfolio Fund may, among other things, terminate the Fund’s interest in that Portfolio Fund (causing a forfeiture of all or a portion of such interest) if the Fund fails to satisfy any capital call by that Portfolio Fund or if the continued participation of the Fund in the Portfolio Fund would have a material adverse effect on the Portfolio Fund or its assets.

Convertible Securities Risk. A convertible security’s market value tends to reflect the market price of the common stock of the issuing company when that stock price approaches or is greater than the convertible security’s “conversion price.” The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. Thus, it may not decline in price to the same extent as the underlying common stock. In the event of a liquidation of the issuing company, holders of convertible securities may be paid before the company’s common stockholders but after holders of any senior debt obligations of the company. The market values of convertible securities may decline as interest rates increase and, conversely, may increase as interest rates decline. Consequently, the issuer’s convertible securities generally entail less risk than its common stock but more risk than its debt obligations. Convertible securities are often rated below investment grade or not rated.

Preferred Securities Risk. Preferred securities have both debt and equity characteristics and may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities, however, unlike common stocks, participation in the growth of an issuer may be limited. Distributions on preferred securities are generally payable at the discretion of the issuer’s board of directors and after the company makes required payments to holders of its bonds and other debt securities. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt securities to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies. Preferred securities may be less liquid than common stocks. Preferred securities may include provisions that permit the issuer, at its discretion, to defer or omit distributions for a stated period without any adverse consequences to the issuer. Preferred shareholders may have certain rights if distributions are not paid but generally have no legal recourse against the issuer and may suffer a loss of value if distributions are not paid. Generally, preferred shareholders have no voting rights with respect to the issuer unless distributions to preferred shareholders have not been paid for a stated period, at which time the preferred shareholders may elect a number of directors to the issuer’s board. Generally, once all the distributions have been paid to preferred shareholders, the preferred shareholders no longer have voting rights.

Warrants Risk. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the holder loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

Derivatives Risk. The use of derivatives involves risks that are in addition to, and potentially greater than, the risks of investing directly in securities and other more traditional assets. Derivatives are financial contracts the value of which depends on, or is derived from, an asset or other underlying reference. Derivatives involve the risk that changes in their value may not move as expected relative to changes in the value of the underlying investment they are designed to track. Derivatives risk may be more significant when derivatives are used to enhance return or as a substitute for a cash investment option, rather than solely to hedge the risk of a position held by the Fund.

OTC derivatives are not traded on exchanges or standardized; rather, banks and dealers act as principals in these markets negotiating each transaction on an individual basis. There have been periods during which certain banks or dealers have refused to quote prices for OTC derivatives contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell. There is no limitation on the daily price movements of OTC derivatives. Principals in the OTC derivatives markets have no obligation to continue to make markets in the OTC derivatives traded. The Fund may be required to provide more margin for its derivatives investments during periods of market disruptions or stress.

Derivatives also present other risks described herein, including securities markets risk, liquidity and valuation risk and currency risk. OTC derivatives are generally highly illiquid. Many derivatives, in particular OTC derivatives, are complex and their valuation often requires modeling and judgment, which increases the risk of mispricing or improper valuation. The Fund’s use of derivatives may not be effective or have the desired results. Moreover, suitable derivatives will not be available in all circumstances. Cliffwater may decide not to use derivatives to hedge or otherwise reduce the Fund’s risk exposures, potentially resulting in losses for the Fund.

Many derivatives have embedded leverage (i.e., a notional value in excess of the assets needed to establish and/or maintain the derivative position). Derivatives in which the Fund may invest (e.g., options and futures) may have embedded leverage, depending on their specific terms. As a result, adverse changes in the value or level of the underlying investment may result in a loss substantially greater than the amount invested in the derivative itself.

The Fund’s use of OTC derivatives exposes it to the risk that the counterparties will be unable or unwilling to make timely settlement payments or otherwise honor their obligations. If the counterparty defaults, the Fund will still have contractual remedies but may not be able to enforce them. The Fund may invest in derivatives with a limited number of counterparties, and events affecting the creditworthiness of any of those counterparties may have a pronounced effect on the Fund.

In October 2020, the SEC adopted Rule 18f-4 under the 1940 Act (“Rule 18f-4”) providing for the regulation of a registered investment company’s use of derivatives and certain related instruments. If the Fund were to use derivatives and certain related instruments, the Fund would be subject to Rule 18f-4. Among other things, Rule 18f-4 limits a fund’s derivatives exposure through a VaR test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. Rule 18f-4 could restrict the Fund’s ability to engage in certain derivatives transactions and/or increase the costs of such derivatives transactions, which could adversely affect the value or performance of the Fund.

Limited Operating History of Portfolio Companies. Portfolio companies may have limited operating histories by which to assess their ability to achieve, sustain and increase revenues or profitability. A portfolio company’s financial results will be affected by many factors, including (i) the ability to successfully identify a market or markets in which there is a need for its products; (ii) the ability to successfully negotiate strategic alliances, licensing and other relationships for product development, marketing, distribution and sales; (iii) the progress of research and development programs with respect to the development of additional products and enhancements to existing products; (iv) the ability to protect proprietary rights; and (v) competing technological and market developments, particularly companies that have substantially greater resources.

There can be no assurance that the portfolio companies will ever achieve significant commercial revenues or profitability.

Risks Associated with Management of Growth. To achieve their projected revenues and other targeted operating results, the portfolio companies may be required to rapidly implement and improve operational, financial and management control systems on a timely basis, together with maintaining effective cost controls, and any failure to do so would have a material adverse effect on their business, financial condition and results of operations. The success of their growth plans will depend in part upon their ability to continue to attract, retain and motivate key personnel. Failure to make the required expansions and upgrades could have a material adverse effect on their business, financial condition, results of operations and relationships with their corporate partners. The results of operations for the companies will also be adversely affected if revenues do not increase sufficiently to compensate for the increase in operating expenses resulting from any expansion and there can be no assurance that any expansion will be profitable or will not adversely affect their results of operations.

Reliance on Portfolio Company Management. The day-to-day operations of each portfolio company will be the responsibility of its own management team. Although Cliffwater will monitor the performance of Portfolio Funds, and Portfolio Fund managers are expected to screen portfolio company management for capable management skills, there can be no assurance that such management will be able to operate any such portfolio company in accordance with the Fund’s expectations. In addition, the loss to a portfolio company of a member of its management team could be detrimental to the development of the portfolio company.

No Assurance of Additional Capital for Investments. Even if a portfolio company is successful generating revenues and expanding its service offerings, it may require additional financing to continue product and service development, testing and, ultimately, marketing and other operational activities. Moreover, its cash requirements may vary materially due to service development results, service testing results, changing relationships with strategic partners, changes in the focus and direction of its research and development programs, competitive and technological advances of competitors, and other factors. Additional financing may not be available when needed or on acceptable terms. If additional financing is not available, the portfolio company may need to delay, scale back or eliminate certain of its product development, marketing or other activities, or even be forced to cease operations and liquidate.

General Risks of Secondary Investments. The overall performance of the Fund’s secondary investments will depend in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information. Certain secondary investments may be purchased as a portfolio, and in such cases the Fund may not be able to exclude from such purchases those investments that Cliffwater considers (for commercial, tax, legal or other reasons) less attractive. Where a Portfolio Fund acquires a portfolio company interest as a secondary investment, the Portfolio Fund will generally not have the ability to modify or amend such portfolio company’s constituent documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired. In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to primary investments.

Contingent Liabilities Associated with Secondary Investments. Where a Portfolio Fund acquires a portfolio company interest as a secondary investment, the Portfolio Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the relevant portfolio company and, subsequently, that portfolio company recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Portfolio Company. While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Portfolio Company, there can be no assurance that the Fund would have such right or prevail in any such claim.

Risks Relating to Secondary Investments Involving Syndicates. The Fund may acquire secondary investments as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including (among other things): (i) counterparty risk, (ii) reputation risk,(iii) breach of confidentiality by a syndicate member and (iv) execution risk.

Securities Markets Risk. Overall securities market risks may affect the value of individual instruments in which the Fund invests. Factors such as domestic and foreign economic growth and market conditions, interest rate levels, and political events affect the securities markets. Equity securities may experience sudden, unpredictable drops in value or long periods of decline in value. This may occur because of factors that affect securities markets generally or factors affecting specific industries, sectors, or companies in which the Fund invests. When the value of the Fund’s investments goes down, your investment in the Fund decreases in value and you could lose money.

Eurozone Risk. The Fund may invest directly or indirectly from time to time in European companies and assets and companies and assets that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the European Union (“EU”) or the Eurozone create risks that could materially and adversely affect the Fund Investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies and assets, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro- denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies and assets in affected countries, could also have material adverse effects on the Fund.

Brexit Risk. In June of 2016, the United Kingdom (the “UK”) approved a referendum to leave the EU, commonly referred to as “Brexit,” which sparked depreciation in the value of the British pound and heightened risk of continued worldwide economic volatility. Pursuant to Article 50 of the Treaty of Lisbon, the UK gave notice in March 2017 of its withdrawal from the EU and commenced negotiations on the terms of withdrawal.

Following years of negotiations and multiple withdrawal deadline extensions, the UK withdrew from the EU on January 31, 2020. A transition period, which lasted through December 31, 2020, was used for the UK and EU to negotiate their future relationship. An agreement between the UK and the EU governing their future trade relationship became effective January 1, 2021. As a result of the UK’s exit from the EU, the Fund may be exposed to volatile trading markets and significant and unpredictable currency fluctuations, and potentially lower economic growth in the UK, Europe and globally. Securities issued by companies domiciled in the UK could be subject to changing regulatory and tax regimes. Banking and financial services companies that operate in the UK or EU could be disproportionately affected by Brexit. Further insecurity in EU membership or the abandonment of the euro could exacerbate market and currency volatility and negatively affect the Fund’s investments in securities of issuers located in the EU. The effects of these actions, especially if they occur in a disorderly fashion, are not clear but could be significant and far-reaching.

Divergence of Resources. Neither Cliffwater nor its affiliates, including individuals employed by Cliffwater or its affiliates, are prohibited from raising money for and managing another investment entity that makes the same types of investments as those the Fund will target. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities.

Limits of Risk Disclosure

The above discussion and the discussions in the SAI relating to various risks associated with the Fund, Fund Investments, and Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Prospectus, the SAI, and the Declaration of Trust and should consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Prospectus.

No guarantee or representation is made that the investment program of the Fund or any Portfolio Fund will be successful, that the various Fund Investments selected will produce positive returns or that the Fund will achieve its investment objective.

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

Management of the Fund

The Board of Trustees

The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Shareholders. A majority of Trustees of the Board are and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”). To the extent permitted by the 1940 Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board, service providers or the Adviser. See “Board of Trustees and Officers” in the Fund’s SAI for the identities of the Trustees and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board.

Cliffwater

Cliffwater LLC serves as the investment adviser of the Fund and is responsible for determining and implementing the Fund’s overall investment strategy. Cliffwater is located at 4640 Admiralty Way, 11th Floor, Marina del Rey, California and is an investment adviser registered with the SEC under the Advisers Act. As of January 31, 2024, the Adviser had assets under management of $22 billion and assets under advisement (including discretionary and non-discretionary accounts) of approximately $101 billion. Mr. Stephen L. Nesbitt, an interested Trustee of the Fund, holds a controlling interest in Cliffwater.

Subject to the general supervision of the Board, and in accordance with the investment objective, policies, and restrictions of the Fund, Cliffwater is responsible for the management and operation of the Fund and the investment of the Fund’s assets. Cliffwater provides such services pursuant to the Investment Management Agreement.

Portfolio Management Team

The personnel who currently are jointly and primarily responsible for the day-to-day management of the Fund (each a “Portfolio Manager” and collectively, the “Portfolio Managers”) are:

Gabrielle Zadra

Gabrielle is a Senior Managing Director at Cliffwater and leads our private assets research team. Prior to joining Cliffwater in 2004, Gabrielle was with Pathway Capital Management, LLC where she led due diligence on private equity investments. Previous experience includes working in investment banking with the Banc of America Securities Technology Group. She also worked for the Service Employees International Union / AFL-CIO. She earned a BA in History and Women’s Studies with high honors from Oberlin College, and an MBA from The Anderson School at the University of California, Los Angeles.

Eric Abelson

Eric is Head of Private Equity Co-Investments at Cliffwater. Prior to joining Cliffwater in 2007, Eric was a Senior Associate with WestLB Mellon Asset Management where he performed due diligence on private equity investments. Previous experience includes working in equity management for Sit Investment Associates. He earned a BS in Environmental Economics from the University of California at Berkeley. Eric holds the Chartered Financial Analyst® designation and is a member of the CFA Institute and the CFA Society Los Angeles.

Bernard Gehlmann

Bernie is a Managing Director at Cliffwater and a member of our private assets research team. Prior to joining Cliffwater in 2016, Bernie was a Director of Investments at The Ohio State University and an Investment Officer at Ohio School Employees Retirement System. His primary responsibilities included managing diversified Endowment and Pension portfolios across private equity and real assets. He earned a BSBA in Finance and Economics from The Ohio State University, and holds the Chartered Alternative Investment Analyst® designation.

The SAI provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers’ ownership of securities in the Fund.

Investment Management Agreement

Under the general oversight of the Board, Cliffwater has been engaged to continuously furnish an investment program with respect to the Fund. Cliffwater compensates all Trustees and officers of the Fund who are members of Cliffwater’s organization and who render investment services to the Fund.

Pursuant to the Investment Management Agreement, Cliffwater agrees to manage the investment and reinvestment of the Fund’s assets in accordance with the Fund’s investment objective and policies and to determine what investments will be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund will be held uninvested. Subject to applicable law, Cliffwater, at its expense, may select and contract with one or more subadvisers for the Fund with respect to all or a portion of the Fund’s assets. Cliffwater bears its own operating and overhead expenses attributable to its duties under the Investment Management Agreement. The Fund bears all other costs of its operations, including, without limitation, the expenses set forth in “Fund Expenses” below.

The Investment Management Agreement between the Adviser and the Fund became effective as of February 27, 2024, and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval. The Investment Management Agreement will terminate automatically if assigned (as defined in the 1940 Act), and it is terminable at any time without penalty upon sixty (60) days’ written notice to the Fund by either the Board, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by the Adviser.

The Investment Management Agreement provides that, in the absence of willful misfeasance, gross negligence, bad faith or reckless disregard of its obligations to the Fund, the Adviser and any partner, member (and any of its members, partners or shareholders, including the direct and indirect owners of its members, partners or shareholders), manager, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, shall not be subject to liability to the Fund or otherwise under the Investment Management Agreement for any act or omission in the course of, or connected with, rendering services under the Investment Management Agreement or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, including, without limitation, for any error of judgment, for any mistake of law, or for any act or omission by the Adviser or any affiliate of the Adviser, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Adviser or any partner, member (and any of its members, partners or shareholders, including the direct and indirect owners of its members, partners or shareholders), manager, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any claim, loss, damage, liability, reasonable cost, or reasonable expense (including reasonable attorney’s fees, judgments, and other related expenses in connection therewith and amounts paid in defense and settlement thereof) (individually, the “Liability,” and collectively, the “Liabilities”) to which the person may be liable that arises or results from the Investment Management Agreement or the performance of any services under the Investment Management Agreement, so long as such Liabilities did not arise primarily from such person’s willful misfeasance, gross negligence or reckless disregard of its obligations and duties under the Investment Management Agreement.

A discussion regarding the basis for the Board’s approval of the Investment Management Agreement with Cliffwater will be included in the Fund’s annual report to shareholders for the fiscal year ending March 31, 2024.

Management Fee

The Fund has agreed to pay Cliffwater as compensation under the Investment Management Agreement a monthly fee equal to 1.40% on an annualized basis of the Fund’s average daily net assets (the “Management Fee”). The Management Fee will be paid to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date, and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that for purposes of determining the Management Fee payable to the Adviser for any month, net assets will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Management Fee payable to the Adviser for that month. The Management Fee will be accrued daily, and will be due and payable monthly in arrears within ten (10) business days after the end of the month. To the extent Cliffwater receives advisory fees from a Subsidiary, Cliffwater will not receive compensation from the Fund in respect of the assets of the Fund that are invested in such Subsidiary.

A portion of the Management Fee may be paid to brokers or dealers that assist in the distribution of Shares.

Fee Waiver Agreement

Cliffwater has entered into a written fee waiver agreement with the Fund providing that it will limit the Management Fee it charges the Fund to 0.00% through June 30, 2025 and to 1.00% from July 1, 2025 through June 30, 2026.

The Fund bears directly certain ongoing offering costs associated with any periodic offers of Shares, which will be expensed as they are incurred. Offering costs cannot be deducted by the Fund or the Shareholders for U.S. federal income tax purposes.

MML Investment Advisers, LLC, a previous investment adviser of the Fund, and/or its affiliates have voluntarily borne the Fund’s organizational and initial offering expenses. These expenses are not subject to recoupment.

Distributor

The Fund continuously offers the Shares at their NAV per Share through the Distributor, the principal underwriter and distributor of the Shares. The Fund has entered into a Distribution Agreement with the Distributor. Pursuant to the Distribution Agreement, the Distributor serves on a best efforts basis. It is not expected that the Distributor will purchase any Shares, nor does it intend to make a market in the Shares. The Distributor has no obligation to sell any specific quantity of Shares. The Distributor and its officers have no role in determining the investment policies or which securities are to be purchased or sold by the Fund.

Under the Fund’s Distribution Agreement, the Distributor is also responsible for entering into agreements with broker-dealers, banks or other financial intermediaries (each a “Selling Agent” and, collectively “Selling Agents”) to assist in the distribution of the Shares, reviewing the Fund’s proposed advertising materials and sales literature and making certain filings with regulators. The Distributor's principal business address is Three Canal Plaza, Suite 100, Portland, Maine 04101.

The Distributor may enter into agreements with Selling Agents. With respect to certain financial intermediaries and related fund “supermarket” platform arrangements, the Fund and/or the Adviser, typically enter into such agreements alongside the Distributor. These financial intermediaries may charge a fee for their services and may receive shareholder service or other fees from parties other than the Distributor. These financial intermediaries may otherwise act as processing agents and are responsible for promptly transmitting purchase, redemption and other requests to the Fund.

Investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase Shares. Investors purchasing Shares through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read the Prospectus in conjunction with any materials and information provided by their financial intermediary. The financial intermediary, and not its customers, will be the Shareholder of record, although customers may have the right to vote Shares depending upon their arrangement with the intermediary. The Adviser pays the Distributor a fee for certain distribution-related services.

Pursuant to the Distribution Agreement, the Distributor is solely responsible for its costs and expenses incurred in connection with its qualification as a broker-dealer under state or federal laws. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities. Specifically, the Distribution Agreement provides that the Fund and Cliffwater will indemnify, defend and hold the Distributor, its employees, agents, directors and officers and any person who controls the Distributor free and harmless from and against any and all claims arising out of or based upon (i) any material action (or omission to act) of the Distributor or its agents taken in connection with the Distribution Agreement; provided that such action (or omission to act) is taken without willful misfeasance, gross negligence or reckless disregard by the Distributor of its duties and obligations under the Distribution Agreement; (ii) any untrue or alleged untrue statement of a material fact contained in the Prospectus or related offering materials or any omission or alleged omission to state a material fact required to be stated in the Prospectus or related offering materials or necessary to make the statements in any Prospectus or related offering materials not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Fund or Cliffwater in connection with the preparation of the Fund’s Prospectus or related offering materials by or on behalf of the Distributor; (iii) any material breach of the agreements, representations, warranties and covenants by the Fund and Cliffwater in the Distribution Agreement; or (iv) the reliance on or use by the Distributor or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Fund or Cliffwater.

No sales charge is expected to be charged with respect to investments by the Adviser and its affiliates, directors, trustees, principals, officers and employees and others in the Fund’s sole discretion. The Adviser and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into selling agreements with the Distributor) from time to time in consideration of services, arrangements, significant investments in Fund Shares or other activities that the Adviser and its affiliates believe may, among other things, benefit the Fund’s business, facilitate investment in the Fund or otherwise benefit the Fund’s Shareholders. Payments of the type described above are sometimes referred to as revenue sharing payments. These payments will be made out of the Adviser’s and/or its affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount, and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Shares of the Fund over other investment options. Contact your financial intermediary for details about revenue sharing payments it receives or may receive.

Administration

The Administrator provides certain administrative and accounting services to the Fund pursuant to an Administration Agreement between the Fund and the Administrator. In consideration for these services, the Administrator is paid a monthly fee calculated based upon the average net asset value of the Fund, subject to a minimum monthly fee (the “Administration Fee”). The Administration Fee is paid out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses.

Transfer Agent

The Fund has retained UMBFS to provide transfer agency services. The Fund pays UMBFS a fee for transfer agency services. UMBFS has a principal business address of 235 West Galena Street, Milwaukee, WI 53212.

Custodian

State Street Bank and Trust Company (the “Custodian”) serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the 1940 Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1 Iron Street, Boston, Massachusetts 02210. As Custodian, State Street Bank and Trust Company does not assist in, and is not responsible for, the investment decisions and policies of the Fund.

Fund Expenses

Fund Operating Expenses

The Fund pays all of its expenses, or reimburses the Adviser or its affiliates to the extent they have previously paid such expenses on behalf of the Fund. The expenses of the Fund include, but are not limited to, any fees and expenses in connection with the organization of the Fund and the offering and issuance of Shares; all fees and expenses reasonably incurred in connection with the operation of the Fund; all fees and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, and enforcing the Fund’s rights in respect of such investments; quotation or valuation expenses; the Management Fee; the Administration Fee; servicing and other similar fees and expenses; out-of-pocket costs directly relating to investment transactions that are not consummated; other investment-related expenses, such as brokerage commissions, dealer spreads; transfer fees; fees on any borrowings or any expenses relating to leverage or indebtedness (including any interest thereon); professional fees; out-of-pocket costs directly relating to investment transactions that are not consummated; other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments; reasonable research and due diligence expenses relating to the identification and selection of investments (including expenses of news and quotation subscriptions, market or industry research, consultants or experts); investment-related software and databases relating thereto; fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel; litigation costs and expenses, judgments and settlements directly related to the preservation of the value of investments; reasonable legal, third party consultant, and investment-related software and databases expenses incurred in relation to entering into, the reviewing, reporting, monitoring, confirming and/or administration of the investments (including expenses of engaging third party valuation consultants and agents and expenses of loan administration with non-affiliates) and other matters (including online systems used to obtain pricing and trading information and systems used for the allocation of investments); accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Shares; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund; bank services fees; costs and expenses relating to any amendment of the Declaration of Trust or other organizational documents of the Fund; any fees and expenses in connection with seeking the SEC’s approval of any exemptive relief (or amending existing exemptive relief); expenses of preparing, amending, printing, and distributing the Prospectus and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to Shareholders, and proxy materials; all taxes, fees or other governmental charges and expenses of preparing, printing, and filing reports and other documents with government agencies; expenses incurred by the Adviser to the Fund in responding to a legal, administrative, judicial or regulatory action, claim, or suit relating to the Fund; expenses of Shareholders’ meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; shareholder recordkeeping and account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the members of the Board who are not employees of the Adviser or its affiliates; insurance premiums; and ad hoc expenses incurred at the specific request of the Adviser or the Board; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund. The Fund may need to sell portfolio securities to pay fees and expenses, which could cause the Fund to realize taxable gains.

“Extraordinary Expenses” means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the rights against any person or entity; costs and expenses for indemnification or contribution payable to any person or entity; expenses of a reorganization, restructuring or merger, as applicable; expenses of holding, or soliciting proxies for, a meeting of shareholders; and the expenses of engaging a new administrator, custodian or transfer agent.

The Adviser bears all of its expenses and costs incurred in providing investment advisory services to the Fund, including travel and certain other expenses. In addition, the Adviser is responsible for the payment of the compensation and expenses of those officers of the Fund affiliated with the Adviser, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Portfolio Funds will bear various fees and expenses in connection with their operations. These fees and expenses are similar to those incurred by the Fund. In addition, the Portfolio Funds will pay asset-based fees to their managers and generally may pay performance-based fees or allocations to their managers, which effectively reduce the investment returns of the Portfolio Funds. These expenses, fees, and allocations are in addition to those incurred by the Fund directly. As an investor in the Portfolio Funds, the Fund will bear a portion of the expenses and fees of the Portfolio Funds. Such indirect fees and expenses are borne by the Fund.

The Fund bears directly certain ongoing offering costs of Shares, which are expensed as they are incurred. Offering costs cannot be deducted by the Fund or the Shareholders.

The Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund.

Conflicts of Interest

The Fund may be subject to a number of actual and potential conflicts of interest, including, but not limited to, those set forth in further detail below.

The Adviser may from time to time engage in financial advisory activities that are independent from, and may conflict with, those of the Fund. In the future, there might arise instances where the interests of the Adviser conflict with the interests of the Fund. The Adviser may from time to time provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund), which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund, and which may compete with the Fund for investment opportunities. In addition, the Adviser and its clients and affiliates may from time to time invest in securities that would be appropriate for the Fund or the Portfolio Funds and may compete with the Portfolio Funds for investment opportunities. By acquiring Shares of the Fund, each Shareholder will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest, except as may otherwise be provided under the provisions of applicable state law or Federal securities law which cannot be waived or modified.

Although the Adviser will seek to allocate investment opportunities among the Fund and its other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Adviser will be appropriate for the Fund or will be referred to the Fund. The Adviser is not obligated to refer any investment opportunity to the Fund. Additionally, actions may be taken by some clients, either at their own discretion or at the Adviser’s discretion, that may be inconsistent, if not adverse to, other clients, including, but not limited to, interests in different parts of a company’s capital structure during a restructuring, bankruptcy or other insolvency proceeding or similar matter.

The directors, partners, trustees, managers, members, officers and employees of the Adviser may buy and sell securities or other investments for their own accounts. As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, each of the Fund and the Adviser has adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund. The Codes of Ethics are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov.

Allocation of the Adviser’s Time

The Fund substantially relies on the Adviser to manage the day-to-day activities of the Fund and to implement the Fund’s investment strategy. The Adviser also is involved with activities that are unrelated to the Fund. For example, the Adviser also provides advice to other investment funds and clients and are not restricted from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Fund and/or may involve substantial time and resources of the Adviser. These activities could be viewed as creating a conflict of interest in that the time and effort of the Adviser and its officers and employees will not be devoted exclusively to the Fund’s business but will be allocated between the Fund and the management of the assets of other clients of the Adviser. The Adviser and its employees will devote only as much of their time to the Fund’s business as the Adviser and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Adviser and its employees may experience conflicts of interest in allocating management time, services and functions among the Fund and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other entities than to the Fund.

Nevertheless, the Fund believes that the members of the Adviser’s senior management and the other key professionals, as well as the members of Cliffwater’s portfolio management team, have sufficient time to fully discharge their responsibilities to the Fund and to the other businesses in which they are involved. The Fund believes that its officers will devote the time required to manage the business and expect that the amount of time a particular officer devotes to the Fund will vary during the course of the year and depend on the Fund’s business activities at the given time.

Compensation Arrangements

The Adviser will receive fees in return for its services, and these fees could influence the advice provided by the Adviser. Among other matters, the compensation arrangements could affect the Adviser’s judgment with respect to offerings of equity by the Fund, which allow the Adviser to earn increased Management Fees. Leverage, if used, may have the effect of increasing compensation.

Investments in the Fund by the Adviser

The Adviser or its affiliates purchase Shares from time to time, and may hold a material position in the Fund. The Adviser or its affiliates face conflicting interests in determining whether, when and in what amount to tender Shares for repurchase in connection with periodic repurchase offers by the Fund. If the Adviser or its affiliate tenders a significant number of Shares in connection with a semi-annual repurchase offer, this could cause the repurchase offer to be oversubscribed and shareholders participating in the repurchase offer (including the Adviser or its affiliates) would only be able to have a portion of their Shares repurchased. In such a case, the Adviser or its affiliates would be subject to the resulting proration of tendered amounts on a pari passu basis with all other tendering investors. Other possible risks associated with the Fund’s repurchase offers are described under “Risk Factors - Repurchase Offers Risk” and “General Risks - Repurchase Offers Risk” in the Prospectus.

Fundamental Policies

The Fund’s fundamental policies, which are listed below, may not be changed without the affirmative vote of a majority of the outstanding voting securities of the Fund. As defined by the 1940 Act, the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the shareholders of the Fund (the “Shareholders”), duly called, (i) of 67% or more of the Shares represented at such meeting, if the holders of more than 50% of the outstanding Shares are present in person or represented by proxy or (ii) of more than 50% of the outstanding Shares, whichever is less. Within the limits of the fundamental policies of the Fund, the management of the Fund has reserved freedom of action.

The Fund may:

(1)	borrow money and issue senior securities (as defined under the 1940 Act), except as prohibited under the 1940 Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(2)	underwrite securities issued by other persons, except as prohibited under the 1940 Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(3)	make loans, except as prohibited under the 1940 Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(4)	purchase or sell commodities or real estate, except as prohibited under the 1940 Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

(5)	not concentrate investments in a particular industry or group of industries, as concentration is defined under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, except that the Fund may invest without limitation in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements involving such securities or tax-exempt obligations of state or municipal governments and their political subdivisions.

Any restriction on investments or use of assets, including, but not limited to, market capitalization, geographic, rating and/or any other percentage restrictions, set forth in this SAI or the Fund’s Prospectus shall be measured only at the time of investment, and any subsequent change, whether in the value, market capitalization, rating, percentage held or otherwise, will not constitute a violation of the restriction, other than with respect to investment restriction (1) above related to borrowings by the Fund. For purposes of determining compliance with investment restriction (5) above related to concentration of investments, Portfolio Funds are not considered part of any industry or group of industries, and the Fund may indirectly concentrate in a particular industry or group of industries through its investments in one or more Portfolio Funds. The Fund will look through to and consider the then-existing concentration of Portfolio Funds, to the extent they are known to the Fund, when making additional investments. The Fund will not invest 25% or more of its assets in one or more Portfolio Funds that it knows concentrate their assets in the same industry.

The Fund’s investment policies and restrictions apply only to investments made by the Fund directly (or any account consisting solely of the Fund’s assets) and do not apply to the activities and the transactions of the Portfolio Funds.

In addition to the above, the Fund has adopted the following additional fundamental policies:

●	it will make semi-annual repurchase offers for no less than 5% and not more than 25% (except as permitted by Rule 23c-3 under the 1940 Act (“Rule 23c-3”) of the Shares outstanding at per-class net asset value (“NAV”) per Share (measured on the repurchase request deadline) less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements;

●	each repurchase request deadline will be determined in accordance with Rule 23c-3, as may be amended from time to time. Currently, Rule 23c-3 requires the repurchase request deadline to be no less than 21 and no more than 42 days after the Fund sends a notification to Shareholders of the repurchase offer; and

●	each repurchase pricing date will be determined in accordance with Rule 23c-3, as may be amended from time to time. Currently, Rule 23c-3 requires the repurchase pricing date to be no later than the 14th day after a repurchase request deadline, or the next business day if the 14th day is not a business day.

THE FUND MAY CHANGE ITS INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS, STRATEGIES, AND TECHNIQUES.

Except as otherwise indicated, the Fund may change its investment objective and any of its policies, restrictions, strategies, and techniques without Shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board of Trustees of the Fund (the “Board”) without the vote of a majority (as defined by the 1940 Act) of the Fund’s outstanding Shares.

Dividends and Distributions

The Fund contemplates declaring as dividends each year all or substantially all of its taxable income. From time to time, the Fund may also pay special interim distributions in the form of cash or Shares at the discretion of the Board. A Shareholder’s dividends and capital gain distributions will be automatically reinvested if the Shareholder does not instruct the Administrator otherwise. A Shareholder who elects not to reinvest will receive both dividends and capital gain distributions in cash. The Fund may limit the extent to which any distributions that are returns of capital may be reinvested in the Fund.

Any distributions reinvested will nevertheless remain subject to U.S. federal (and applicable state and local) taxation to Shareholders. The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including Fund Investments), non-capital gains proceeds from the sale of assets (including Fund Investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in Portfolio Funds and expense reimbursements from Cliffwater. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions.

Each year a statement on IRS Form 1099-DIV (or successor form) identifying the character (e.g., as ordinary income, qualified dividend income or long-term capital gain) of the distributions will be mailed to Shareholders. The Fund’s distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. As a result, a portion of the distributions the Fund makes may represent a return of capital for U.S. federal tax purposes. A return of capital generally is a return of a Shareholder’s investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to Cliffwater. See “TAX MATTERS” in the SAI. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

The Fund has elected to be treated, and intends each year to qualify as a RIC under the Code. To qualify for and maintain RIC tax treatment, the Fund must, among other things, distribute at least 90% of its net taxable ordinary income and the excess of its net short-term capital gains in excess of net long-term capital losses, if any. A RIC may satisfy the 90% distribution requirement by distributing dividends (other than capital gain dividends) during its taxable year (including dividends declared in October, November or December of a taxable year that, if paid in the following January, are treated as paid by the RIC and received by its Shareholders on December 31 of the preceding year). In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of the Code. If a RIC makes a spillback dividend the amounts will be included in IRS Form 1099-DIV provided to Shareholders for the year the spillover distribution is paid.

The Fund can offer no assurance that it will achieve results that will permit the Fund to pay any cash distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes the Fund to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of the Fund’s borrowings. See “TAX MATTERS” in the SAI.

Dividend Reinvestment

Unless a Shareholder is ineligible or otherwise elects, all distributions of dividends (including capital gain dividends) with respect to a class of Shares will be automatically reinvested by the Fund in additional Shares of the corresponding class, which will be issued at the NAV per Share determined as of the ex-dividend date. Election not to reinvest dividends and to instead receive all dividends and capital gain distributions in cash may be made by contacting the Fund at 235 West Galena Street, Milwaukee, WI 53212. Participation in the dividend reinvestment program is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Fund prior to the dividend record date; otherwise, such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution. Such notice will be effective with respect to a particular dividend or other distribution (together, a “Dividend”). Some brokers or dealers may automatically elect to receive cash on behalf of Shareholders who hold their shares in the broker’s or dealer’s name and may re-invest that cash in additional Shares. Reinvested Dividends will increase the Fund’s assets on which the Management Fee is payable to the Adviser.

Whenever the Fund declares a dividend and/or capital gain payable in cash, non-participants in the dividend reinvestment plan will receive cash and participants in the plan will receive the equivalent in Shares. The Transfer Agent maintains all Shareholders’ accounts in the dividend reinvestment plan and furnishes written confirmation of all transactions in the accounts, including information needed by Shareholders for tax records.

Beneficial owners of Shares who hold their Shares in the name of a broker or dealer should contact the broker or nominee to determine whether and how they may participate in, or opt out of, the dividend reinvestment plan. In the case of Shareholders such as banks, brokers or dealers that hold shares for others who are the beneficial owners, the Administrator will administer the dividend reinvestment plan on the basis of the number of Shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the dividend reinvestment plan.

There will be no brokerage charges with respect to Shares issued directly by the Fund. The automatic reinvestment of dividends and/or capital gains in Shares under the dividend reinvestment plan will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends and/or capital gains, even though such participants have not received any cash with which to pay the resulting tax.

The Fund reserves the right to amend or terminate the dividend reinvestment plan. There is no direct service charge to participants with regard to purchases in the dividend reinvestment plan; however, the Fund reserves the right to amend the dividend reinvestment plan to include a service charge payable by the participants. Additional information about the dividend reinvestment plan may be obtained by contacting the Fund at the address above. Under the dividend reinvestment plan, capital gains and income are realized, although cash is not received by the Shareholder.

Outstanding Securities

As of February 27, 2024, the following number of Shares of the Fund was authorized for registration and outstanding:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Fund or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under
Class I Shares	Unlimited	$0	$156,410,190.95

Repurchases of Shares and Transfers

No Right of Redemption

A substantial portion of the Fund’s investments are illiquid. For this reason, the Fund has been structured as a closed-end interval fund, which means that no Shareholder or other person holding Shares acquired from a Shareholder has the right to require the Fund to redeem any Shares on a daily basis. No public market for Shares currently exists and the Fund does not expect any trading market to develop for the Shares. As a result, Shareholders may not be able to liquidate their investment other than through repurchases of Shares by the Fund, as described below.

Offers to Repurchase

The Fund provides a limited degree of liquidity to the Shareholders by conducting repurchase offers semi-annually.

For each repurchase offer, the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity. A Shareholder whose Shares (or a portion thereof) are repurchased by the Fund will not be entitled to a return of any sales charge that was charged in connection with the Shareholder’s purchase of the Shares.

Shares will be repurchased at their NAV no later than the fourteenth day after the Repurchase Request Deadline, or the next business day if the fourteenth day is not a business day. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be no more than fourteen (14) days prior to the date on which the repurchase price for shares is determined (the “Valuation Date”). Shareholders who tender Shares may not have all of the tendered Shares repurchased by the Fund. If over-subscriptions occur, the Fund may elect to repurchase less than the full amount that a Shareholder requests to be repurchased. In such an event, the Fund may repurchase only a pro rata portion of the amount tendered by each Shareholder. Notwithstanding the foregoing, under certain circumstances, the Fund may, in its discretion, accept Shares tendered by Shareholders who own fewer than 100 Shares and tender all of their Shares for repurchase in a repurchase offer. In that case, these Shares would be accepted before prorating the shares tendered by other Shareholders. In addition, if a repurchase offer is oversubscribed, the Fund may offer to repurchase additional Shares in an amount determined by the Board that are tendered by an estate (an “Estate Offer”). If an Estate Offer is oversubscribed, the Fund will repurchase such Shares on a pro rata basis. As a result, there can be no assurance that the Fund will be able to repurchase all of the Shares tendered in an Estate Offer.

If the Fund repurchases any Shares pursuant to an Estate Offer, this will not affect the number of Shares that it repurchases from other Shareholders in the semi-annual repurchase offers.

In certain circumstances, the Board may require a Shareholder to tender its Shares if, among other reasons, the Board determines that continued ownership of such Shares by the Shareholder may be harmful or injurious to the business or reputation of the Fund, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal consequences, or would otherwise be in the best interests of the Fund. See “Mandatory Redemption by the Fund” below.

A Shareholder who tenders for repurchase only a portion of its Shares in the Fund will be required to maintain a minimum account balance of $10,000. If a Shareholder tenders a portion of his Shares and the repurchase of that portion would cause the Shareholder’s account balance to fall below this required minimum of $10,000, the Fund reserves the right to repurchase all of such Shareholder’s outstanding Shares. Such minimum capital account balance requirement may also be waived by the Board in its sole discretion, subject to applicable federal securities laws.

In the event that the Adviser or any of its affiliates holds Shares in the Fund in the capacity of a Shareholder, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund.

Procedures for Repurchase of Shares

The Fund has adopted a fundamental policy to conduct semi-annual repurchase offers at NAV per Share, reduced by any applicable repurchase fee. Therefore, every six months, the Fund will offer to repurchase at NAV per Share no less than 5% of the outstanding Shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). For each repurchase offer, the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity. The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each semi-annual repurchase offer, how they may request that the Fund repurchase their Shares, and the date the repurchase offer ends (the “Repurchase Request Deadline”) (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer). Shares will be repurchased at the per-class NAV per Share determined as of the close of business no later than the fourteenth day after the Repurchase Request Deadline, or the next business day if the fourteenth day is not a business day (each a “Repurchase Pricing Date”).

The time between the notification to Shareholders and the Repurchase Request Deadline is generally thirty (30) days, but may vary from no more than forty-two (42) days to no less than twenty-one (21) days. Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The Shareholder Notification will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase.

The Shareholder Notification also will include detailed instructions on how to tender Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The Shareholder Notification also will set forth the NAV per Share that has been computed no more than seven (7) days before the date of such notification, and how Shareholders may ascertain the NAV per Share after the notification date. Payment pursuant to the repurchase will be made by checks to the Shareholder’s address of record, or credited directly to a predetermined bank account on the Repurchase Payment Date, which will be no more than seven (7) days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by Shareholders who own less than $10,000 worth of Shares and who tender all of their Shares, before prorating other amounts tendered. In addition, the Fund may accept the total number of Shares tendered in connection with required minimum distributions from an individual retirement account (“IRA”) or other qualified retirement plan. It is the Shareholder’s obligation to both notify and provide the Fund supporting documentation of a required minimum distribution from an IRA or other qualified retirement plan.

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a RIC under the Code; (b) for any period during which the New York Stock Exchange or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund.

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the Shareholder Notification is sent to Shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

The Fund may be required to liquidate portfolio holdings earlier than Cliffwater would have desired in order to meet the repurchase requests. Such necessary liquidations may potentially result in losses to the Fund, and may increase the Fund’s investment related expenses as a result of higher portfolio turnover rates. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income.

The Fund may cause a mandatory repurchase or redemption of all or some of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, at NAV in accordance with the Declaration of Trust and Section 23 of the 1940 Act and Rule 23c-2 thereunder. See “Mandatory Redemption by the Fund” below.

A Shareholder tendering for repurchase only a portion of its Shares must maintain an investment balance of at least $10,000 after the repurchase is effected. If a Shareholder tenders an amount that would cause the Shareholder’s investment balance to fall below the required minimum, the Fund reserves the right to repurchase all of the Shareholder’s Shares in the Fund.

Mandatory Redemption by the Fund

In certain circumstances, the Board may require a Shareholder to tender its Shares if, among other reasons, the Board determines that continued ownership of such Shares by the Shareholder may be harmful or injurious to the business or reputation of the Fund, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal consequences. The Fund may repurchase all or any portion of the Shares of a Shareholder without consent or other action by the Shareholder or other person if the Board determines that:

●	the Shares have been transferred or have vested in any person by operation of law (i.e., the result of the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Shareholder);
●	any transferee does not meet any investor eligibility requirements established by the Fund from time to time, including the Fund’s minimum account balance requirement;
●	ownership of Shares by a Shareholder or other person is likely to cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities, commodities, or other laws of the United States or any other relevant jurisdiction;
●	continued ownership of Shares by a Shareholder may be harmful or injurious to the business or reputation of the Fund or the Adviser, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;
●	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;
●	with respect to a Shareholder subject to special laws or regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares; or
●	the investment balance of the Shareholder falls below $10,000.

Dividend Reinvestment

Unless a Shareholder is ineligible or otherwise elects, all distributions of dividends (including Capital Gain Dividends (as defined below)) with respect to Shares will be automatically reinvested by the Fund in additional full and fractional Shares, which will be issued at their NAV on the ex-dividend date. Election not to reinvest dividends and to instead receive all dividends and capital gain distributions in cash may be made by indicating that choice in the investor application that must be completed by each prospective investor or by contacting the Fund at 235 West Galena Street, Milwaukee, WI 53212.

Transfers of Shares

Shares may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Shareholder or (ii) with the written consent of the Board or Cliffwater, which may be withheld in each of its sole and absolute discretion and is expected to be granted, if at all, only in limited circumstances. Due to the administrative burdens associated with Share transfers, the Fund expects to deny most, if not all transfer requests (other than transfers by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Shareholder, although the Fund may cause any such transferred Shares to be mandatorily repurchased). Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transferee meets any requirements imposed by the Fund with respect to Shareholder eligibility and suitability and must be accompanied by a properly completed in the investor application.

Each Shareholder and transferee is required to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with such transfer. If such a transferee does not meet the Shareholder eligibility requirements, the Fund reserves the right to repurchase the Shares transferred.

By purchasing Shares of the Fund, each Shareholder has agreed to indemnify and hold harmless the Fund, the Adviser, the Trustees, the officers of the Fund, each other Shareholder, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses and any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Shareholder in violation of these provisions or any misrepresentation made by such Shareholder in connection with any such transfer.

Calculation of Net Asset Value; Valuation

General

The Fund calculates its NAV as of the close of business on each business day and at such other times as the Board may determine, including in connection with repurchases of Shares, in accordance with the procedures described below or as may be determined from time to time in accordance with policies established by the Board (each, a “Determination Date”).

The Board, including a majority of Independent Trustees, has approved valuation procedures for the Fund (the “Valuation Procedures”). The Valuation Procedures provide that the Fund will value its investments at fair value unless market quotations are “readily available” as defined in the 1940 Act. Pursuant to Rule 2a-5 under the 1940 Act, the Board has approved the delegation of day-to-day responsibility for determining fair values in accordance with the Valuation Procedures to Cliffwater as valuation designee (the “Valuation Designee”).

As a general matter, to value the Fund’s investments, the Valuation Designee will use current market values when readily available, and otherwise value the Fund’s investments with fair value methodologies that the Valuation Designee believes to be consistent with those used by the Fund for valuing its investments. These fair value calculations will involve significant professional judgment by the Valuation Designee in the application of both observable and unobservable attributes, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. There is no single standard for determining fair value of an investment. Likewise, there can be no assurance that the Fund will be able to purchase or sell an investment at the fair value price used to calculate the Fund’s NAV. Rather, in determining the fair value of an investment for which there are no readily available market quotations, the Valuation Designee may consider several factors, including: (1) evaluation of all relevant factors, including but not limited to, pricing history, current market level, supply and demand of the respective investment; (2) comparison to the values and current pricing of investments that have comparable characteristics; (3) knowledge of historical market information with respect to the investment; (4) other factors relevant to the investment which would include, but not be limited to, duration, yield, fundamental analytical data, the Treasury yield curve, and credit quality. The Valuation Designee may also consider periodic financial statements (audited and unaudited) or other information provided by a Portfolio Fund manager. The Valuation Designee will attempt to obtain current valuation information from Portfolio Fund managers to value all fair valued investments, but it is anticipated that such information could be available on no more than a quarterly basis. Furthermore, the Board may not have the ability to assess the accuracy of the valuation information from Portfolio Fund managers.

The Valuation Designee will monitor the valuations of Fund investments, provide quarterly reporting to the Board on material changes in the valuation process pursuant to Rule 2a-5, and review any material concerns with the Board. Any such decision regarding valuation would be made in good faith, and subject to the review, reporting, and supervision of the Board. A large percentage of the securities in which the Fund invest will not have a readily ascertainable market price and will be fair valued by the Portfolio Fund manager. In this regard, a Portfolio Fund manager may face a conflict of interest in valuing the securities, as their value may affect the Portfolio Fund manager’s compensation or its ability to raise additional funds. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Portfolio Fund manager, the accuracy of the valuations provided by the Portfolio Fund manager, that the Portfolio Fund managers will comply with their own internal policies or procedures for keeping records or making valuations, or that the Portfolio Fund managers’ policies and procedures and systems will not change without notice to the Fund. As a result, a Portfolio Fund manager’s valuation of the securities may fail to match the amount ultimately realized with respect to the disposition of such securities.

A Portfolio Fund manager’s information could also be inaccurate due to fraudulent activity, mis-valuation or inadvertent error. The Fund may not uncover errors in valuation for a significant period of time, if ever.

Short-term securities, including bonds, notes, debentures and other debt securities, and money market instruments such as certificates of deposit, commercial paper, bankers’ acceptances and obligations of domestic and foreign banks, with maturities of 60 days or less, for which reliable market quotations are readily available shall each be valued at current market quotations as provided by an independent pricing service or principal market maker.

For equity and equity-related securities that are freely tradable and listed on a securities exchange or over-the-counter market, the Fund fair values those securities at their last sale price on that exchange or over-the-counter market on the valuation date. If the security is listed on more than one exchange, the Fund will use the price from the exchange that it considers to be the principal exchange on which the security is traded. Securities listed on the NASDAQ will be valued at the NASDAQ Official Closing Price, which may not necessarily represent the last sale price. If there has been no sale on such exchange or over-the-counter market on such day, the security will be valued at the mean between the last bid price and last ask price on such day.

Fixed income securities (other than the short-term securities as described above) shall be valued by (a) using readily available market quotations based upon the last updated sale price or a market value from an approved pricing service generated by a pricing matrix based upon yield data for securities with similar characteristics or (b) by obtaining a direct written broker-dealer quotation from a dealer who has made a market in the security. If no price is obtained for a security in accordance with the foregoing, because either an external price is not readily available or such external price is believed by the Adviser not to reflect the market value, the Valuation Designee will make a determination in good faith of the fair value of the security in accordance with the Valuation Procedures.

Prior to investing in any Portfolio Fund, the Adviser will conduct an initial due diligence review of the valuation methodologies utilized by the Portfolio Fund, which generally shall be based upon readily observable market values when available, and otherwise utilize principles of fair value that are reasonably consistent with those used by the Fund for valuing its own investments. Subsequent to investment in a Portfolio Fund, the Adviser will monitor the valuation methodologies used by each Portfolio Fund. The Fund bases its NAV on valuations of its interests in Portfolio Funds provided by the managers of the Portfolio Funds and/or their agents. These valuations involve significant judgment by the managers of the Portfolio Funds and may differ from their actual realizable value. Under certain circumstances, the Valuation Designee may modify the Portfolio Fund managers’ valuations based on updated information received since the last valuation date. The Valuation Designee may also modify valuations if the valuations are deemed to not fully reflect the fair value of the investment. Valuations will be provided to the Fund based on interim unaudited financial records of the Portfolio Funds, and, therefore, will be estimates and may fluctuate as a result. The Board, the Adviser and the Valuation Designee may have limited ability to assess the accuracy of these valuations.

There can be changes in the valuation(s) when the Valuation Designee determines the fair value of the Fund’s direct investments, the Valuation Designee updates the prior month-end or quarterly valuations by incorporating the latest available financial data for such direct investments, as well as any cash flow activity related to the investments during the month or quarter. On a quarterly basis, the Valuation Designee will value the Fund’s direct investments utilizing the valuation methodology it deems most appropriate and consistent with widely recognized valuation methodologies and market conditions.

In circumstances in which market quotations are not readily available or are deemed unreliable, or in the case of the valuation of private, direct investments, such investments may be valued as determined in good faith using methodologies approved by the Board. In these circumstances, the Fund determines fair value in a manner that seeks to reflect the market value of the security on the valuation date based on consideration by the Valuation Designee of any information or factors deemed appropriate. The Valuation Designee may engage third party valuation consultants on an as-needed basis to assist in determining fair value.

Within the parameters of the Valuation Procedures, the valuation methodologies used to value Direct Investments and other Fund Investments will involve subjective judgements and projections which may or may not turn out to be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations of Fund Investments will only be estimates of fair value. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of the Fund’s assets may differ from their actual realizable value or future value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Fund’s control and the control of the Adviser, the Portfolio Managers and the Adviser’s independent valuation agents. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficulty to obtain in time of law transaction volume because there are fewer market transactions that can be considered in the context of the valuation.

Suspension of Calculation of Net Asset Value

As noted above, the Administrator calculates the Fund’s NAV as of the close of business on each business day. However, there may be circumstances where it may not be practicable to determine an NAV, including, but not limited to during any period when the principal stock exchanges for securities in which the Fund has invested its assets are closed other than for weekends and customary holidays (or when trading on such exchanges is restricted or suspended), or an emergency exists as determined by the SEC, making securities sales or determinations of NAV not practicable, or the SEC permits a delay for the protection of shareholders. In such circumstances, the Board (after consultation with the Adviser) may suspend the calculation of NAV. The Fund will not accept subscriptions for Shares if the calculation of NAV is suspended, and the suspension may require the termination of a pending repurchase offer by the Fund (or the postponement of the Valuation Date for a repurchase offer). Notwithstanding a suspension of the calculation of NAV, the Fund will be required to determine the value of its assets and report NAV in its semi-annual and annual reports to Shareholders and in its reports on Form N-PORT filed with the SEC after the end of the first and third quarters of the Fund’s fiscal year. The Administrator will resume calculation of the Fund’s NAV after the Board (in consultation with the Adviser) determines that conditions no longer require suspension of the calculation of NAV.

Certain Tax Considerations

The following is a general summary of certain material U.S. federal income tax consequences applicable to the Fund and to an investment in Shares by a Shareholder. This summary does not discuss all of the tax consequences that may be relevant to a particular investor, and excludes, among other disclosures, a discussion of tax considerations relevant to investors who hold Shares as part of a hedging, straddle, conversion, constructive sale or other integrated transaction, or other investors that are subject to special treatment under U.S. federal income tax laws (e.g., investors subject to the alternative minimum tax, tax-exempt organizations, dealers in securities, pension plans and trusts, financial institutions, certain foreign investors and insurance companies). In addition, this summary does not specifically address the special tax consequences that may be applicable to persons who hold an interest in the Fund indirectly through partnerships, grantor trusts and other pass-through entities. This summary assumes that Shareholder hold Shares as capital assets.

THIS SUMMARY IS A GENERAL OVERVIEW OF THE U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO THE FUND. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSAL OF SHARES, INCLUDING APPLICABLE TAX REPORTING REQUIREMENTS.

This summary is based on the Code as in effect on the date of this Prospectus, the Treasury Regulations, rulings of the IRS, and court decisions in existence on the date hereof, all of which are subject to change, possibly with retroactive effect. The Fund has not sought a ruling from the IRS or any other federal, state or local agency, or opinion of counsel, with respect to any of the tax issues affecting the Fund. This summary does not discuss any aspects of the U.S. federal estate or gift tax or any state or local or non-U.S. tax.

Taxation of U.S. Shareholders

A “U.S. Shareholder” generally is a beneficial owner of Shares which is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia;
●	a trust, if a court in the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all decisions of the trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

Distributions to Shareholders. The Fund contemplates declaring as dividends each year all or substantially all of its taxable income. In general, distributions will be taxable to you for federal, state and local income tax purposes unless you are a tax-exempt entity, including qualified retirement plans or individual retirement accounts (“IRAs”).

Distributions are taxable whether they are received in cash or reinvested in Fund Shares. A Shareholder may thus recognize income and gains taxable for federal, state and local income tax purposes and not receive any cash distributions to pay any resulting taxes.

Fund distributions, if any, that are attributable to “qualified dividend income” or “long-term capital gains” earned by the Fund would be taxable to non-corporate Shareholders at reduced rates. Shareholders must have owned the Fund Shares for at least sixty-one (61) days during the one hundred twenty-one (121) day period beginning sixty (60) days before the ex-dividend date to benefit from the lower rates on qualified dividend income. However, U.S. individuals with modified adjusted gross income exceeding $200,000 ($250,000 for married couples filing jointly) and trusts and estates with income above specified levels are subject to a 3.8% tax on their net investment income, which includes interest, dividends and capital gains.

Shareholders are generally taxed on any dividends from the Fund in the year they are actually distributed, except that dividends declared in October, November or December of a year, and paid in January of the following year, will generally be treated for federal income tax purposes as having been paid to Shareholders on December 31st of the year in which the dividend was declared.

Certain Withholding Taxes. The Fund may be subject to taxes, including foreign withholding taxes, attributable to investments of the Fund. The Fund does not expect to be eligible to elect, for federal income tax purposes, to treat certain foreign taxes paid by it, including generally any withholding and other foreign income taxes, as paid by its Shareholders for purposes of the foreign tax credit or deduction of foreign taxes paid.

Repurchases. Shareholders will generally recognize taxable gain or loss on a repurchase of their Shares in an amount equal to the difference between their tax basis in the Shares and the amount they receive for them. Generally, this gain or loss will be long-term or short-term depending on whether a Shareholder’s holding period exceeds twelve (12) months. However, any loss realized on a repurchase of Shares of the Fund may be disallowed under “wash sale” rules to the extent the Shares repurchased of are replaced with other Shares of the Fund within a period of sixty-one (61) days beginning thirty (30) days before and ending thirty (30) days after the Shares are disposed of. If disallowed, the loss will be reflected in an upward adjustment to the basis of the Shares acquired.

If a Shareholder sells fewer than all of its Shares pursuant to a repurchase offer, such Shareholder may be treated as having received a dividend upon the sale of its Shares instead of a sale or exchange, unless the repurchase offer is treated as being either (i) “substantially disproportionate” with respect to such Shareholder, or (ii) otherwise “not essentially equivalent to a dividend” under the relevant rules of the Code. If a tendering Shareholder is treated as receiving a dividend, there is a risk that Shareholders whose percentage interests in the Fund increase as a result of such repurchase will be treated as having received a taxable dividend distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the repurchase offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically repurchasing Shares of the Fund.

The Fund is required to compute and report the cost basis of Shares repurchased. The Fund will use the First In, First Out (“FIFO”) method, unless you instruct the Fund to select a different method or choose to specifically identify your Shares at the time of each repurchase. If your account is held by your broker or other advisor, they may select a different default method. In these cases, please contact the holder of your Shares to obtain information with respect to the available methods and elections for your account. You should carefully review the cost basis information provided by the Fund and make any additional basis, holding period or other adjustments that are required when reporting these amounts on your federal and state income tax returns.

Pursuant to the Regulations directed at tax shelter activity, taxpayers are required to disclose to the IRS certain information on Form 8886 if they participate in a “reportable transaction.” A transaction may be a “reportable transaction” based upon any of several indicia with respect to a shareholder, including the recognition of a loss in excess of certain thresholds (for individuals, $2 million in one tax year or $4 million in any combination of tax years). Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment in Fund Shares.

U.S. Shareholders should consult their tax advisers with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of Shares, including applicable tax reporting obligations.

Taxation of Tax-Exempt Investors. In general, dividends received and gain or loss realized with respect to Shares held in an IRA or other tax qualified plan are not currently taxable unless the Fund Shares were acquired with borrowed funds.

Income of a RIC that would be unrelated business taxable income (“UBTI”) if earned directly by a tax-exempt entity generally will not constitute UBTI when distributed to a tax-exempt Shareholder of the RIC. Notwithstanding this “blocking” effect, a tax-exempt Shareholder of the Fund could realize UBTI by virtue of its investment in the Fund if Shares in the Fund constitute debt-financed property in the hands of the tax-exempt Shareholder within the meaning of Section 514(b) of the Code.

Taxation of Non-U.S. Shareholders. A “Non-U.S. Shareholder” for purposes of this discussion generally is a beneficial owner of Shares that is not a U.S. Shareholder or an entity treated as a partnership for U.S. federal income tax purposes. This includes nonresident alien individuals, foreign trusts or estates and foreign corporations. Whether an investment in Shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in Shares may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest. Non-U.S. Shareholders should consult their tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in Shares, including applicable tax reporting requirements.

Distributions of “investment company taxable income” to Non-U.S. Shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Shareholders directly) are generally subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits unless certain exceptions apply. However, dividends received by a Non-U.S. Shareholder are generally exempt from U.S. federal withholding tax if they are reported by the Fund as (i) paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income), or (ii) paid in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over its long-term capital loss for such taxable year).

If distributions are effectively connected with a U.S. trade or business of a Non-U.S. Shareholder, and, if required by an applicable income tax treaty, attributable to a permanent establishment in the United States, the distributions will be subject to U.S. federal income tax at the rates applicable to the U.S. Shareholder, and the Fund will not be required to withhold U.S. federal tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. Shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisers.

In order to be exempted from withholding, a Non-U.S. Shareholder must comply with applicable certification requirements relating to its Non-U.S. Shareholder status (including, in general, furnishing an IRS Form W-8BEN (for individuals), IRS Form W-8BEN-E (for entities) or an acceptable substitute or successor form). In the case of Shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

Actual or deemed distributions of the Fund’s net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale or redemption of Shares, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Shareholder in the United States) or, in the case of an individual, the Non-U.S. Shareholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. Shareholder’s allocable share of the corporate-level tax the Fund pays on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. Shareholder, distributions (both cash and in Shares), and gains realized upon the sale or redemption of Shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A Non-U.S. Shareholder who is a non-resident alien individual may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. Shareholder provides the Fund or the Administrator with an IRS Form W-8BEN or an acceptable substitute form or otherwise meets documentary evidence requirements for establishing its Non-U.S. Shareholder status or otherwise establishes an exemption from backup withholding.

Pursuant to U.S. withholding provisions commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), payments of most types of income from sources within the United States (as determined under applicable U.S. federal income tax principles), such as interest and dividends, in each case, to a foreign financial institution, investment funds and other non-U.S. persons generally will be subject to a 30% U.S. federal withholding tax, unless certain information reporting and other applicable requirements are satisfied. Any Non-U.S. Shareholder that either does not provide the relevant information or is otherwise not compliant with FATCA may be subject to this withholding tax on certain distributions from the Fund. Any taxes required to be withheld under these rules must be withheld even if the relevant income is otherwise exempt (in whole or in part) from withholding of U.S. federal income tax, including under an income tax treaty between the United States and the Non-U.S. Shareholder’s beneficial owner’s country of tax residence. Each Non-U.S. Shareholder should consult its tax advisers regarding the possible implications of this withholding tax (and the reporting obligations that will apply to such Non-U.S. Shareholder, which may include providing certain information in respect of such Non-U.S. Shareholder’s beneficial owners).

State and Local Taxes. In addition to the U.S. federal income tax consequences summarized above, you may be subject to state and local taxes on distributions, sales, exchanges, and redemptions. State income taxes may not apply, however, to the portions of the Fund’s distributions, if any, that are attributable to interest on U.S. government securities.

Information Reporting and Backup Withholding. Under applicable “backup withholding” requirements, the Fund may be required to withhold U.S. federal income tax, or backup withholding, currently at a rate of 24%, from all distributions to any non-corporate U.S. Shareholder (i) who fails to furnish the Fund with a correct taxpayer identification number or a certificate that such Shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies the Fund that such Shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Shareholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.

Other Tax Matters

The preceding is a summary of some of the tax rules and considerations affecting Shareholders and the Fund’s operations and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible taxes that may be imposed by various jurisdictions. The Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Each prospective Shareholder is urged to consult with his or her tax adviser with respect to any investment in the Fund.

* * * * *

THE TAX AND OTHER MATTERS DESCRIBED IN THIS PROSPECTUS DO NOT CONSTITUTE, AND SHOULD NOT BE CONSIDERED AS, LEGAL OR TAX ADVICE TO PROSPECTIVE INVESTORS. EACH SHAREHOLDER SHOULD CONSULT ITS TAX ADVISER AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES, INCLUDING APPLICABLE TAX REPORTING OBLIGATIONS.

ERISA Considerations

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to ERISA (an “ERISA Plan”), and persons who are fiduciaries with respect to an IRA, Keogh plan or other plan which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, “Plans”) should consider, among other things, the matters described below before determining whether to invest in the Fund.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see “Certain Tax Considerations - Taxation of Tax-Exempt Investors”) and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be the assets of any Plan investing in the Fund for purposes of ERISA’s (or the Code’s) fiduciary responsibility and prohibited transaction rules. Thus, the Adviser will not be a fiduciary within the meaning of ERISA by reason of its authority with respect to the assets of the Fund.

Cliffwater will require a Plan which proposes to invest in the Fund to represent that it and any fiduciaries responsible for such Plan’s investments (including in its individual or corporate capacity, as may be applicable) are aware of and understand the Fund’s investment objective, policies and strategies, and that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

Certain prospective Shareholders that are Plans may currently maintain relationships with the Adviser or other entities which are affiliated with the Adviser. Each of such persons may be deemed to be a “party in interest” under ERISA (or “disqualified person” under Section 4975 of the Code) to and/or a fiduciary (under ERISA or Section 4975 of the Code) of any Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of ERISA and Plan assets for the benefit of a party in interest (or disqualified person) and also prohibits (or penalizes) an ERISA or Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Shareholders that are Plans should consult with counsel to determine if participation in the Fund is a transaction which is prohibited (or penalized) by ERISA or the Code. Fiduciaries of Shareholders that are Plans will be required to represent (including in their individual or corporate capacity, as applicable) that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision and that they have not relied on any individualized advice or recommendation of such affiliated persons as a primary basis for the decision to invest in the Fund, unless such purchase and holding is pursuant to an applicable exemption, such as Prohibited Transaction Class Exemption (“PTCE”) 77-3 or PTCE 77-4.

Employee benefit plans which are not subject to ERISA may be subject to other rules governing such plans. Fiduciaries of these plans, whether or not subject to Section 4975 of the Code, should consult with their own legal advisors regarding such matters.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this Prospectus is general and may be affected by future publication of regulations and rulings. Potential Shareholders that are Plans should consult their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

Eligible Investors

Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act. The criteria for qualifying as an “accredited investor” are set forth in the investor application that must be completed by each prospective investor.

Description of Shares

The Fund currently offers one class of Shares designated as Class I Shares. While the Fund presently plans to offer one class of Shares, from time to time, pursuant to the Fund’s exemptive relief allowing it to offer multiple classes of shares, the Board may create and offer additional classes of Shares, or may vary the characteristics of the Class I Shares described herein, including without limitation, in the following respects: (1) the amount of fees permitted by a distribution and/or service plan as to such class; (2) voting rights with respect to a distribution and/or service plan as to such class; (3) different class designations; (4) the impact of any class expenses directly attributable to a particular Class of Shares; (5) differences in any dividends and NAVs resulting from differences in fees under a distribution and/or service plan or in class expenses; (6) any sales load structure; and (7) any conversion features, as permitted under the 1940 Act. All Shares of the Fund have equal rights to the payment of dividends and other distributions and the distribution of assets upon liquidation. Class I Shares are, when issued, fully paid and non-assessable by the Fund and have no pre-emptive, exchange or conversion rights or rights to cumulative voting.

Pursuant to exemptive relief obtained from the SEC, the Fund is permitted to offer more than one class of Shares. The Fund may offer additional classes of Shares in the future.

Purchasing Shares

Purchase Terms

The minimum initial investment in the Fund is $25,000,000, and the minimum additional investment in the Fund is $10,000. Shares may be purchased by principals and employees of the Adviser or its affiliates and their immediate family members without being subject to the minimum investment requirements.

The Fund’s Shares are continuously offered based on the Fund’s NAV per Share. Shares will generally be offered for purchase on any business day, which is any day the New York Stock Exchange is open for business, except that Shares may be offered more or less frequently as determined by the Fund in its sole discretion.

Except as otherwise permitted by the Board, initial and subsequent subscriptions to purchase Shares must be accompanied by payment in cash. The Fund or an investor’s financial intermediary must receive a subscription to purchase Shares and the accompanying payment no later than the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. eastern time) at least three business days in advance, which may be waived in the sole discretion of the Fund or Cliffwater, in order for the subscription to be effected at that day’s NAV. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Shares in the Fund at any time. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, an investor will not become a Shareholder until cleared funds have been received.

Pending any offering, funds received from prospective investors will be placed in an account with the transfer agent. On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Any interest earned with respect to such account will be paid to the Fund and allocated pro rata among Shareholders.

Summary of the Declaration of Trust

The Fund is a statutory trust established under the laws of State of Delaware by a Fourth Amended and Restated Certificate of Trust dated as of February 27, 2024. The Fund’s Declaration of Trust authorizes the issuance of an unlimited number of common shares of beneficial interest. The Declaration of Trust provides that the Trustees may authorize separate and distinct classes of Shares of beneficial interest of the Fund. The Board may from time to time, without a vote of shareholders or any class, divide or combine the shares (without thereby changing the proportionate beneficial interest of the shares or a class in the assets held with respect to the Fund or such class), or reclassify the shares or a class into shares of one or more classes (whether the shares to be classified or reclassified are issued and outstanding or unissued and whether such shares constitute part or all of the shares of the Fund or such class).

Shareholders of a class of shares are entitled to share in proportion to the number of shares of such class held in dividends declared by the Board payable to holders of such class of shares and in the net assets of the Fund available for distribution to holders of such class of shares upon liquidation.

Shareholders have no pre-emptive rights. The Trustees may, from time to time, establish requirements and procedures for exchange or conversion rights. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, the Trustees may distribute the remaining assets of the Fund among the classes of shares of the Fund in proportion to the number of shares of that class held by them and recorded on the books of the Fund.

The Board may classify or reclassify any unissued shares or any shares previously issued and reacquired of the Fund into shares of any class by redesignating such shares or by setting or changing in any one or more respects, from time to time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of repurchase of such shares. Any such classification or reclassification will comply with the provisions of the Declaration of Trust and the 1940 Act.

Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of the Declaration of Trust.

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. Subject to any limitations on the term of service imposed by the By-laws or any retirement policy adopted by the Trustees, each Trustee shall hold office during the existence of the Fund, and until its termination as provided in the Declaration of Trust. A Trustee may be removed from office with or without cause only by a written instrument signed by a majority of the number of Trustees prior to such removal, specifying the date when such removal shall become effective. Except as described below, the Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, repurchase offer, sale or transfer of substantially all of the Fund’s assets or liquidation. The Declaration of Trust requires that before bringing any derivative action on behalf of the Fund, Shareholders must make a pre-suit demand upon the Board to bring the subject action unless such effort is not likely to succeed. A pre-suit demand shall only be deemed not likely to succeed if a majority of the Board has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a demand by virtue of such Trustee’s receipt of remuneration from the Fund for service as Trustee or on the boards of entities under common management or otherwise affiliated with the Fund. In addition, unless demand is excused, Shareholders in the aggregate holding at least 10% of the Fund’s outstanding Shares (or at least 10% of the class to which the action relates) must join the request for the Board to commence such action. Decisions made by the Board in good faith are binding. Unless demand is excused, the Board must be given a reasonable amount of time to consider the Shareholder request, and the Board may retain advisors while considering the merits of the Shareholder request. Shareholders bringing a derivative action must undertake to reimburse the Fund for the expenses of any advisor retained to assist in considering the merits of the Shareholder request if the Board determines not to take action. These provisions regarding derivative actions do not apply to claims arising under the federal securities laws. The Trust's By-laws provide that shareholders waive the right to a jury trial. The Trust’s By-laws provide that a shareholder agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Trust shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction. This exclusive state forum provision does not cover claims arising under federal securities laws. The exclusive state forum provision subjects shareholders bringing suits other than those arising under federal securities laws to risks of having to bring suit in an inconvenient and less favorable forum.

No provision in the Declaration of Trust shall limit or eliminate any duty under the federal securities laws, including the fiduciary duties of loyalty and care, a Trustee or officer owes to the Fund with respect to claims asserted under the federal securities laws.

Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

Independent Registered Public Accounting Firm; Legal Counsel

Cohen & Company, Ltd., located at 1350 Euclid Avenue, Suite 800 Cleveland, Ohio 44115, serves as the independent registered public accounting firm of the Fund.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and the Independent Trustees of the Fund.

Inquiries

Inquiries concerning the Fund and the Shares (including procedures for purchasing Shares) should be directed to the Fund by mail at c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212 or by telephone at (888) 442-4420.

STATEMENT OF ADDITIONAL INFORMATION

May 10, 2024

Cascade Private Capital Fund

Class I Shares CPEFX

c/o UMB Fund Services, Inc.
235 West Galena Street
Milwaukee, WI 53212
(888) 442-4420

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the prospectus (the “Prospectus”) of Cascade Private Capital Fund (the “Fund”) (formerly known as the Barings Private Equity Opportunities and Commitments Fund) dated May 10, 2024 as it may be further amended or supplemented from time to time. This SAI is incorporated by reference in its entirety into the Prospectus. The Fund’s audited financial statements and financial highlights appearing in the Annual Report to Shareholders for the fiscal year ended March 31, 2023 (the “Annual Report”) and the unaudited financial statements and highlights appearing in the Semi-Annual Report for the period ended September 30, 2023 (the “Semi-Annual Report”) are incorporated by reference into this SAI. No other part of the Annual Report or Semi-Annual Report is incorporated by reference herein. A copy of the Prospectus, Annual Report and Semi-Annual Report may be obtained without charge by contacting the Fund at the telephone number or address set forth above. You may also obtain the Prospectus, Annual Report and Semi-Annual Report by visiting the Fund’s website at Cliffwaterfunds.com.

This SAI is not an offer to sell shares of the Fund (“Shares”) and is not soliciting an offer to buy the Shares in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Prospectus.

Shares are distributed by Foreside Fund Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group) (the “Distributor”) to institutions and financial intermediaries who may distribute Shares to clients and customers (including affiliates and correspondents) of the Fund’s investment adviser, and to clients and customers of other organizations. The Fund’s Prospectus, which is dated May 10, 2024, provides basic information investors should know before investing. This SAI is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Prospectus.

TABLE OF CONTENTS

GENERAL INFORMATION	3
INVESTMENT POLICIES AND PRACTICES	3
ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE FUND AND RELATED RISKS	3
BOARD OF TRUSTEES AND OFFICERS	5
CODES OF ETHICS	10
INVESTMENT MANAGEMENT AND OTHER SERVICES	10
PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATION	14
TAX MATTERS	15
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL	18
DISTRIBUTOR	18
CUSTODIAN	18
ORGANIZATION AND MANAGEMENT OF WHOLLY-OWNED SUBSIDIARIES	19
PROXY VOTING POLICIES AND PROCEDURES	19
CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS	19
FINANCIAL STATEMENTS	20
ADDITIONAL INFORMATION	20
APPENDIX A - PROXY VOTING POLICIES AND PROCEDURES	A-1

2

GENERAL INFORMATION

The Fund is a Delaware statutory trust organized on May 24, 2021, and is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund operates as an interval fund.

Effective September 27, 2022, (i) the investment adviser and administrator for the Fund changed from MML Investment Advisers, LLC (“MML Advisers”) to Barings, LLC (“Barings”); (ii) Baring International Investment Limited (“BIIL”), which had previously served as investment subadviser to the Fund, was re-appointed as the Fund’s investment subadviser; and (iii) MML Distributors LLC ceased to serve as the Fund’s principal underwriter. Also effective September 27, 2022, the Fund changed its name from “MassMutual AccessSM Pine Point Fund” to “Barings Access Pine Point Fund.” Effective December 16, 2022, the Fund further changed its name from “Barings Access Pine Point Fund” to “Barings Private Equity Opportunities and Commitments Fund.” Effective February 27, 2024, the Fund further changed its name from “Barings Private Equity Opportunities and Commitments Fund” to “Cascade Private Capital Fund.”

Effective February 27, 2024, (i) the investment adviser of the Fund changed from Barings to Cliffwater LLC (“Cliffwater” or the “Adviser”); (ii) BIIL ceased to serve as the Fund’s investment sub-adviser; (iii) State Street Bank and Trust Company serves as the Fund’s administrator; (iv) UMB Fund Services, Inc. serves as the Fund’s transfer agent, (v) the Distributor serves as the Fund’s principal underwriter; and (vi) the name of the Fund was changed from “Barings Private Equity Opportunities and Commitments Fund” to “Cascade Private Capital Fund.”

INVESTMENT POLICIES AND PRACTICES

The investment objective and the principal investment strategies of the Fund, as well as the principal risks associated with such investment strategies, are set forth in the Prospectus. Certain additional information regarding the investment program of the Fund is set forth below.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE FUND AND RELATED RISKS

As discussed in the Prospectus, the Fund’s investment objective is to generate long-term capital appreciation by investing in a portfolio of private equity, Private Debt, as well as structured equity securities that have both equity and credit qualities, investments in real assets, including real estate, and any newer instruments such as collateralized fund obligations that provide attractive risk-adjusted return potential.

This section provides additional information about various types of investments and investment techniques that may be employed by the Fund or by Portfolio Funds in which the Fund invests. Such investments and techniques are not expected to represent the principal investments or techniques of the majority of the Fund or of the Portfolio Funds. However, there is no limit on the types of investments the Portfolio Funds may make and certain Portfolio Funds may use such investments or techniques extensively. Similarly, there are few limits on the types of investments the Fund may make. Accordingly, the descriptions in this section cannot be comprehensive. Any decision to invest in the Fund should take into account (i) the possibility that the Portfolio Funds may make virtually any kind of investment, (ii) that the Fund has similarly broad latitude in the kinds of investments it may make (subject to the fundamental policies described above) and (iii) that all such investments will be subject to related risks, which can be substantial.

Real Estate Investments

The Fund may be exposed to real estate through Co-Investments and investments by Portfolio Funds in operating businesses with substantial real estate holdings or exposure. Investments in real estate are subject to a number of risks, including losses from casualty, condemnation or natural disasters, and changes in local and general economic conditions, supply and demand, interest rates, zoning laws, environmental regulations and other governmental action, regulatory limitations on rents, property taxes, and operating expenses.

Equity Securities

The Fund’s and/or a Portfolio Fund’s portfolio may include investments in common stocks, preferred stocks, and convertible securities of U.S. and foreign issuers. The Fund and/or a Portfolio Fund also may invest in depositary receipts relating to foreign securities. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities. Given the Private Capital focus of the Fund, there is expected to be no liquid market for a significant portion of such investments.

3

Common Stock. Common stock or other common equity issued by a corporation or other entity generally entitles the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claims of shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred Stock. Preferred stock or other preferred equity generally has a preference as to dividends and, in the event of liquidation, to an issuer’s assets, over the issuer’s common stock or other common equity, but it ranks junior to debt securities in an issuer’s capital structure. Preferred stock generally pays dividends in cash or additional shares of preferred stock at a defined rate but, unlike interest payments on debt securities, preferred stock dividends are generally payable only if declared by the issuer’s board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stock, or other securities that may be converted into or exchanged for a specified amount of common equity of the same or different issuer within a specified period of time at a specified price or based on a specified formula. In many cases, a convertible security entitles the holder to receive interest or a dividend that is generally paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields (i.e., rates of interest or dividends) than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock into which they are convertible due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases. The Fund’s and/or the Portfolio Funds’ investments in convertible securities are expected to primarily be in private convertible securities, but may be in public convertible securities.

The value of a convertible security is primarily a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (determined by reference to the security’s anticipated worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value typically declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also increase or decrease the convertible security’s value. If the conversion value is low relative to the investment value, the convertible security is valued principally by reference to its investment value. To the extent the value of the underlying common stock approaches or exceeds the conversion value, the convertible security will be valued increasingly by reference to its conversion value. Generally, the conversion value decreases as the convertible security approaches maturity. Where no market exists for a convertible security and/or the underlying common stock, such investments may be difficult to value. A public convertible security generally will sell at a premium over its conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may in some cases be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security is called for redemption, the holder will generally have a choice of tendering the security for redemption, converting it into common stock prior to redemption, or selling it to a third party. Any of these actions could have a material adverse effect and result in losses to the Fund.

Derivative Instruments

The Fund and Portfolio Funds may use financial instruments known as derivatives. A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity or other asset. Transactions in derivative instruments present risks arising from the use of leverage (which increases the magnitude of losses), volatility, the possibility of default by a counterparty, and illiquidity. Use of derivative instruments for hedging or speculative purposes by the Adviser or Portfolio Fund managers could present significant risks, including the risk of losses in excess of the amounts invested. The Fund’s and Portfolio Funds’ ability to avoid risk through investment or trading in derivatives will depend on the ability to anticipate changes in the underlying assets, reference rates or indices.

Distressed Securities

The Fund or a Portfolio Fund may invest in debt or equity securities of domestic and foreign issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings. Investments of this type may involve substantial financial and business risks that can result in substantial or at times even total losses. Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers. Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and a bankruptcy court’s power to disallow, reduce, subordinate, or disenfranchise particular claims. The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and ask prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of such securities to reflect their intrinsic value. In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Fund and/or Portfolio Fund of the security in respect to which such distribution was made.

4

Consortium or Offsetting Investments

The Portfolio Fund managers may work with other Portfolio Fund managers to invest collectively in the same underlying company, which could result in increased concentration risk where multiple Portfolio Funds in the Fund’s portfolio each invest in a particular underlying company. In addition, Portfolio Funds may hold economically offsetting positions including, for example, where Portfolio Funds have independently taken opposing positions (e.g., long and short) in an investment or due to hedging by Portfolio Fund managers. To the extent that the Portfolio Fund managers do, in fact, hold such offsetting positions, the Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, Portfolio Fund managers are compensated based on the performance of their portfolios. Accordingly, there often may be times when a particular Portfolio Fund manager may receive incentive compensation in respect of its portfolio for a period even though the Fund’s NAV may have decreased during such period. Furthermore, it is possible that from time to time, various Portfolio Fund managers selected by Cliffwater may be competing with each other for investments in one or more markets.

Portfolio Turnover

Purchases and sales of portfolio investments may be made as considered advisable by Cliffwater in the best interests of the Shareholders. The Fund’s portfolio turnover rate may vary from year-to-year, as well as within a year. The Fund’s distributions of any profits or gains realized from portfolio transactions generally are taxable to Shareholders as ordinary income or capital gain. In addition, higher portfolio turnover rates can result in corresponding increases in portfolio transaction costs for the Fund.

For reporting purposes, the Fund’s portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio investments for the fiscal year by the monthly average of the value of the portfolio investments owned by the Fund during the fiscal year. In determining such portfolio turnover, all investments whose maturities at the time of acquisition were one year or less are excluded. A 100% portfolio turnover rate would occur, for example, if all of the investments in the Fund’s investment portfolio (other than short-term money market securities) were replaced once during the fiscal year. Portfolio turnover will not be a limiting factor should Cliffwater deem it advisable to purchase or sell investments.

BOARD OF TRUSTEES AND OFFICERS

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s Declaration of Trust. The Board has overall responsibility for the management and supervision of the business affairs of the Fund on behalf of its Shareholders, including the authority to establish policies regarding the management, conduct and operation of its business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The officers of the Fund conduct and supervise the daily business operations of the Fund.

The members of the Board (each, a “Trustee”) are not required to contribute to the capital of the Fund or to hold Shares. A majority of Trustees of the Board are not “interested persons” (as defined in the 1940 Act) of the Fund (collectively, the “Independent Trustees”). Any Trustee of the Fund who is not an Independent Trustee is an interested trustee (“Interested Trustee”).

5

Each current Trustee began serving as a member of the Board effective February 27, 2024. Prior to that date, the Board was comprised entirely of different Trustees (each a “Prior Trustee” and collectively, the “Prior Board”).

The identity of the Trustees of the Board and officers of the Fund, and their brief biographical information, including their addresses, their year of birth and descriptions of their principal occupations during the past five years is set forth below.

The Trustees serve on the Board for terms of indefinite duration. A Trustee’s position in that capacity will terminate if the Trustee is removed or resigns or, among other events, upon the Trustee’s death, incapacity, retirement or bankruptcy. A Trustee may resign upon written notice to the other Trustees of the Fund and may be removed either by (i) the vote of at least two-thirds of the Trustees of the Fund not subject to the removal vote, or (ii) the vote of Shareholders of the Fund holding not less than two-thirds of the total number of votes eligible to be cast by all Shareholders of the Fund. In the event of any vacancy in the position of a Trustee, the remaining Trustees of the Fund may appoint an individual to serve as a Trustee so long as immediately after the appointment at least two-thirds of the Trustees of the Fund then serving have been elected by the Shareholders of the Fund. The Board may call a meeting of the Fund’s Shareholders to fill any vacancy in the position of a Trustee of the Fund and must do so if the Trustees who were elected by the Shareholders of the Fund cease to constitute a majority of the Trustees then serving on the Board.

Independent Trustees

Name, Address and Year of Birth	Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Paul S. Atkins Year of Birth: 1958 c/o UMB Fund Services, Inc. 235 West Galena St., Milwaukee, WI 53212	Trustee	Since February 2024	Chief Executive Officer and Founder, Patomak Global Partners, LLC (financial services consulting firm) (2009-Present); Independent Chairman of the Board and Director, BATS Global Markets, Inc. (stock exchange operator) (2012 – 2015); Member, Congressional Oversight Panel for TARP (government advisory panel) (2009 – 2010); Commissioner, U.S. Securities and Exchange Commission (2002 – 2008); Principal, PricewaterhouseCoopers LLP (accounting firm) (1994 – 2002).	3	None
Dominic Garcia Year of Birth: 1978 c/o UMB Fund Services, Inc. 235 West Galena St., Milwaukee, WI 53212	Trustee	Since February 2024	Chief Pension Investment Strategist, CBRE Investment Management (investment advisor) (June 2021 – Present); Advisory Board of Milken Institute for Public Finance (economic research institute) (2021 – Present); Chief Investment Officer, New Mexico Public Employees Retirement Association (2017 – June 2021); Research Advisory Board Member, University of North Carolina Keenan Institute of Private Markets and the University of Chicago Harris Center for Municipal Finance (2020 to Present); Trustee and Chair, the Santa Fe Preparatory School endowment (2020 – Present); Senior Adviser, Moneybyrd (investment advisor) (2023-Present).	3	Coller Secondaries Private Equity Fund (registered investment company)

6

Name, Address and Year of Birth	Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Paul J. Williams Year of Birth: 1956 c/o UMB Fund Services, Inc. 235 West Galena St., Milwaukee, WI 53212	Trustee and Board Chairperson	Since February 2024	Investment Consultant, Texas Association of Counties (1995 – 2020); Chief Investment Officer, Texas County & District Retirement System (1999 – 2018).	3	None

___________

*	The fund complex consists of the Fund, Cliffwater Corporate Lending Fund and Cliffwater Enhanced Lending Fund.

Interested Trustee and Officers

Name, Address and Year of Birth	Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Stephen L. Nesbitt** Year of Birth: 1953 c/o UMB Fund Services, Inc. 235 West Galena St., Milwaukee, WI 53212	Trustee and President	Since February 2024	Chief Executive Officer and Chief Investment Officer, Cliffwater LLC (2004 – Present).	3	None
Lance J. Johnson Year of Birth: 1967 c/o UMB Fund Services, Inc. 235 West Galena St., Milwaukee, WI 53212	Treasurer	Since February 2024	Chief Operations Officer, Cliffwater LLC (2014 – Present); Senior Vice President, Brown Brothers Harriman & Co. (financial services firm) (2013 – 2014).	N/A	N/A
Joshua B. Deringer Year of Birth: 1974 c/o UMB Fund Services, Inc. 235 West Galena St., Milwaukee, WI 53212	Secretary	Since February 2024	Partner, Faegre Drinker Biddle & Reath LLP (2020 – Present); Partner, Drinker Biddle & Reath LLP (2009 – 2020).	N/A	N/A
Bernadette Murphy Year of Birth: 1964 c/o UMB Fund Services, Inc. 235 West Galena St., Milwaukee, WI 53212	Chief Compliance Officer	Since February 2024	Managing Director, Vigilant Compliance, LLC (regulatory compliance solutions firm) (2018 – Present); Director of Compliance and Operations, B. Riley Capital Management, LLC (investment advisory firm) (2017 – 2018); Chief Compliance Officer, Dialectic Capital Management, LP (investment advisory firm) (2015 – 2018).	N/A	N/A

___________

*	The fund complex consists of the Fund, Cliffwater Corporate Lending Fund and Cliffwater Enhanced Lending Fund.
**	Mr. Nesbitt is deemed an interested person of the Fund because he is an officer and control person of Cliffwater.

Additional Information About the Trustees

The Board believes that each of the Trustees’ experience, qualifications, attributes and skills on an individual basis, and in combination with those of the other Trustees, lead to the conclusion that each Trustee should serve in such capacity. Among the attributes common to all Trustees is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, Cliffwater, the Fund’s other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Trustees. A Trustee’s ability to perform his or her duties effectively may have been attained through the Trustee’s business, consulting, and public service; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Trustee.

7

Paul S. Atkins. Mr. Atkins has more than 36 years of experience in the financial services industry, including as a Commissioner of the SEC, former principal of accounting firm PricewaterhouseCoopers LLP and securities lawyer. Since 2009, he has been the Chief Executive Officer of a financial consulting firm. Mr. Atkins has served as a Trustee of Cliffwater Corporate Lending Fund and Cliffwater Enhanced Lending Fund since 2021.

Dominic Garcia. Mr. Garcia has more than 17 years of experience in the financial services industry. He has worked in executive strategy positions at one of the world’s largest real estate investment managers and has extensive experience in the public pension sector. Mr. Garcia has served as a Trustee of Cliffwater Corporate Lending Fund and Cliffwater Enhanced Lending Fund since 2021.

Paul J. Williams. Mr. Williams has more than 41 years of experience in the financial services industry. He served as a Chief Investment Officer for a public employees’ retirement system for nearly 20 years and has over 25 years’ experience as a consultant in the investment management industry. Mr. Williams has served as a Trustee of Cliffwater Corporate Lending Fund and Cliffwater Enhanced Lending Fund since 2021.

Stephen L. Nesbitt. Mr. Nesbitt has more than 41 years of experience in the financial services industry. He is the founder, Chief Executive Officer and Chief Investment Officer of Cliffwater LLC. Prior to founding the Adviser in 2004, Mr. Nesbitt was a Senior Managing Director at Wilshire Associates. Mr. Nesbitt has served as a Trustee of Cliffwater Corporate Lending Fund and Cliffwater Enhanced Lending Fund since 2021.

Specific details regarding each Trustee’s principal occupations during the past five years are included in the table above.

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Fund rests with the Board. The Fund has engaged the Adviser to manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in the operations of the Fund in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and the Fund’s Declaration of Trust. The Board is currently composed of four members, three of whom are Independent Trustees. The Board will hold regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have also engaged independent legal counsel to assist them in performing their oversight responsibility. The Independent Trustees meet with their independent legal counsel in person prior to and/or during each quarterly board meeting. As described below, the Board has established an Audit Committee and a Nominating Committee, and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed Paul J. Williams, an Independent Trustee, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Adviser, other service providers, counsel and other Trustees generally between meetings. The Chairman serves as a key point person for dealings between management and the Trustees. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and is addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. The Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser and other service providers has its own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board requires senior officers of the Fund, including the President, Treasurer and Chief Compliance Officer, and the Adviser, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management. The Board and the Audit Committee receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. The Board also receives reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian, distributor and administrator. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

8

Committees of the Board of Trustees

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board. In performing its responsibilities, the Audit Committee selects and recommends annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year and reviews with the firm the scope and results of each audit. The Audit Committee currently consists of each of the Fund’s Independent Trustees.

During the fiscal year ended March 31, 2023, the Audit Committee of the Prior Board met three times.

Nominating Committee

The Board has formed a Nominating Committee that is responsible for selecting and nominating persons to serve as Trustees of the Fund. The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Shareholders for election. In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Shareholders and evaluate them both in a similar manner, as long as the recommendation submitted by a Shareholder includes at a minimum: the name, address and telephone number of the recommending Shareholder and information concerning the Shareholder’s interests in the Fund in sufficient detail to establish that the Shareholder held Shares on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a trustee. The Nominating Committee may solicit candidates to serve as trustees from any source it deems appropriate. With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities. The Nominating Committee currently consists of each of the Fund’s Independent Trustees.

During the fiscal year ended March 31, 2023, the Nominating and Governance Committee of the Prior Board, which had responsibilities similar to, and was replaced by, the Board’s Nominating Committee, met three times.

Board Meetings

During the fiscal year ended March 31, 2023, the Prior Board held seven meetings.

Trustee Ownership of Securities

The following table sets forth the dollar range of equity securities beneficially owned by each Trustee in the Fund and the family of investment companies as of December 31, 2023. Each Trustee was appointed to the Board on February 27, 2024. Prior to that date, the Fund was overseen by different Trustees:

	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies*
Independent Trustees
Paul S. Atkins	None	Over $100,000
Dominic Garcia	None	$0
Paul J. Williams	None	Over $100,000
Interested Trustee
Stephen L. Nesbitt	None	Over $100,000

*	Family of Investment Companies includes the Fund, Cliffwater Corporate Lending Fund and Cliffwater Enhanced Lending Fund.

9

Independent Trustee Ownership of Securities

As of December 31, 2023, none of the Independent Trustees (or their immediate family members) owned securities of Cliffwater, the Distributor or of an entity controlling, controlled by or under common control with Cliffwater or the Distributor.

Trustee Compensation

In consideration of the services rendered by the Independent Trustees, each Independent Trustee is paid an annual Board retainer of $30,000, payable by the Fund in quarterly installments. Trustees that are interested persons will not be compensated by the Fund. The Trustees do not receive any pension or retirement benefits.

The Fund’s current Trustees did not serve on the Board during the fiscal year ended March 31, 2023 and, therefore, did not receive compensation from the Fund during that period. The following table sets forth the compensation paid by the Fund to each Prior Trustee who was not an interested person of the Fund during the fiscal year ended March 31, 2023:

Name of Prior Trustee	Aggregate Compensation from the Fund	Total Compensation from Fund and Fund Complex Paid to Trustees
Nabil N. El-Hage[1]	$20,000	$20,000
Cynthia R. Plouché[1]	$20,000	$20,000
Jason J. Price[1]	$20,000	$20,000
Susan B. Sweeney[1]	$20,000	$20,000
Thomas W. Okel[2]	$15,000	$15,000
Mark F. Mulhern[2]	$15,000	$15,000
Jill Olmstead[2]	$15,000	$15,000

[1]	Messrs. El-Hage and Price and Mses. Plouché and Sweeney resigned as trustees of the Fund, effective as of August 23, 2022.
[2]	Messrs. Okel and Mulhern and Ms. Olmstead became trustees of the Fund, effective as of August 24, 2022, and resigned as trustees of the Fund, effective as of February 27, 2024.

CODES OF ETHICS

The Fund and Adviser have each adopted a code of ethics pursuant to Rule 17j-1 of the 1940 Act, which is designed to prevent affiliated persons of the Fund and the Adviser from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund. The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund, subject to a number of restrictions and controls. Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC. The codes of ethics are available on the EDGAR database on the SEC’s website at http://www.sec.gov, and may be obtained after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

INVESTMENT MANAGEMENT AND OTHER SERVICES

The Adviser

Cliffwater LLC serves as the investment adviser to the Fund. Cliffwater is located at 4640 Admiralty Way, 11th Floor, Marina del Rey, California and is an investment adviser registered with the SEC under the Advisers Act. Mr. Stephen L. Nesbitt, an Interested Trustee of the Fund, holds an indirect controlling interest in Cliffwater LLC. Subject to the general supervision of the Board, and in accordance with the investment objective, policies, and restrictions of the Fund, Cliffwater is responsible for the management and operation of the Fund and the investment of the Fund’s assets. Cliffwater provides such services to the Fund pursuant to the Investment Management Agreement.

The Investment Management Agreement between the Adviser and the Fund became effective as of February 27, 2024, and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval. The Investment Management Agreement will terminate automatically if assigned (as defined in the 1940 Act), and it is terminable at any time without penalty upon sixty (60) days’ written notice to the Fund by either the Board, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by the Adviser.

10

The Investment Management Agreement provides that, in the absence of willful misfeasance, gross negligence, bad faith or reckless disregard of its obligations to the Fund, the Adviser and any partner, member (and any of its members, partners or shareholders, including the direct and indirect owners of its members, partners or shareholders), manager, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, shall not be subject to liability to the Fund or otherwise under the Investment Management Agreement for any act or omission in the course of, or connected with, rendering services under the Investment Management Agreement or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, including, without limitation, for any error of judgment, for any mistake of law, or for any act or omission by the Adviser or any affiliate of the Adviser, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Adviser or any partner, member (and any of its members, partners or shareholders, including the direct and indirect owners of its members, partners or shareholders), manager, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any claim, loss, damage, liability, reasonable cost, or reasonable expense (including reasonable attorney’s fees, judgments, and other related expenses in connection therewith and amounts paid in defense and settlement thereof) (individually, the “Liability,” and collectively, the “Liabilities”) to which the person may be liable that arises or results from the Investment Management Agreement or the performance of any services under the Investment Management Agreement, so long as such Liabilities did not arise primarily from such person’s willful misfeasance, gross negligence or reckless disregard of its obligations and duties under the Investment Management Agreement.

In consideration of the advisory and other services provided by Cliffwater to the Fund under the Investment Management Agreement, the Fund pays Cliffwater a monthly fee equal to 1.40% on an annualized basis of the Fund’s average daily net assets (the “Management Fee”). The Management Fee will be paid to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date, and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that for purposes of determining the Management Fee payable to the Adviser for any month, net assets will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Management Fee payable to the Adviser for that month. The Management Fee will be accrued daily, and will be due and payable monthly in arrears within ten (10) business days after the end of the month. To the extent Cliffwater receives advisory fees from a Subsidiary, Cliffwater will not receive compensation from the Fund in respect of the assets of the Fund that are invested in such Subsidiary. A portion of the Investment Management Fee may be paid to brokers or dealers that assist in the distribution of Shares.

Cliffwater has entered into a written fee waiver agreement with the Fund providing that it will limit the Management Fee it charges the Fund to 0.00% through June 30, 2025 and to 1.00% from July 1, 2025 through June 30, 2026.

For the fiscal period from January 7, 2022 (commencement of operations) through March 31, 2022, and for the fiscal year ended March 31, 2023, as reported in the Fund’s annual shareholder reports for these periods, the Fund paid the following advisory fees to MML Advisers and Barings, its previous investment advisers:

Period	January 7, 2022 through March 31, 2022	Fiscal year ended March 31, 2023
Investment Advisory fee	$273,445	$1,470,102

For its service as sub-adviser to the Fund, effective September 27, 2022, BIIL received a fee equal to 10% of the investment advisory fee received by Barings.

Conflicts of Interest

The potential for material conflicts of interest may exist when a Portfolio Manager has responsibilities for the day-to-day management of multiple accounts. These conflicts may be heightened to the extent a Portfolio Manager, Cliffwater and/or an affiliate has an investment in one or more of such accounts or an interest in the performance of one or more such accounts. Cliffwater has identified (and summarized below) areas where material conflicts of interest are most likely to arise, and has adopted policies and procedures that it believes are reasonably designed to address such conflicts.

11

It is possible that an investment opportunity may be suitable for both the Fund and other accounts managed by a Portfolio Manager, but may not be available in sufficient quantities for both the Fund and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Fund and another account. A conflict may arise where the Portfolio Manager may have an incentive to treat an account preferentially as compared to the Fund because the account pays Cliffwater a performance-based fee or the Portfolio Manager, Cliffwater or an affiliate has an interest in the account. Cliffwater has adopted an investment allocation policy and trade allocation procedures to address allocation of portfolio transactions and investment opportunities across multiple clients. These policies are designed to achieve fair and equitable treatment of all clients over time, and specifically prohibit allocations based on performance of an account, the amount or structure of the management fee, performance fee or profit sharing allocations, participation or investment by an employee, Cliffwater or an affiliate, and whether the account is public, private, proprietary or third party. Additionally, actions may be taken by some Cliffwater clients, either at their own discretion or at the Adviser’s discretion, that may be inconsistent, if not adverse to, other clients, including, but not limited to, interests in different parts of a company’s capital structure during a restructuring, bankruptcy or other insolvency proceeding or similar matter.

Potential material conflicts of interest may also arise related to the knowledge and timing of the Fund’s trades, investment opportunities and broker selection. Portfolio Managers may have information about the size, timing and possible market impact of the Fund’s trades. It is theoretically possible that Portfolio Managers could use this information for their personal advantage and/or the advantage of other accounts they manage, or to the possible detriment of the Fund. For example, a Portfolio Manager could front run the Fund’s trade or short sell a security for an account immediately prior to the Fund’s sale of that security. To address these conflicts, Cliffwater has adopted policies and procedures governing employees’ personal securities transactions, the use of short sales, and trading between the Fund and other accounts managed by the Portfolio Manager or accounts owned by Cliffwater or its affiliates.

With respect to securities transactions for the Fund, Cliffwater determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction. Cliffwater manages certain other accounts, however, where Cliffwater may be limited by the client with respect to the selection of brokers or directed to trade such client’s transactions through a particular broker. In these cases, trades for the Fund in a particular security may be placed separately from, rather than aggregated with, such other accounts. Placing separate transaction orders for a security may temporarily affect the market price of the security or otherwise affect the execution of the transaction to the possible detriment of the Fund or the other account(s) involved. Cliffwater has policies and procedures that address best execution and directed brokerage.

Stapled Opportunities. A Secondary Investment strategy or a Co-Investment strategy may make a Secondary Investment or Co-Investment, as the case may be, that is contingent upon a Primary Investment to which the Secondary Investment or Co-Investment is “stapled,” and in such circumstances Cliffwater may decide to treat the entire transaction (including the stapled Primary Investment) as a Secondary Investment or Co-Investment, as the case may be.

Allocation of Opportunities arising from Cliffwater’s Relationships. Investment opportunities, including Co-Investment opportunities, may arise to Cliffwater as the result of relationships developed by Cliffwater with Portfolio Fund managers over time, including managers of underlying Portfolio Funds of clients of Cliffwater. Such investment opportunities will generally be allocated among one or more clients of Cliffwater, consistent with the usual procedures as provided above (which may or may not include clients invested in the relevant Portfolio Fund). For instance, a client executing a Primary Investment strategy may have a Primary Investment in a Portfolio Fund and any Co-Investment or Secondary Investment opportunity, as the case may be, originating from the manager of such Portfolio Fund may be allocated entirely to other clients of Cliffwater executing a Co-Investment strategy or Secondary Investment strategy, respectively. Exceptions may be made on a case-by-case basis, for example where explicit pre-emption rights or rights of first refusal accrue to clients making the original investments or in the case of stapled transactions as described above.

Investor-Sourced Investment Opportunities. One or more separate account clients of Cliffwater or investors in a Cliffwater-managed vehicle, such as an investor in a Cliffwater-managed account or a Cliffwater-managed fund-of-one, may itself have one or more direct or indirect relationships with fund sponsors, investment managers, potential Portfolio Funds or potential portfolio companies. Such clients and investors may obtain investment opportunities as a result of such relationships and may undertake to effectuate such investment opportunity through such Cliffwater-managed vehicle. Investment opportunities accruing to specific funds or clients (e.g., an opportunity accruing to a fund as a result of a right of first refusal or an investment opportunity sourced by a specific separate account client) will generally not be subject to Cliffwater’s investment allocation process, and other clients of Cliffwater may not share or participate in such investment opportunities sourced by such clients or investors.

12

In certain cases, Cliffwater may provide portfolio construction services and investment due diligence services to third-party clients, who negotiate their own access to the underlying portfolio investments directly with the sponsor or manager of the relevant portfolio interest and independently of Cliffwater. Where third-party clients negotiate their own access (including as to the quantum of the investment) to underlying portfolio investments, then it is Cliffwater’s policy to ask the sponsor or manager of the relevant portfolio interest to treat the third-party client’s request entirely separately from the request made by Cliffwater on behalf of all other funds or clients managed by Cliffwater, such that the third-party client’s request will not be subject to Cliffwater’s investment allocation process (much like an investor-sourced investment opportunity), while the request made by Cliffwater on behalf of all other clients will be subject to Cliffwater’s investment allocation process. In these cases and where the investment is capacity-constrained, similar to an allocation by the sponsor or manager to another unrelated third-party investor, the amount allocated by the sponsor or manager of the portfolio investment to other funds or clients managed by Cliffwater will potentially be adversely impacted by the amount made available to the client that negotiates its own access. However, to manage any potential conflicts of interest, Cliffwater does not allow third-party clients to elect arbitrarily to opt in or out of Cliffwater’s investment allocation policy on a case-by-case basis.

A Portfolio Manager may also face other potential conflicts of interest in managing the Fund, and the above is not a complete description of every conflict of interest that could be deemed to exist in managing both a fund and the other accounts listed above.

Compensation of the Management Team

Cliffwater and the Portfolio Managers may manage multiple funds and/or other accounts, and as a result may be presented with one or more of the following actual or potential conflicts:

The management of multiple funds and/or other accounts may result in Cliffwater or a Portfolio Manager devoting unequal time and attention to the management of each fund and/or other account. Cliffwater seeks to manage such competing interests for the time and attention of a Portfolio Manager by having the Portfolio Manager focus on a particular investment discipline. Other accounts managed by a Portfolio Manager may not be managed using the same investment models that are used in connection with the management of the Fund.

If Cliffwater or a Portfolio Manager identifies a limited investment opportunity which may be suitable for more than one fund or other account, a fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible funds and other accounts. To deal with these situations, Cliffwater has adopted procedures for allocating portfolio transactions across multiple accounts.

Cliffwater has adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Other Accounts Managed by the Portfolio Managers

In addition to the Fund (for purposes of this section, the “Fund” includes the Subsidiaries, unless otherwise indicated), the Fund’s Portfolio Managers may manage, or be affiliated with, other accounts, including other pooled investment vehicles.

The table below identifies the number of accounts for which the Portfolio Managers have day-to-day management responsibilities and the total assets in such accounts with respect to which the advisory fee is based on the performance of the account, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts, as of February 20, 2024.

	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Gabrielle Zadra
Registered Investment Companies	0	N/A	0	N/A
Other Pooled Investment Vehicles	0	N/A	0	N/A
Other Accounts	0	N/A	0	N/A

Eric Abelson
Registered Investment Companies	0	N/A	0	N/A
Other Pooled Investment Vehicles	0	N/A	0	N/A
Other Accounts	0	N/A	0	N/A

Bernard Gehlmann
Registered Investment Companies	0	N/A	0	N/A
Other Pooled Investment Vehicles	0	N/A	0	N/A
Other Accounts	0	N/A	0	N/A

13

Portfolio Management Team Ownership of Securities in the Fund

Name of Portfolio Manager	Dollar Range of Equity Securities in the Fund*
Gabrielle Zadra	None
Eric Abelson	None
Bernard Gehlmann	None

*	As of February 27, 2024.

PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATION

In following the Fund’s investment strategy, the Adviser expects few of the Fund’s transactions to involve brokerage. To the extent the Fund’s transactions involve brokerage, the Fund does not expect to use one particular broker or dealer. It is the Fund’s policy to obtain the best results in connection with effecting its portfolio transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. Generally, equity securities are bought and sold through brokerage transactions for which commissions are payable. Purchases from underwriters will include the underwriting commission or concession, and purchases from dealers serving as market makers will include a dealer’s mark-up or reflect a dealer’s mark-down. Money market securities and other debt securities are usually bought and sold directly from the issuer or an underwriter or market maker for the securities. Generally, the Fund will not pay brokerage commissions for such purchases. When a debt security is bought from an underwriter, the purchase price will usually include an underwriting commission or concession. The purchase price for securities bought from dealers serving as market makers will similarly include the dealer’s mark up or reflect a dealer’s mark down. When the Fund executes transactions in the over-the-counter market, it will generally deal with primary market makers unless prices that are more favorable are otherwise obtainable.

In addition, the Adviser may place a combined order for two or more accounts it manages, including the Fund, that are engaged in the purchase or sale of the same security if, in its judgment, joint execution is in the best interest of each participant and will result in best price and execution. Transactions involving commingled orders are allocated in a manner deemed equitable to each account or fund. Although it is recognized that, in some cases, the joint execution of orders could adversely affect the price or volume of the security that a particular account or the Fund may obtain, it is the opinion of the Adviser that the advantages of combined orders outweigh the possible disadvantages of separate transactions. The Adviser believes that the ability of the Fund to participate in higher volume transactions will generally be beneficial to the Fund.

The Adviser may pay a higher commission than otherwise obtainable from other brokers in return for brokerage or research services only if a good faith determination is made that the commission is reasonable in relation to the services provided.

While it is the Fund’s general policy to seek to obtain the most favorable price and execution available in selecting a broker-dealer to execute portfolio transactions for the Fund, weight is also given to the ability of a broker-dealer to furnish brokerage and research services as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended, to the Fund or to the Adviser, even if the specific services are not directly useful to the Fund and may be useful to the Adviser in advising other clients. When one or more brokers is believed capable of providing the best combination of price and execution, the Adviser may select a broker based upon brokerage or research services provided to the Adviser. In negotiating commissions with a broker or evaluating the spread to be paid to a dealer, the Fund may therefore pay a higher commission or spread than would be the case if no weight were given to the furnishing of these supplemental services, provided that the amount of such commission or spread has been determined in good faith by the Adviser to be reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer. The standard of reasonableness is to be measured in light of the Adviser’s overall responsibilities to the Fund.

14

In most instances, the Fund will invest substantially all of its assets (whether directly or through the Subsidiaries) in Co-Investments or Portfolio Funds. Such investments by the Fund may be, but are generally not, subject to brokerage commissions. Nevertheless, the Fund anticipates that some of its portfolio transactions (including investments in Portfolio Funds by the Fund) may be subject to expenses. Given the private equity focus of a majority of the Co-Investments and Portfolio Funds, significant brokerage commissions are not anticipated to be paid by such funds.

Tax Matters

The following is intended to be a general summary of certain additional U.S. federal income tax consequences of investing, holding and disposing of Shares of the Fund. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to Shareholders in light of their particular circumstances. INVESTORS ARE THEREFORE ADVISED TO CONSULT WITH THEIR TAX ADVISORS BEFORE MAKING AN INVESTMENT IN THE FUND.

Unless otherwise noted, this discussion assumes you are a U.S. Shareholder and that you hold your Shares as a capital asset. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership, or disposition of Shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

The Fund has elected and intends to qualify annually as a regulated investment company (a “RIC”) under the Code. To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans and gains from the sale or other disposition of stock, securities or foreign currencies or other income derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in qualified publicly traded partnerships (the “Source of Income Test”); (b) diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund’s assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, in the securities (other than securities of other RICs) of two or more issuers which the Fund controls and are engaged in the same, similar or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (the “Diversification Test”); and (c) distribute for each taxable year an amount at least equal to the sum of 90% of its investment company taxable income (determined without regard to the deduction for dividends paid) and 90% of its net tax exempt interest income.

The Fund might not distribute all of its net investment income, and the Fund is not required to distribute any portion of its net capital gain. If the Fund qualifies for treatment as a RIC but does not distribute all of its net capital gain and net investment income, it will be subject to tax at regular corporate rates on the amount retained. If the Fund retains any net capital gain, it may designate the retained amount of capital gain as undistributed capital gain in a notice to its Shareholders who, if subject to federal income tax on long-term capital gains, (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their share of such undistributed amount; (ii) will be deemed to have paid their proportionate share of the tax paid by the Fund on such undistributed amount and will be entitled to credit that amount of tax against their federal income tax liabilities, if any; and (iii) will be entitled to claim refunds to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of Shares owned by a Shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the Shareholder’s gross income and the tax deemed paid by the Shareholder.

The Fund is authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, the Fund is not permitted to make distributions to its Shareholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, the Fund’s ability to dispose of assets to meet the Fund’s distribution requirements may be limited by (i) the illiquid nature of the Fund’s portfolio and/or (ii) other requirements relating to the Fund’s qualification as a RIC, including the Diversification Test. If the Fund disposes of assets in order to meet the distribution requirements applicable to RICs, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous.

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes to Shareholders. The Fund intends to distribute to its Shareholders, at least annually, substantially all of its net investment income and net capital gain. Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of such calendar year, and (3) any ordinary income and capital gains for previous years that were not distributed during those years. To prevent application of the excise tax, the Fund intends to make its distributions in accordance with the calendar year distribution requirement.

15

Although dividends generally will be treated as distributed when paid, any dividend declared by the Fund in October, November or December and payable to Shareholders of record in such a month that is paid during the following January will be treated for U.S. federal income tax purposes as received by Shareholders on December 31 of the calendar year in which it was declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be “spilled back” and treated for certain purposes as paid by the Fund during such taxable year. In such case, Shareholders generally will be treated as having received such dividends in the taxable year in which the distributions were actually made. For purposes of calculating the amount of a RIC’s undistributed income and gain subject to the 4% excise tax described above, such “spilled back” dividends are treated as paid by the RIC when they are actually paid.

If the Fund fails to satisfy the qualifying income or diversification requirements in any taxable year, the Fund may be eligible for certain relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the diversification requirements where the Fund corrects the failure within a specified period. In order to be eligible for the relief provisions with respect to a failure to meet the diversification requirements, the Fund may be required to dispose of certain assets. If these relief provisions are not available to the Fund and it fails to qualify for treatment as a RIC for a taxable year, the Fund will be taxable at regular corporate tax rates (and, to the extent applicable, at corporate alternative minimum tax rates). In such an event, all distributions (including capital gain distributions) will be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits, subject to the dividends-received deduction for corporate Shareholders and to the tax rates applicable to qualified dividend income distributed to non-corporate Shareholders. In such an event, distributions in excess of the Fund’s current and accumulated earnings and profits will be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Shares (reducing that basis accordingly), and any remaining distributions will be treated as a capital gain. To requalify for treatment as a RIC in a subsequent taxable year, the Fund would be required to satisfy the RIC qualification requirements for that year and to distribute any earnings and profits from any year in which the Fund failed to qualify for tax treatment as a RIC. In addition, if the Fund were to fail to qualify as a RIC for a period greater than two taxable years, it would generally be required to pay a Fund-level tax on certain net built-in gains recognized with respect to certain of its assets upon a disposition of such assets within five years of qualifying as a RIC in a subsequent year.

The Board reserves the right not to maintain the qualification of the Fund for treatment as a RIC if it determines such course of action to be beneficial to Shareholders.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against a RIC’s net investment income. Instead, for U.S. federal income tax purposes, potentially subject to certain limitations, the Fund may carry net capital losses from any taxable year forward to offset capital gains in future years. The Fund is permitted to carry forward indefinitely a net capital loss from any taxable year to offset its capital gains, if any, in years following the year of the loss. To the extent subsequent capital gains are offset by such losses, they will not result in U.S. federal income tax liability to the Fund and may not be distributed as capital gains to Shareholders. Generally, the Fund may not carry forward any losses other than net capital losses. Under certain circumstances, the Fund may elect to treat certain losses as though they were incurred on the first day of the taxable year immediately following the taxable year in which they were actually incurred. As of September 30, 2023, the Fund had no capital loss carryforwards.

Fund Investments - Partnership and other Pass-Through Investments

The Fund may invest up to substantially all its assets in Portfolio Funds that are classified as partnerships for U.S. federal income tax purposes.

An entity that is properly classified as a partnership, rather than a publicly traded partnership or other entity taxable as a corporation, is not itself subject to U.S. federal income tax. Instead, each partner of the partnership must take into account its distributive share of the partnership’s income, gains, losses, deductions and credits (including all such items allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that the Fund receives corresponding cash distributions from a Portfolio Fund classified as a partnership for U.S. federal income tax purposes. In such case, the Fund might have to borrow money or dispose of investments, including interests in Portfolio Funds, and the Fund might have to sell shares of the Fund, in each case including when it is disadvantageous to do so, in order to make the distributions required in order to maintain its status as a RIC and to avoid the imposition of U.S. federal income or excise tax.

16

In addition, the character of a partner’s distributive share of items of partnership income, gain and loss generally will be determined as if the partner had realized such items directly. Portfolio Funds classified as partnerships for federal income tax purposes may generate income allocable to the Fund that is not qualifying income for purposes of the Source of Income Test. In order to meet the Source of Income Test, the Fund may structure its investments in a way potentially increasing the taxes imposed thereon or in respect thereof (including by making such investments through a Subsidiary). Because the Fund may not have timely or complete information concerning the amount and sources of such a Portfolio Fund’s income until such income has been earned by the Portfolio Fund or until a substantial amount of time thereafter, it may be difficult for the Fund to satisfy the Source of Income Test.

Furthermore, it may not always be entirely clear how the asset diversification rules for RIC qualification will apply to the Fund’s investments in Portfolio Funds that are classified as partnerships for federal income tax purposes. The Fund’s administrator will assist the Fund with collecting, aggregating and analyzing data on the Fund’s direct and indirect investments in an effort to ensure that the Fund meets the Diversification Test. In the event that the Fund believes that it is possible that it will fail the asset diversification requirement at the end of any quarter of a taxable year, it may seek to take certain actions to avert such failure, including by acquiring additional investments to come into compliance with the Diversification Test or by disposing of non-diversified assets. Although the Code affords the Fund the opportunity, in certain circumstances, to cure a failure to meet the Diversification Test, including by disposing of non-diversified assets within six months, there may be constraints on the Fund’s ability to dispose of its interest in a Portfolio Fund that may limit utilization of this cure period.

As a result of the considerations described in the preceding paragraphs, the Fund’s intention to qualify and be eligible for treatment as a RIC can limit its ability to acquire or continue to hold positions in Portfolio Funds that would otherwise be consistent with their investment strategy or can require it to engage in transactions in which it would otherwise not engage, resulting in additional transaction costs and reducing the Fund’s return to Shareholders. In addition, as a result of such considerations (mainly that certain investments may be held through a corporation subject to U.S. federal and state income tax in order to meet the Source of Income Test), U.S. taxable shareholders may indirectly bear a greater amount of taxes as compared to if such Shareholders owned certain Portfolio Funds directly.

Unless otherwise indicated, references in this discussion to the Fund’s investments, activities, income, gain, and loss include the direct investments, activities, income, gain, and loss of the Fund, as well as those indirectly attributable to the Fund as a result of the Fund’s investment in any Portfolio Fund (or other entity) that is properly classified as a partnership or disregarded entity for U.S. federal income tax purposes (and not a publicly traded partnership or other entity taxable as a corporation).

Original Issue Discount Securities

Investments by the Fund in zero coupon or other discount securities will result in income to the Fund equal to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held, even though the Fund may receive no cash interest payments or may receive cash interest payments that are less than the income recognized for tax purposes. This income is included in determining the amount of income that the Fund must distribute to avoid the payment of federal income tax and the 4% excise tax. Because such income may not be matched by a corresponding cash payment to the Fund, the Fund may be required to borrow money or dispose of securities to be able to make distributions to its Shareholders.

Investments in Non-U.S. Securities

The Fund may invest in non-U.S. securities, which investments could subject the Fund to complex provisions of the Code applicable to equity interests in passive foreign investment companies (each, a “PFIC”). A PFIC is an equity interest (under Treasury regulations that may be promulgated in the future, generally including not only stock but also an option to acquire stock such as is inherent in a convertible bond) in certain foreign corporations (i) that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or (ii) where at least 50% of the corporation’s assets (computed based on average fair market value) either produce or are held for the production of passive income. If the Fund invests in PFICs, the Fund could be subject to U.S. federal income tax and nondeductible interest charges on “excess distributions” received from such companies or on gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to its Shareholders. The Fund would not be able to pass through to its Shareholders any credit or deduction for such a tax. A “qualified electing fund” election or a “mark-to-market” election may be available that would ameliorate these adverse tax consequences, but such elections could require the Fund to recognize taxable income or gain (subject to the distribution requirements applicable to RICs, as described above) without the concurrent receipt of cash. In order to satisfy the distribution requirements and avoid a tax at the Fund level, the Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Fund. Gains from the sale of stock of PFICs may also be treated as ordinary income. In order for the Fund to make a qualified electing fund election with respect to a PFIC, the PFIC would have to agree to provide certain tax information to the Fund on an annual basis, which it might not agree to do. The Fund may limit and/or manage its holdings in PFICs to limit its tax liability or maximize its returns from these investments.

17

Dividends received by the Fund on foreign securities may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Shareholders of the Fund generally will not be entitled to a credit or deduction with respect to any such taxes paid by the Fund.

Gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Investment in Domestic Subsidiaries

The Fund is permitted to invest up to 25% of its assets in one or more U.S. Subsidiaries to enable it to indirectly make investments that would not generate qualifying income for a RIC. Any net income that such a Subsidiary recognizes will be subject to federal and state corporate income tax, but the dividends that the Subsidiary pays to the Fund (i.e., those gains, net of the tax paid and any other expenses of the subsidiary, such as its management and advisory fees) will be eligible to be treated as “qualified dividend income” under the Code. Although it is possible that multiple Subsidiaries may be required to be aggregated for purposes of the 25% value limit described above, losses of one Subsidiary will not offset income of another Subsidiary.

The foregoing discussion is a summary only and is not intended as a substitute for careful tax planning. Purchasers of Shares should consult their own tax advisers as to the tax consequences of investing in such Shares, including under state, local and other tax laws

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

Cohen & Company, Ltd., located at 1350 Euclid Avenue, Suite 800 Cleveland, Ohio 44115, serves as the independent registered public accounting firm of the Fund.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and the Independent Trustees of the Fund.

DISTRIBUTOR

Foreside Fund Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group) acts as the principal underwriter of the Fund's shares. The Distributor's principal business address is Three Canal Plaza, Suite 100, Portland, Maine 04101.

CUSTODIAN

State Street Bank and Trust Company (the “Custodian”) serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the 1940 Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1 Iron Street, Boston, Massachusetts 02210.

18

ORGANIZATION AND MANAGEMENT OF WHOLLY-OWNED SUBSIDIARIES

The Fund may make investments through direct and indirect wholly owned Subsidiaries. Such Subsidiaries will not be registered under the 1940 Act; however, the Fund will wholly own and control any Subsidiaries. The Board has oversight responsibility for the investment activities of the Fund, including its investment in any Subsidiary, and the Fund’s role as sole direct or indirect shareholder of any Subsidiary. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as the Fund. The Fund would “look through” any such Subsidiary to determine compliance with its investment policies.

The Fund is permitted to invest up to 25% of its assets in one or more U.S. Subsidiaries to enable it to indirectly make investments that would not generate qualifying income for a RIC. Any net income that such a Subsidiary recognizes will be subject to federal and state corporate income tax, but the dividends that the Subsidiary pays to the Fund (i.e., those gains, net of the tax paid and any other expenses of the subsidiary, such as its management and advisory fees) will be eligible to be treated as “qualified dividend income” under the Code. Although it is possible that multiple Subsidiaries may be required to be aggregated for purposes of the 25% value limit described above, losses of one Subsidiary will not offset income of another Subsidiary.

Each Subsidiary may enter into contracts for the provision of custody services and fund administration and accounting services with the same service providers who provide those services to the Fund. A Subsidiary bears the fees and expenses incurred in connection with the services that it receives pursuant to each of these separate agreements and arrangements. The Fund expects that the expenses borne by the Subsidiaries will not be material in relation to the value of the Fund’s assets.

For purposes of adhering to the Fund’s compliance policies and procedures, Cliffwater treats the assets of the Subsidiaries as if the assets were held directly by the Fund. The Adviser makes periodic reports to the Fund’s Board regarding the management and operations of the Subsidiaries.

The financial information of each Subsidiary is consolidated into the Fund’s financial statements, as contained within the Fund’s registration statement and annual and semiannual reports that will be provided to Shareholders.

By investing in the Subsidiaries, the Fund is indirectly exposed to the risks associated with each Subsidiary’s investments. The Portfolio Funds and other investments held by the Subsidiaries are subject to the same risks that would apply to similar investments if held directly by the Fund. The Subsidiaries are subject to the same principal risks to which the Fund is subject (as described in the Fund’s prospectus). There can be no assurance that the investment objective of the Subsidiaries will be achieved. The Subsidiaries are not registered under the 1940 Act, but the Subsidiaries will comply with certain sections of the 1940 Act and be subject to the same policies and restrictions as the Fund. The Fund wholly owns and controls the Subsidiaries, and the Fund and the Subsidiaries are managed by Cliffwater, making it unlikely that the Subsidiaries will take action contrary to the interests of the Fund and Shareholders. The Fund’s Board has oversight responsibility for the investment activities of the Fund, including its investment in the Subsidiaries, and the Fund’s role as sole member of each Subsidiary. In managing each Subsidiary’s investment portfolio, Cliffwater manages each Subsidiary’s portfolio in accordance with the Fund’s investment policies and restrictions.

Changes in the tax laws of the United States and/or state law could result in the inability of the Subsidiary to operate as described in the prospectus and this SAI and could adversely affect the Subsidiary and its members.

PROXY VOTING POLICIES AND PROCEDURES

The Board has delegated responsibility for decisions regarding proxy voting for securities held by the Fund to Cliffwater.

Cliffwater will vote such proxies in accordance with its proxy policies and procedures. Copies of Cliffwater’s proxy policy and procedures are included as Appendix A to this SAI. The Board will periodically review the Fund’s proxy voting record.

The Fund will be required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling the Fund at (888) 442-4420 or (ii) by visiting the SEC’s website at http://www.sec.gov.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

A principal shareholder is any person who owns of record or is known by the Fund to own of record or beneficially 5% or more of any class of the Fund’s outstanding equity securities. A control person is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company.

19

As of February 27, 2024, Massachusetts Mutual Life Insurance Company owned of record and beneficially 100% of the outstanding shares of the Fund.

FINANCIAL STATEMENTS

The consolidated financial statements, including the notes thereto, and the report of Deloitte and Touche LLP thereon, as included in the Fund’s Annual Report to Shareholders for the fiscal year ended March 31, 2023, as filed with the SEC on June 8, 2023 (the “Annual Report”), and the Fund’s unaudited financial statements and financial highlights for the six-month period ended September 30, 2023, as filed with the SEC on December 7, 2023 (the “Semi-Annual Report”) are hereby incorporated by reference into this SAI. No other parts of the Annual Report Semi-Annual Report are incorporated by reference herein. Copies of the Annual Report and Semi-Annual Report may be obtained at no charge by calling the Fund at (888) 442-4420.

ADDITIONAL INFORMATION

A registration statement on Form N-2, including amendments thereto, relating to the Shares offered hereby, has been filed by the Fund with the SEC. The Prospectus and this SAI do not contain all of the information set forth in the registration statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Shares offered hereby, reference is made to the registration statement. A copy of the registration statement may be reviewed and copied on the EDGAR database on the SEC’s website at http://www.sec.gov. Prospective investors can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC’s e-mail address (publicinfo@sec.gov).

20

APPENDIX A -PROXY VOTING POLICY AND PROCEDURES

CLIFFWATER LLC

PROXY POLICY AND PROCEDURE

Rule 206(4)-6 of the Advisers Act requires a registered investment adviser that exercises voting authority with respect to client securities to: (i) adopt written policies reasonably designed to ensure that the investment adviser votes in the best interest of its clients and addresses how the investment adviser will deal with material conflicts of interest that may arise between the investment adviser and its clients; (ii) disclose to its clients information about such policies and procedures; and (iii) upon request, provide information on how proxies were voted.

For its non-discretionary clients, Cliffwater does not have authority to vote client securities. These clients will receive their proxies, corporate actions, consents and other solicitations directly from their custodian or the relevant issuer or investment fund. These clients may contact their client service professionals with questions about a particular solicitation.

For its discretionary clients, Cliffwater generally takes responsibility for ensuring that proxies solicited by, or with respect to, the issuers of securities held in the client’s investment account, and corporate actions and consents sought by such issuers (including tender offers and rights offerings) are voted. In most cases, the managers of the commingled funds and separate accounts holding the assets vote the proxy solicitations. However, Cliffwater will take such action in limited circumstances which may include private partnership amendments and consents and in the event that an individual security is held by the client outside of a commingled fund or separate account where the manager votes the securities. Cliffwater’s discretionary clients may also retain the right to vote any proxies or take action relating to specified securities held in the client’s investment account, provided the client gives timely written notice to Cliffwater.

Cliffwater will not put its own interests ahead of those of any of its client and will resolve any possible conflicts between its interests and those of the client in favor of the client. When voting proxies, Cliffwater follows procedures designed to identify and address material conflicts of interest that may arise between its interests and those of its clients. Accordingly, prior to voting any proxy, Cliffwater will determine whether a material conflict of interest exists. A conflict of interest will be considered material to the extent that it is determined that the conflict has the potential to influence Cliffwater’s decision making in voting the proxy. If Cliffwater determines that there is a material conflict of interest related to the proxy solicitation, Cliffwater will take appropriate action to resolve the conflict which may include abstaining from a particular vote.

Cliffwater will seek to act solely in the best interests of its clients when exercising its voting authority. Cliffwater determines whether and how to vote proxies on a case-by-case basis. In making such determination, Cliffwater: (i) will attempt to consider all aspects of the vote that could affect the value of the issuer or that of the relevant client, (ii) will vote in a manner that it believes is consistent with the relevant client’s stated objectives, (iii) generally will vote in accordance with the recommendation of the issuing company’s management on routine and administrative matters, unless Cliffwater has a particular reason to vote to the contrary, and (iv) may not vote at all to the extent the outcome of the vote or action does not have a material impact on the issuer or value of its securities.

Under Rule 204-2 under the Advisers Act, Cliffwater must retain: (i) its voting policies and procedures; (ii) corporate action and proxy statements received; (iii) records of votes cast; (iv) records of client requests for voting information; and (v) any documents prepared by Cliffwater that were material to making a decision on how to vote. Under the circumstances where Cliffwater votes a proxy, corporate action or consent solicited by an issuer of securities or an investment fund, Cliffwater will document and maintain its voting record.

Cliffwater’s General Counsel and Chief Compliance Officer must approve the engagement of any proxy advisory firm to assist in connection with voting client securities.

For private investment funds, Cliffwater may accept a seat on an advisory board or similar group for a fund in which one or more Cliffwater clients have invested. Cliffwater believes advisory board service benefits its clients by allowing Cliffwater greater insight into the fund and its strategies and that, in general, the interests of its clients as investors will be aligned with the interests of all investors in the fund. However, if the interests of Cliffwater’s clients were to diverge from the interests of each other, the Cliffwater representative will take appropriate action to resolve the conflict which may include abstaining from a particular vote. Please see section III.B.7. for further information regarding Cliffwater’s actions with respect to advisory boards.

A-1